                                                                    Exhibit 4.56



                                  $150,000,000


                              AMENDED AND RESTATED

                                CREDIT AGREEMENT


                           DATED AS OF APRIL 30, 2002

                                      AMONG

                        GRANITE BROADCASTING CORPORATION

                                   AS BORROWER


                                       AND

                            THE LENDERS PARTY HERETO

                                       AND

                       GOLDMAN SACHS CREDIT PARTNERS L.P.

                            AS ADMINISTRATIVE AGENT,

                              AS COLLATERAL AGENT,

                              AS SOLE LEAD ARRANGER


                                       AND


                               AS SOLE BOOKRUNNER

                  AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 30, 2002, among GRANITE BROADCASTING CORPORATION, a Delaware corporation (the "BORROWER"), the Lenders (as defined below), GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), as sole lead arranger and book runner (in such capacity, the "ARRANGER") and as Collateral Agent (as defined below).

                              W I T N E S S E T H:

                  WHEREAS, the Borrower and the lenders party thereto are parties to that certain Credit Agreement dated as of March 6, 2001 (as amended, the "EXISTING CREDIT AGREEMENT") among the Borrower, the lenders party thereto, GSCP, as administrative agent (in such capacity, the "EXISTING ADMINISTRATIVE AGENT"), as sole lead arranger and book runner and as Tranche B collateral agent (the "EXISTING TRANCHE B COLLATERAL AGENT") and Foothill Capital Corporation, as Tranche A collateral agent (the "EXISTING TRANCHE A COLLATERAL AGENT" and, together with the Existing Administrative Agent and the Existing Tranche B Collateral Agent, collectively, the "EXISTING AGENTS");

                  WHEREAS, (a) the Borrower, the Existing Agents, and the lenders party to the Existing Credit Agreement and GSCP (in such capacity, the "EXISTING LENDER") have concurrently herewith entered into the Master Assignment and Acceptance dated as of the date hereof (the "MASTER ASSIGNMENT AGREEMENT") pursuant to which the lenders party to the Existing Credit Agreement have assigned all their right, title and interest in, to and under the Existing Credit Agreement and such other documents and delegated all their respective obligations thereunder to the Existing Lender and the Existing Lender has accepted such assignment and assumed such obligations, and (b) the Existing Tranche A Collateral Agent, the Administrative Agent, the Collateral Agent (as defined below), and the Borrower have concurrently herewith entered into the Assignment and Release Agreement dated the date hereof (the "ASSIGNMENT AND RELEASE AGREEMENT") pursuant to which the Existing Tranche A Collateral Agent has resigned from its agent capacity under the Loan Documents (as defined in the Existing Credit Agreement) and each has assigned all of its respective rights, title and interest in, to and under the Existing Credit Agreement and the Loan Documents (as defined in the Existing Credit Agreement) and delegated all of its respective obligations thereunder to the Collateral Agent, and the Collateral Agent has accepted such assignment and delegation;

                  WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement to provide for certain amendments on the terms set forth in this Agreement, which Agreement shall become effective upon satisfaction of certain conditions precedent set forth herein;

                  WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligation and liabilities existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities, that this Agreement amends and restates in its entirety the Existing Credit Agreement, and that from and after the Effective Date the Existing Credit Agreement be of no further force or effect except as to evidence the incurrence of the obligations of the Borrower thereunder and the representations and warranties made thereunder;

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

SECTION 1.1 DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCOUNT DEBTOR" has the meaning given to it in the UCC.

                  "ADJUSTED BROADCAST CASH FLOW" means, with respect to any Person for any period, the sum of, in each case, for such period (i) EBITDA,
(ii) Consolidated Corporate Overhead and (iii) Other Expenses.

                  "ADMINISTRATIVE AGENT" has the meaning specified in the preamble to this Agreement.

                  "ADMINISTRATIVE AGENT'S ACCOUNT" means Bank: Citibank N.A., ABA:021000089, Account No. 40717188, Account Name: Goldman Sachs Credit Partners L.P., Ref: Granite, Notify: Sandra Stulberger.

                  "AFFILIATE" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person who is the beneficial owner of 5% or more of any class of Voting Stock of such Person. For the purposes of this definition, "CONTROL" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AGENT'S SERVICING FEE" means the fee described under such heading in the Fee Letter.

                  "AGENTS" means, collectively, the Administrative Agent, the Collateral Agent and the Arranger, and each, an "AGENT".

                  "AGREEMENT" means this Credit Agreement.

                  "ALTERNATE RATE" means, (a) with respect to Obligations related to Tranche A Loans, the greater of (i) the Base Rate plus 1.75% per annum or (ii) 6.50% per annum, (b) with respect to Obligations related to Tranche B-1 Loans, the greater of (i) the Base Rate plus 6.25% per annum or (ii) 11.00% per annum, (c) with respect to Obligations related to Tranche B-2 Loans, the rate or rates set forth in any Tranche B-2 Supplement and (d) with respect to Obligations related to Tranche C Supplemental Term Loans, the rate or rates set forth in any Tranche C Supplement.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender, its Domestic Lending Office in the case of an Alternate Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

                  "APPROVED FUND" means any Fund that is advised or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

                  "APPROVED SECURITIES INTERMEDIARY" means a Securities Intermediary selected or approved by the Collateral Agent and with respect to which the Borrower or a Subsidiary thereof has delivered to the Collateral Agent an executed Control Account Letter.

                  "ARRANGER" has the meaning specified in the preamble to this Agreement.

                  "ASSET SALE" has the meaning specified in SECTION 8.4.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of EXHIBIT A.

                  "ASSIGNMENT AND RELEASE AGREEMENT" has the meaning specified in the recitals to this Agreement.

                  "BASE RATE" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "BLOCKED ACCOUNT" means a deposit account maintained by any Loan Party with a Blocked Account Bank which account is the subject of an effective Blocked Account Letter, and includes all monies on deposit therein and all certificates and instruments, if any, representing or evidencing such Blocked Account.

                  "BLOCKED ACCOUNT BANK" means a financial institution selected or approved by the Collateral Agent and with respect to which a Loan Party has delivered to the Collateral Agent an executed Blocked Account Letter.

                  "BLOCKED ACCOUNT LETTER" means a letter agreement, substantially in the form of EXHIBIT H hereto (with such changes as may be agreed to by the Collateral Agent), executed by the Loan Party and the Collateral Agent and acknowledged and agreed to by the relevant Blocked Account Bank.

                  "BORROWER" has the meaning specified in the preamble to this Agreement.

                  "BORROWING" means a Tranche A Borrowing, Tranche B-1 Borrowing, a Tranche B-2 Borrowing or Tranche C Borrowing.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

                  "CABLE CARRIAGE AGREEMENTS" means (i) the DTV Spectrum Space Agreement, dated July 6, 2000, between Geocast Network Systems, Inc., the Borrower, KNTV-DT and KBWB-DT and (ii) the WeB Affiliation Agreement, dated June 30,1999, between WPTA-TV and Comcast Programming, a division of Comcast Corporation and each other agreement pursuant to which the Borrower or any Subsidiary thereof grants to another Person the right to receive and retransmit such Loan Party's broadcast signal.

                  "CAPITAL EXPENDITURES" means, with respect to any Person for any period, the sum of (i) the aggregate of all cash expenditures (including that portion of Capital Leases which is capitalized on the consolidated balance sheet of such Person and its Subsidiaries) by such Person and its Subsidiaries during that period that, in conformity with GAAP, are included in "ADDITIONS TO PROPERTY, PLANT OR EQUIPMENT" or comparable items reflected in the consolidated statement of cash flows of such Person and its Subsidiaries, PLUS to the extent not covered by CLAUSE (i) of this definition, (ii) the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire (by purchase or otherwise) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person other than such Person or any of its Subsidiaries and (iii) any cash expenses that would be capitalized that are not Operating Expenses.

                  "CAPITAL LEASE" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

                  "CAPITAL LEASE OBLIGATIONS" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis.

                  "CASH BALANCE" means all cash and Cash Equivalents of the Borrower and its Subsidiaries.

                  "CASH BALANCE TESTING DATE" means the twenty-fifth day of each month, or if such day is not a Business Day, the Business Day immediately prior thereto.

                  "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within 180 days after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's;

(iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within 180 days after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that
(a) is at least "ADEQUATELY CAPITALIZED" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "CASH INTEREST EXPENSE" means with respect to any Person for any period, Consolidated Interest Expense for such period excluding (i) interest expense not payable in cash (including amortization of original issue discount and deferred financing costs) during such period and (ii) any non-cash interest component of Capital Leases during such period, all as determined on a consolidated basis for such Person and its Subsidiaries.

                  "CHANGE OF CONTROL" means the occurrence of any of the following: (a) any Person or any two or more Persons, other than one or more Permitted Holders, acting in concert and constituting a "GROUP" (a "GROUP") for purposes of Section 13(d) of the Exchange Act, together with any Affiliates of any such Person, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Stock of the Borrower (or other Stock convertible into such Securities) representing over 49% of the Voting Stock of the Borrower or (b) any such Person or Group succeeds in having sufficient of its nominees elected to the Board of Directors of the Borrower such that such nominees, when added to any existing director remaining on the Board of Directors after such election who is an Affiliate of such Person or Group, will constitute a majority of the Board of Directors of the Borrower.

                  "CODE" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

                  "COLLATERAL" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any of the Collateral Documents.

                  "COLLATERAL AGENT" means GSCP, in its capacity as collateral agent for the Secured Parties.

                  "COLLATERAL DOCUMENTS" means the Pledge and Security Agreements, the Mortgage Documents and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.

                  "COMMITMENT" means, with respect to any Lender, such Lender's Tranche A Commitment, if any, Tranche B-1 Commitment, if any, Tranche B-2 Commitment, if any, and

Tranche C Commitment, if any, and "COMMITMENTS" means the aggregate Tranche A Commitments, Tranche B Commitments and Tranche C Commitments, if any, of all Lenders.

                  "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended, or any successor statute or statutes thereto, and all rules, regulations, written policies, orders and decisions of the FCC thereunder, in each case as from time to time in effect.

                  "COMMUNICATIONS REGULATORY AUTHORITY" means any communications regulatory commission, agency, department, board or authority (including, without limitation, the FCC).

                  "COMPLIANCE CERTIFICATE" has the meaning specified in SECTION 6.1(d).

                  "CONCENTRATION ACCOUNT" means the account of the Borrower maintained with Deutsche Bank AG, New York (Account No. 00228523) or other financial institution into which all funds in all deposit accounts of the Loan Parties are transferred at the end of each Business Day and which is subject to a Blocked Account Letter.

                  "CONSOLIDATED CORPORATE OVERHEAD" means, with respect to any Person for any period, that portion of overhead expense, including salaries, legal, audit, accounting and insurance expense, of such Person and its Subsidiaries that is not directly allocable to the operation of the broadcast systems and other operating assets of such Person and its Subsidiaries during such period.

                  "CONSOLIDATED CURRENT ASSETS" means, with respect to any Person, as at any date of determination, the total consolidated current assets of such Person and its Subsidiaries at such date.

                  "CONSOLIDATED CURRENT LIABILITIES" means, with respect to any Person, as at any date of determination, the total consolidated liabilities of such Person and its Subsidiaries that may properly be classified as current liabilities on a consolidated balance sheet of such Person and its Subsidiaries, excluding all Obligations (other than Cash Interest Expense payable hereunder and the Agent's Servicing Fee), trade or barter accounts payable and other non-cash liabilities.

                  "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, total interest expense (including that portion attributable to Capital Leases and capitalized interest) of such Person and its Subsidiaries during such period on a consolidated basis with respect to all outstanding Indebtedness of such Person and its Subsidiaries, and including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedging Contracts, but excluding, however, any amounts payable to the Administrative Agent and Lenders on or before the Effective Date.

                  "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis; PROVIDED, HOWEVER, that (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person in accordance with

GAAP) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary thereof, (b) the net income of any Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c)(i) the net income (or loss) of any Person acquired in a pooling of interest transaction for any period prior to the date of such acquisition and (ii) any net gain or non-cash loss resulting from an Asset Sale by such Person or any of its Subsidiaries other than in the ordinary course of business shall be excluded and
(d)(i)extraordinary gains and losses and (ii) any one-time increase or decrease to net income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

                  "CONSTITUENT DOCUMENTS" means, with respect to any Person, (a) the articles/certificate of incorporation (or the equivalent organizational documents) of such Person, (b) the by-laws (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Stock.

                  "CONTAMINANT" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

                  "CONTRACTUAL OBLIGATION" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

                  "CONTROL ACCOUNT" means a Securities Account maintained by any Loan Party with an Approved Securities Intermediary which account is the subject of an effective Control Account Letter, and includes all Financial Assets (as defined in the UCC) held therein and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

                  "CONTROL ACCOUNT LETTER" means a letter agreement, substantially in the form of EXHIBIT I hereto (with such changes as may be agreed to by the Collateral Agent), executed by a Loan Party and the Collateral Agent and acknowledged and agreed to by the relevant Approved Securities Intermediary.

                  "CUSTOMARY PERMITTED LIENS" means, with respect to any Person, any of the following Liens:

                  (a) Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (c) deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

                  (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property which do not materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

                  (e) encumbrances arising under leases or subleases of real property which do not in the aggregate materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

                  (f) financing statements of a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business; and

                  (g) customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the UCC (or the equivalent thereof in any foreign jurisdiction) of banks or other financial institutions where Borrower or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business.

                  "DEBT ISSUANCE" means the incurrence of Indebtedness of the type specified in CLAUSE (a) and (b) of the definition of "INDEBTEDNESS" by the Borrower or any of its Subsidiaries.

                  "DEFAULT" means any event that with the passing of time or the giving of notice or both would become an Event of Default.

                  "DOLLARS" and the sign "$" each mean the lawful money of the United States of America.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "DOMESTIC LENDING OFFICE" opposite its name on SCHEDULE II or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "EBITDA" means, with respect to any Person for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income; (iv) total depreciation expense, (v) total amortization expense (including, without duplication, Programming Amortization Expense) and
(vi) other non-cash items reducing Consolidated Net Income LESS actual Programming Cash Payments, all of the foregoing as determined on a consolidated basis for any Person and its Subsidiaries.

                  "EFFECTIVE DATE" means "EFFECTIVE DATE" as defined in SECTION 3.1.

                  "8-7/8% SUBORDINATED NOTE DOCUMENTS" means the 8-7/8% Subordinated Note Indenture and the other documents pursuant to which the 8-7/8% Subordinated Notes were issued.

                  "8-7/8% SUBORDINATED NOTE INDENTURE" means the Senior Subordinated Note Indenture dated as of May 11, 1998 between the Borrower and The Bank of New York, as trustee.

                  "8-7/8% SUBORDINATED NOTES" means the 8-7/8% Senior Subordinated Notes due May 15, 2008 issued by the Borrower.

                  "ELIGIBLE ASSIGNEE" means (a) a Lender or any Affiliate or Approved Fund of such Lender; (b) a commercial bank having total assets in excess of $5,000,000,000; (c) a finance company, insurance company, other financial institution or fund reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having a net worth in excess of $250,000,000 or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or fund, acceptable to the Administrative Agent in its sole discretion; or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof that has a net worth, determined in accordance with GAAP, in excess of $250,000,000.

                  "ENVIRONMENTAL LAWS" means all applicable Requirements of Law now or hereafter in effect, as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.
Section 9601 ET SEQ.); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 180 ET SEQ.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 ET SEQ.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 ET SEQ.); the Toxic Substance Control Act, as amended (42 U.S.C. Section 7401 ET SEQ.); the Clean Air Act, as amended (42 U.S.C. Section 740 ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 ET SEQ.); the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f ET SEQ.); and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann.
Section 13:1K-6 ET SEQ.).

                  "ENVIRONMENTAL LIABILITIES AND COSTS" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, which relate to any environmental, health or safety condition or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

                  "ENVIRONMENTAL LIEN" means any Lien in favor of any Person or Governmental Authority for Environmental Liabilities and Costs.

                  "EQUITY ISSUANCE" means the issue or sale of any Stock of the Borrower or any of its Subsidiaries by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any of such Subsidiaries and other than directors qualifying shares, pro rata issuances to minority shareholders and sales of stock pursuant to the exercise of stock options or warrants pursuant to Company director and employee plans or employee purchase plans.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414 (b), (c),
(m) or (o) of the Code.

                  "ERISA EVENT" means (a) a reportable event described in
Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a Title IV Plan or a Multiemployer Plan; (b) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (d) notice of reorganization or insolvency of a Multiemployer Plan; (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan; (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate; or (i) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

                  "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

                  "EURODOLLAR BASE RATE" means, with respect to any Interest Period for any Eurodollar Rate Loan, (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by GSCP to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the first day of each Interest Period, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by GSCP to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the first day of such Interest Period, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market as determined by GSCP for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of GSCP, in its capacity as a Lender, for which the Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) two Business Days prior to the first day of each Interest Period.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "EURODOLLAR LENDING OFFICE" opposite its name on SCHEDULE II or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

                  "EURODOLLAR RATE" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b) a percentage equal to 100% MINUS the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

                  "EURODOLLAR RATE LOAN" means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

                  "EVENT OF DEFAULT" has the meaning specified in SECTION 9.1.

                  "EXCHANGEABLE PREFERRED STOCK" means the Borrower's 12-3/4% Cumulative Exchangeable Preferred Stock, par value $.01 per share, issued by the Borrower pursuant to its Third Amended and Restated Certificate of Incorporation.

                  "EXISTING ADMINISTRATIVE AGENT" has the meaning specified in the recitals to this Agreement.

                  "EXISTING AGENTS" has the meaning specified in the recitals to this Agreement.

                  "EXISTING CREDIT AGREEMENT" has the meaning specified in the recitals to this Agreement.

                  "EXISTING LENDER" has the meaning specified in the recitals to this Agreement.

                  "EXISTING SUBORDINATED NOTE DOCUMENTS" means the 10-3/8% Subordinated Note Documents, the 9-3/8% Subordinated Note Documents and the 8-7/8% Subordinated Note Documents.

                  "EXISTING SUBORDINATED NOTE INDENTURES" means the 10-3/8% Subordinated Note Indenture, the 9-3/8% Subordinated Note Indenture and the 8-7/8% Subordinated Note Indenture.

                  "EXISTING SUBORDINATED NOTES" means, collectively, the 10-3/8% Subordinated Notes, the 9-3/8% Subordinated Notes and the 8-7/8% Subordinated Notes.

                  "EXPOSURE" means, with respect to any Lender as of any date of determination, the sum of the Tranche A Exposure, the Tranche B Exposure and the Tranche C Exposure of such Lender.

                  "FACILITIES" means, collectively, (a) the Tranche A Loan Facility, (b) the Tranche B-1 Loan Facility, (c) the Tranche B-2 Loan Facility, if any, and (d) the Tranche C Supplemental Term Loan Facility, if any.

                  "FAIR MARKET VALUE" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Board of Directors of the applicable Borrower, or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal, and (b) with respect to any marketable Security at any date, the closing sale price of such Security one Business Day prior to such date, as appearing in any published list of any national securities exchange or the Nasdaq Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such business day by a financial institution of recognized standing which regularly deals in securities of such type selected by the Administrative Agent.

                  "FCC" means the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

                  "FCC LICENSES" has the meaning specified in SECTION 4.22.

                  "FEDERAL FUNDS RATE" means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED, HOWEVER, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

                  "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System, or any successor thereto.

                  "FEE LETTER" means the letter dated as of April 30, 2002 addressed to the Borrower from GSCP and accepted by the Borrower on April 30, 2002, with respect to certain fees to be paid from time to time.

                  "FINANCIAL STATEMENTS" means the financial statements of the Borrower and its Subsidiaries delivered in accordance with SECTIONS 4.4 and 6.1.

                  "FISCAL QUARTER" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

                  "FISCAL YEAR" means the twelve month period ending on December 31.

                  "FUND" means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "FUNDING DATE" means the date of funding of any Loan.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GROSS REVENUES" means, with respect to any Person for any period, all revenues of such Person and its Subsidiaries on a consolidated basis for such period.

                  "GSCP" has the meaning specified in the preamble to this Agreement.

                  "GUARANTY" means the amended and restated guaranty, in substantially the form of EXHIBIT F, executed by each Subsidiary of the Borrower.

                  "GUARANTY OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof including, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise)
(i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of clause (b) of this definition the primary purpose or intent thereof is to provide the assurance described above. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

                  "HEDGING CONTRACTS" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

                  "INACTIVE SUBSIDIARY" means Granite Response Television Inc.

                  "INDEBTEDNESS" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or which bear interest, (c) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than the payments to WB pursuant to the applicable Network Affiliation Agreement (but not any payments pursuant to any other Network Affiliation Agreement or any Cable Carriage Agreement), and other than trade payables incurred in the ordinary course of business which have not been unpaid for more than 120 days from the due date therefor, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value prior to January 1, 2005 any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "INDEMNIFIED PARTY" has the meaning specified in SECTION 11.5.

                  "INTEREST PERIOD" means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Interest Period Election given to the Administrative Agent pursuant to SECTION 2.2 or 2.12, and (b) thereafter, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by such Borrower in its Notice of Interest Period Election given to the Administrative Agent pursuant to SECTION 2.12 or ending one month thereafter if no Notice of Interest Period Election has been given to the Administrative Agent pursuant to SECTION 2.12; PROVIDED, HOWEVER, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

                      (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the immediately following Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                      (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                      (iii) the Borrower may not select any Interest Period that ends after the Maturity Date;

                      (iv) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $5,000,000; and

                      (v) there shall be outstanding at any one time no more than ten (10) Interest Periods in the aggregate.

                  "INTEREST RATE CONTRACTS" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

                  "INTERNATIONAL FALLS ACQUISITION" means the acquisition by the Borrower or one of its Subsidiaries, of all of the outstanding shares of Channel 11 License, Inc. (the "TARGET") not currently held by the Borrower or a Subsidiary thereof, pursuant to the terms of the Settlement and Merger Agreement, dated as of August 19, 1999 by and between KBJR License, Inc., and Fant Broadcasting Company of Minnesota, Inc., as in effect on the date hereof; PROVIDED, HOWEVER, that;

                  (a) the Administrative Agent shall receive at least 10 days' prior written notice of such proposed acquisition;

                  (b) the sum of all amounts payable in connection with the International Falls Acquisition (including all transaction costs and all Indebtedness, liabilities and Guaranty Obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of the Borrower and Target) shall not exceed $225,000;

                  (c) at or prior to the closing of the International Falls Acquisition, the Borrower (or the Subsidiary making such acquisition) and the Target shall have executed such documents and taken such actions as may be required under SECTION 7.14;

                  (d) on or prior to the date of such acquisition, the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, copies of all closing documents and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by the Administrative Agent;

                  (e) all FCC Licenses with respect to any radio or television broadcast station to be acquired in connection with such acquisition shall be in full force and effect; and

                  (f) at the time of such acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and all representations and warranties contained in ARTICLE IV and in the other Loan Documents shall be true and correct in all material respects.

                  "INVESTMENT" means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person,
(c) any loan, advance (other than endorsements for collection or deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness of any other Person to that Person arising from a sale of property by that Person other than in the ordinary course of its business, and (d) any Guaranty Obligation incurred by that Person in respect of Indebtedness of any other Person. The amount of any Investment shall be the original cost of such Investment PLUS the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment LESS any reductions by way of cash repayments of principal or cash returns of capital (at the time of such repayment or return).

                  "IRS" means the Internal Revenue Service of the United States or any successor thereto.

                  "KBWB" means KBWB, Inc., a Delaware corporation, and a wholly-owned Subsidiary of the Borrower, each Subsidiary thereof and each License Co. (including KBWB License, Inc.) which holds a FCC License (including the FCC License for station KBWB) relating to any assets owned by KBWB, Inc. or any of its Subsidiaries.

                  "KNTV" has the meaning specified in SECTION 3.1(i).

                  "KNTV ACQUISITION AGREEMENT" has the meaning specified in
SECTION 3.1(i).

                  "LANDLORD CONSENT LETTER" means an executed consent, given by the applicable landlord, to the mortgaging of the leasehold interest in the applicable demised premises pursuant to the Mortgage Documents and otherwise containing such terms as required in this Agreement.

                  "LEASES" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

                  "LENDER" means each financial institution or other entity that
(a) is listed on the signature pages hereof as a "LENDER", (b) is listed on the signature pages of the Tranche B-2 Supplement, if any, as a "Lender", (c) is listed on the signature pages of the Tranche C Supplement, if any, as a "LENDER" or (d) from time to time becomes a party hereto by execution of an Assignment and Acceptance.

                   "LICENSE CO." means any wholly-owned direct or indirect Subsidiary of the Borrower established solely for the purpose of holding the FCC Licenses now or hereafter acquired or owned by the Borrower or any of its Subsidiaries, including, without limitation, any of KBWB License, Inc., WPTA-TV License, Inc., KBJR License, Inc., WTVH License, Inc., KSEE License, Inc., WKBW-TV License, Inc., WXON License, Inc., WEEK-TV License, Inc., Channel 11 License, Inc. and "LICENSE COS." means all such Subsidiaries collectively.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

                  "LMA" means any time brokerage, local marketing or similar arrangement pursuant to which the Borrower or any of its Subsidiaries agrees to provide television or radio management services, television or radio programming, or assets related to the provision of television or radio broadcasting to the licensee of a television or radio broadcast station or to sell commercial advertising to occupy the airtime of such broadcast station.

                  "LOAN" means any Tranche A Loan, Tranche B-1 Loan, Tranche B-2 Loan or Tranche C Supplemental Term Loan made by any Lender pursuant to this Agreement.

                  "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes (if any), the Guaranty, the Fee Letter, the Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to any Agent or any Lender in connection with or pursuant to any of the foregoing.

                  "LOAN PARTY" means each of the Borrower, each Subsidiary Guarantor and each other Subsidiary of the Borrower that executes and delivers a Loan Document.

                  "MARGIN" means, during any Interest Period, (a) with respect to Tranche A Loans, a rate that is equal to the greater of (i) 4.50% per annum or (ii) 6.50% per annum LESS the Eurodollar Rate (for such Interest Period), (b) with respect to Tranche B-1 Loans, a rate that is equal to the greater of (i) 9.00% per annum or (ii) 11.00% per annum less the Eurodollar Rate (for such Interest Period), (c) with respect to Tranche B-2 Loans, the rates set forth in any Tranche B-2 Supplement and (d) with respect to Tranche C Supplemental Term Loans, the rates set forth in any Tranche C Supplement.

                  "MASTER ASSIGNMENT AGREEMENT" has the meaning specified in the Recitals to this Agreement.

                  "MATERIAL ADVERSE CHANGE" means a material adverse change in any of (a) the condition (financial or otherwise), business, assets, liabilities, performance, prospects, operations or properties of the Borrower, the Tranche A Loan Parties, taken as a whole, the Tranche B Loan Parties, taken as a whole, or the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower to repay the Obligations or of the Subsidiary Guarantors, taken as a whole, to perform their obligations under the Loan Documents, or (c) the rights and remedies of any of the Agents or the Lenders under the Loan Documents.

                  "MATERIAL ADVERSE EFFECT" means an effect that results in or causes, or has a reasonable likelihood of resulting in or causing, a Material Adverse Change.

                  "MATERIAL CONTRACT" means all Leases with respect to tower and antenna sites, all Network Affiliation Agreements, all joint sales agreements and the Settlement and Merger Agreement, dated as of August 19, 1999 by and between KBJR License, Inc., and Fant Broadcasting Company of Minnesota, Inc.

                  "MATURITY DATE" means April 15, 2004.

                  "MAXIMUM REMAINING BORROWING LIMIT" means $10,000,000, calculated as set forth in a certificate delivered by the chief financial officer of the Borrower to GSCP on or before the Effective Date.

                  "MORTGAGE DOCUMENTS" means the mortgages, deeds of trust, other real estate security documents and each amendment thereto or assignment thereof including, without limitation, those certain amendments dated the date hereof, made or required herein to be made by any Loan Party.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

                  "NET CASH PROCEEDS" means proceeds received by any Loan Party after the Effective Date in cash or Cash Equivalents from any (a) Asset Sale, other than an Asset Sale permitted under CLAUSES (a) through (d) of SECTION 8.4, net of (i) the reasonable cash costs of sale, assignment or other disposition,
(ii) taxes paid or payable as a result thereof, (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale and (iv) amounts required to be provided by Borrower or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with any such Asset Sale permitted hereunder; PROVIDED, HOWEVER, that the amount of such reserve MINUS the amounts paid by the Borrower and its Subsidiaries to satisfy the liabilities reserved against thereunder (to the extent a positive amount) shall constitute Net Proceeds hereunder at the time such reserve is no longer required in accordance with GAAP; PROVIDED FURTHER, HOWEVER, that the evidence of each of (i), (ii), (iii) and (iv) are provided to the Administrative Agent in form and substance reasonably satisfactory to it; (b) Property Loss Event or (c) (i) Equity Issuance (other than (x) any such issuance of common Stock of the Borrower occurring in the ordinary course of business to any director, member of the management or employee of the Borrower or its Subsidiaries or (y) any such issuance of common Stock of the Borrower the proceeds of which are used within ninety days to prepay Existing Subordinated Notes or to make Investments permitted pursuant to
SECTION 8.3 other than SECTION 8.3(f)), or (ii) Debt Issuance (other than any Debt Issuance permitted under SECTION 8.1), in each case net of brokers' and advisors' fees and other costs incurred in connection with such transaction; PROVIDED, HOWEVER, that in the case of this clause (c) evidence of such costs is provided to the Administrative Agent in form and substance satisfactory to it.

                  "NET REVENUES" means, with respect to any Person for any period, consolidated Gross Revenues LESS any agency's sales commission or discount, national sales representatives' fees and any other direct charges to Gross Revenues.

                  "NETWORK AFFILIATION AGREEMENTS" means, collectively, the affiliation agreements between the Borrower or any Subsidiary of the Borrower and any of the Networks, as the case may be, listed in SCHEDULE 4.25 as any such agreement may be amended, supplemented or otherwise modified as permitted by the terms of this Agreement and including any replacement agreement.

                  "NETWORKS" means one or more of NBC, American Broadcasting Company, CBS, Inc., WB Television Network, Fox Broadcasting Company, or United Paramount Network or an Affiliate thereof, as the context requires.

                  "9-3/8% SUBORDINATED NOTE DOCUMENTS" means the 9-3/8% Subordinated Note Indenture and other documents pursuant to which the 9-3/8% Subordinated Notes were issued.

                  "9-3/8% SUBORDINATED NOTE INDENTURE" means the indenture dated as of February 22, 1996 between the Borrower and The Bank of New York, as trustee.

                  "9-3/8% SUBORDINATED NOTES" means the 9-3/8% Series A Senior Subordinated Notes due December 1, 2005 issued by the Borrower and the 9-3/8% Senior Subordinated Notes due December 1, 2005 issued by the Borrower.

                  "NON-MATERIAL LEASEHOLDS" means leaseholds which relate to (i) the Borrower's head office in New York City and (ii) office space and other sites which are not material to the operations of any television station owned or operated by the Borrower or any of its Subsidiaries.

                  "NON-U.S. LENDER" means each Lender or Administrative Agent that is not a United States person as defined in Section 7701(a)(30) of the Code.

                  "NOTE" means a promissory note of the Borrower payable to the order of any Lender in a principal amount equal to the amount of such Lender's Tranche A Loan, Tranche B-1 Loan, Tranche B-2 Loan or Tranche C Supplemental Term Loan, as the case may be, evidencing the Indebtedness of such Borrower to such Lender resulting from such Loan owing to such Lender.

                  "NOTICE OF BORROWING" has the meaning specified in SECTION 2.2(a).

                  "NOTICE OF INTEREST PERIOD ELECTION" has the meaning specified in SECTION 2.12(a).

                  "OBLIGATIONS" means the Loans and all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, the Collateral Agent, the Arranger, any Lender, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement, any other Loan Document, any Hedging Contract, any agreement for cash management services entered into in connection with this Agreement or any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, and includes all letter of credit, cash management and other fees, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any Obligation, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to the Borrower under this Agreement, any other Loan Document, any Hedging Contract or any agreement for cash management services entered into in connection with this Agreement or any other Loan Document.

                  "OPERATING EXPENSES" has the meaning given to "TOTAL EXPENSES" in the Projections.

                  "OTHER EXPENSES" means, with respect to any Person for any period, all cash expenses other than income tax expense, interest expense, operating expense and Consolidated Corporate Overhead, in each case, for such period.

                  "OTHER TAXES" has the meaning specified in SECTION 2.15(b).

                  "OWNERSHIP REPORTS" means, with respect to any broadcast radio or television station owned by the Borrower or any of its Subsidiaries, the reports and certifications filed with the FCC pursuant to 47 C.F.R. Section 73.3615, or any comparable reports filed pursuant to any successor regulation thereto.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PERMIT" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

                  "PERMITTED HOLDERS" means (i) W. Don Cornwell and Stuart J. Beck, (ii) the members of the immediate family of either of them, (iii) any trust created for the benefit of the Persons described in clauses (i) or (ii) or any of their estates or (iv) any entity that is controlled by any Person described in clauses (i), (ii) or (iii).

                  "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

                  "PLEDGE AND SECURITY AGREEMENTS" means, collectively, the Tranche A Pledge and Security Agreement and the Tranche B Pledge and Security Agreement.

                  "PLEDGED NOTES" means all right, title and interest of any Loan Party in the Instruments (as defined in the Pledge and Security Agreements) evidencing all Indebtedness owed to such Loan Party, including all Indebtedness described on SCHEDULE 2 to the applicable Pledge and Security Agreement, issued by the obligors named therein, and all interest, cash, Instruments and other property or Proceeds (as defined in the Pledge and Security Agreements) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

                  "PLEDGED STOCK" means the shares of capital stock owned by each Loan Party, including all shares of capital stock listed on SCHEDULE 2 to the applicable Pledge and Security Agreement.

                  "PREPAYMENT PREMIUM" means (a) with respect to prepayments (optional or mandatory) of the Tranche A Loans made on or prior to October 31, 2003 (excluding any prepayments made on the Effective Date), an amount equal to 1.00% of the principal amount of the Tranche A Loans prepaid, (b) with respect to prepayments (optional or mandatory) of the Tranche B-1 Loans (excluding any prepayments made on the Effective Date and subject to the Tranche B Collateral Letter Agreement (as defined below)), a percentage of the principal amount of Tranche B-1 Loans being prepaid, such percentage equal to the percentage set forth below for the period during which such prepayment is made:


                 ------------------------------------------ ------------------------
                             PERIOD FROM                      PREMIUM PERCENTAGE
                            EFFECTIVE DATE                            (%)
                 ------------------------------------------ ------------------------
                 Effective Date through October 31, 2002             6.00%
                 ------------------------------------------ ------------------------
                 November 1, 2002 through April 30, 2003             5.00
                 ------------------------------------------ ------------------------
                 May 1, 2003 through July 31, 2003                   4.00
                 ------------------------------------------ ------------------------
                 August 1, 2003 through October 31, 2003             1.00
                 ------------------------------------------ ------------------------
                 November 1, 2003 and thereafter                        0
                 ------------------------------------------ ------------------------

(c) with respect to prepayments (optional or mandatory) of the Tranche B-2 Loans, the amount (if any) set forth in the Tranche B-2 Supplement and (d) with respect to prepayments (optional or mandatory) of the Tranche C Supplemental Term Loans, the amount (if any) set forth in the Tranche C Supplement.

                  Notwithstanding anything in the foregoing to the contrary, the Prepayment Premium with respect to the Tranche B Loans may be reduced to 1.00% during the five-month period following the Effective Date in accordance with the terms of that certain letter agreement, dated the hereof, by and among the Borrower and GSCP, as Administrative Agent, Collateral Agent and the Tranche B Lenders (the "TRANCHE B COLLATERAL LETTER AGREEMENT").

                  "PRIME RATE" means the rate of interest per annum that JPMorgan Chase announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. GSCP or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "PROCEEDS" has the meaning given to it in the UCC.

                  "PRO FORMA BALANCE SHEET" has the meaning specified in SECTION 4.4(d).

                  "PROGRAM" means any radio or television series or other program produced or distributed for radio or television release (including any syndicated series or other program regardless of its medium of initial exploitation), in each case whether recorded on film, videotape, audiotape, cassette, cartridge, disc or by any other means, method, process or device, whether now known or hereafter developed.

                  "PROGRAM CONTRACTS" means all contracts for radio, television, film, programs, music and related audio rights and syndicated series exhibition rights acquired under license agreements.

                  "PROGRAM RIGHTS" means any right whether arising under Program Contracts or otherwise, to sell, distribute, subdistribute, exhibit, lease, sublease, license, sublicense or otherwise exploit Programs.

                  "PROGRAMMING AMORTIZATION EXPENSE" means, as at any date of determination, total amortization expense of any Person and its Subsidiaries for the period which is directly attributable to Programs, Program Rights or Program Contracts, determined on a consolidated basis.

                  "PROGRAMMING CASH PAYMENTS" means, as at any date of determination, the aggregate cash payments actually made by any Person and its Subsidiaries for the period in respect of Programming Obligations, determined on a consolidated basis in conformity with GAAP.

                  "PROGRAMMING OBLIGATIONS" means at any date of determination, all direct or indirect liabilities, contingent or otherwise, with respect to Program Contracts, Programs or Program Rights of any Person whether or not reflected on the consolidated balance sheet of such Person prepared in conformity with GAAP.

                  "PROJECTIONS" means those financial projections dated (i) April 1, 2002 covering the fiscal years ending in 2001 through 2004, inclusive,
(ii) April 1, 2002 covering each fiscal quarter in the fiscal years ending in 2001 through 2004, inclusive, and (iii) the funding analysis dated April 24, 2002, in each case as delivered by the Borrower to the Administrative Agent.

                  "PROPERTY LOSS EVENT" means any loss of or damage to property of any Loan Party that results in the receipt by such Person of proceeds of insurance (other than proceeds of business interruption insurance) in excess of $1,000,000 or any taking of property of any Loan Party that results in the receipt by such Person of a compensation payment in respect thereof in excess of $1,000,000.

                  "RATABLE PORTION" or "RATABLY" means, with respect to any Lender, on any date of determination, (a) with respect to the Tranche A Loan Facility, the percentage obtained by dividing (i) such Lender's Tranche A Exposure by (ii) the aggregate Tranche A Exposure of all Lenders, (b) with respect to the Tranche B Loan Facility, the percentage obtained by dividing (i) the Tranche B Exposure of such Lender by (ii) the aggregate Tranche B Exposure of all Lenders, (c) with respect to the Tranche C Supplemental Term Loan Facility, the percentage obtained by dividing (i) the Tranche C Exposure of such Lender by (ii) the aggregate Tranche C Exposure of all Lenders and (c) with respect to the Facilities, the percentage obtained by dividing (i) Lender's Exposure by (ii) the aggregate Exposure of all Lenders.

                  "REGISTER" has the meaning specified in SECTION 11.2(c).

                  "REINVESTMENT DEFERRED AMOUNT" means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith which are not initially applied to prepay the Loans pursuant to SECTION 7.6 as a result of the delivery of a Reinvestment Notice.

                  "REINVESTMENT EVENT" means any Property Loss Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "REINVESTMENT NOTICE" means a written notice executed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing and that the Borrower or the applicable Subsidiary (directly or indirectly through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of a Property Loss Event to acquire replacement assets useful in the Borrower's or the applicable Subsidiary's businesses or effect repairs.

                  "REINVESTMENT PREPAYMENT AMOUNT" means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended or required to be expended pursuant to a Contractual Obligation entered into prior to the relevant Reinvestment Prepayment Date to acquire replacement assets useful in the Borrower's or the applicable Subsidiary's businesses or to effect repairs.

                  "REINVESTMENT PREPAYMENT DATE" means, with respect to any Reinvestment Event, the earlier of (i) the date occurring 180 days after such Reinvestment Event and (ii) the date five Business Days after the date on which the Borrower shall have notified the Administrative Agent of a Borrower's determination not to acquire replacement assets useful in such Borrower's or a Subsidiary's business or effect repairs (or failure to diligently pursue such repairs) with all or any portion of the relevant Reinvestment Deferred Amount.

                  "RELATED OBLIGATIONS" has the meaning specified in SECTION
10.8.

                  "RELEASE" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

                  "REMEDIAL ACTION" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "REQUIREMENT OF LAW" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "REQUISITE LENDERS" means, Lenders having at least fifty-one percent (51%) of the Exposure.

                  "REQUISITE TRANCHE A LENDERS" means Tranche A Lenders having at least fifty-one percent (51%) of the Tranche A Exposure.

                  "REQUISITE TRANCHE B LENDERS" means Tranche B Lenders having at least fifty-one percent (51%) of the Tranche B Exposure.

                  "REQUISITE TRANCHE C LENDERS" means Tranche C Lenders having at least fifty-one percent (51%) of the Tranche C Exposure, if any.

                  "RESPONSIBLE OFFICER" means, with respect to any Person, any of the principal executive officers of such Person, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

                  "RESTRICTED PAYMENT" means (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to the Borrower and/or one or more Subsidiary Guarantors, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding other than one payable solely to the Borrower and/or one or more Subsidiary Guarantors, (c) any prepayment of any amounts due under any Network Affiliation Agreement by the Borrower or any of its Subsidiaries or (d) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Security) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of the Borrower or any of its Subsidiaries or any other Loan Party.

                  "SECURED OBLIGATIONS" means, in the case of the Borrower, the Obligations, and, in the case of any other Loan Party, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.

                  "SECURED PARTIES" means the Lenders, the Arranger, the Administrative Agent, the Collateral Agent and any other holder of any of the Obligations.

                  "SECURITIES ACCOUNT" has the meaning given to it in the UCC.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended (or any successor legislation thereto), as amended from time to time.

                  "SECURITIES INTERMEDIARY" has the meaning given to it in the UCC.

                  "SECURITY" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

                  "SOLVENT" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities become absolute and mature taking into account the timing and the amounts of cash to be received by such Person or its Subsidiaries from any source and the timing of and amounts of cash to be payable in respect of or in connection with the debt and liabilities of such Person and its Subsidiaries and does not have unreasonably small capital taking into account the particular capital requirements of such Person and its projected capital requirements and availability. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STOCK" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

                  "STOCK EQUIVALENTS" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable unless not convertible, exchangeable or exercisable prior to the Maturity Date.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of more than 50% outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

                  "SUBSIDIARY GUARANTOR" means each Subsidiary of the Borrower party to the Guaranty.

                  "TAX AFFILIATE" means, with respect to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

                  "TAX RETURN" has the meaning specified in SECTION 4.8.

                  "TAXES" has the meaning specified in SECTION 2.15(a).

                  "10-3/8% SUBORDINATED NOTE DOCUMENTS" means the 10-3/8% Subordinated Note Indenture and the other documents pursuant to which the 10-3/8% Subordinated Notes were issued.

                  "10-3/8% SUBORDINATED NOTE INDENTURE" means the Senior Subordinated Note Indenture dated as of May 19, 1995 between the Borrower and United States Trust Company of New York, as trustee.

                  "10-3/8% SUBORDINATED NOTES" means the 10-3/8% Series A Senior Subordinated Notes due May 15, 2005 issued by the Borrower.

                  "TITLE IV PLAN" means a pension plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

                  "TRANCHE A BORROWING" means Tranche A Loans made pursuant to
SECTION 2.1(a) by the Tranche A Lenders ratably according to their respective Tranche A Commitments.

                  "TRANCHE A CASH COLLATERAL ACCOUNT" means the cash collateral account referenced in Section 2.5 of the Tranche A Pledge and Security Agreement.

                  "TRANCHE A COLLATERAL" means all of the Collateral upon which a Lien is granted to the Collateral Agent pursuant to the Tranche A Pledge and Security Agreement or otherwise by the Tranche A Loan Parties.

                  "TRANCHE A COLLATERAL DOCUMENTS" means all Collateral Documents with respect to the Tranche A Collateral.

                  "TRANCHE A COMMITMENT" means, with respect to each Tranche A Lender, the commitment of such Lender to make Tranche A Loans to the Borrower in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE I under the caption "TRANCHE A COMMITMENT" or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto and as such amount may be reduced pursuant to this Agreement. The aggregate amount of the Tranche A Commitments as of the Effective Date is $60,000,000.

                  "TRANCHE A EXPOSURE" means, with respect to any Tranche A Lender as of any date of determination (i) prior to the Effective Date, that Lender's Tranche A Commitment and (ii) after the Effective Date, the sum of (a) the principal amount of such Lender's Tranche A Loans then outstanding plus (b) that Lender's undrawn Tranche A Commitments that have not terminated.

                  "TRANCHE A LENDER" means each Lender having a Tranche A Commitment or a Tranche A Loan.

                  "TRANCHE A LOAN" has the meaning specified in SECTION 2.1(a).

                  "TRANCHE A LOAN DOCUMENTS" means, collectively, the Notes (if any) issued to Tranche A Lenders, the Tranche A Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to any Agent or any Lender in connection with or pursuant to any of the foregoing.

                  "TRANCHE A LOAN FACILITY" means the Tranche A Commitments and the provisions herein related to the Tranche A Loans.

                  "TRANCHE A LOAN PARTIES" means each of the Subsidiaries of the Borrower other than the WB Affiliates.

                  "TRANCHE A PLEDGE AND SECURITY AGREEMENT" means the Amended and Restated Tranche A Pledge and Security Agreement, in substantially the form of EXHIBIT G-1, executed by the Borrower and the Tranche A Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "TRANCHE B CASH COLLATERAL ACCOUNT" means the cash collateral account referred to in Section 2.5 of the Tranche B Pledge and Security Agreement.

                  "TRANCHE B COLLATERAL" means all Collateral upon which a Lien is granted to the Collateral Agent pursuant to the Tranche B Pledge and Security Agreement or otherwise by the Tranche B Loan Parties.

                  "TRANCHE B COLLATERAL DOCUMENTS" means all Collateral Documents relating to the Tranche B Collateral.

                  "TRANCHE B COMMITMENT" means, with respect to any Tranche B Lender, such Lender's Tranche B-1 Commitment, if any, and Tranche B-2 Commitment, if any.

                  "TRANCHE B EXPOSURE" means, with respect to any Tranche B Lender as of any date of determination (i) prior to the Effective Date, that Lender's Tranche B Commitment and (ii) after the Effective Date, the sum of (a) the principal amount of such Lender's Tranche B Loans then outstanding plus (b) that Lender's undrawn Tranche B Commitments that have not terminated.

                  "TRANCHE B INTEREST RESERVE ACCOUNT" has the meaning specified in SECTION 2.11(a).

                  "TRANCHE B LENDER" means each Tranche B-1 Lender and each Tranche B-2 Lender.

                  "TRANCHE B LOAN" means a Tranche B-1 Loan or a Tranche B-2
Loan.

                  "TRANCHE B LOAN DOCUMENTS" means, collectively, the Notes (if any) issued to Tranche B Lenders, the Tranche B Collateral Documents and each certificate, agreement or document executed by a Loan Party and delivered to any Agent or any Lender in connection with or pursuant to any of the foregoing.

                  "TRANCHE B LOAN FACILITY" means the Tranche B-1 Facility and the Tranche B-2 Facility.

                  "TRANCHE B LOAN PARTIES" means the WB Affiliates.

                  "TRANCHE B PLEDGE AND SECURITY AGREEMENT" means the Amended and Restated Tranche B Pledge and Security Agreement, in substantially the form of EXHIBIT G-2, executed by the Borrower and the Tranche B Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "TRANCHE B PURCHASING LENDER" has the meaning specified in
SECTION 11.3.

                  "TRANCHE B-1 BORROWING" means Tranche B-1 Loans made in accordance with SECTION 2.1(b) by the Tranche B-1 Lenders ratably according to their respective Tranche B-1 Commitments.

                  "TRANCHE B-1 COMMITMENT" means, with respect to each Tranche B-1 Lender, the commitment of such Lender to make Tranche B-1 Loans to the Borrower in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE I under the caption "TRANCHE B-1 COMMITMENT" or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto and as such amount may be reduced pursuant to this Agreement. The aggregate amount of the Tranche B-1 Commitments as of the Effective Date is $80,000,000.

                  "TRANCHE B-1 COMMITMENT TERMINATION DATE" means the date 120 days after the Effective Date (the "INITIAL TRANCHE B-1 COMMITMENT TERMINATION DATE"); provided that such date may be extended to any date no more than 240 days after the Effective Date in the sole discretion of the Administrative Agent.

                  "TRANCHE B-1 FACILITY" means the Tranche B-1 Commitments and the provisions herein relating to the Tranche B-1 Loans.

                  "TRANCHE B-1 LENDER" means each Lender having a Tranche B-1 Commitment or a Tranche B-1 Loan.

                  "TRANCHE B-1 LOAN" has the meaning specified in SECTION
2.1(b).

                  "TRANCHE B-2 BORROWING" means Tranche B-2 Loans, if any, made in accordance with SECTION 2.1(c) by the Tranche B-2 Lenders ratably in accordance with their Tranche B-2 Commitments.

                  "TRANCHE B-2 COMMITMENT" means, with respect to each Tranche B-2 Lender, the commitment of such Lender to make Tranche B-2 Loans to the Borrower in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE I to the Tranche B-2 Supplement under the caption "TRANCHE B-2 COMMITMENT" or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto and as such amount may be reduced pursuant to this Agreement. The aggregate amount of the Tranche B-2 Commitments shall not exceed an amount equal to $80,000,000 minus the aggregate amount of Tranche B-1 Loans and Tranche B-2 Loans, if any, outstanding.

                  "TRANCHE B-2 COMMITMENT EFFECTIVE DATE" has the meaning set forth in SECTION 2.1(c).

                  "TRANCHE B-2 COMMITMENT TERMINATION DATE" means the date set forth as such in the Tranche B-2 Supplement.

                  "TRANCHE B-2 FACILITY" means the Tranche B-2 Commitments and the provisions herein relating to the Tranche B-2 Loans.

                  "TRANCHE B-2 LENDER" means each Lender having a Tranche B-2 Commitment or a Tranche B-2 Loan.

                  "TRANCHE B-2 LOAN" has the meaning specified in SECTION
2.1(c).

                  "TRANCHE B-2 SUPPLEMENT" means a supplement to this Agreement executed and delivered by the Borrower, the Agents and the Tranche B-2 Lenders providing Tranche B-2 Commitments substantially in the form of EXHIBIT J annexed hereto, which shall set forth (a) the aggregate amount of the Tranche B-2 Commitments and the amount of the Tranche B-2 Commitment of each Lender and (b) the Prepayment Premium, interest rates and fees for the Tranche B-2 Commitments and the Tranche B-2 Loans and (c) any other terms applicable to the Tranche B-2 Commitments and the Tranche B-2 Loans.

                  "TRANCHE C BORROWING" means Tranche C Supplemental Term Loans, if any, made in accordance with SECTION 2.1(d) by the Tranche C Lenders ratably according to their respective Tranche C Commitments.

                  "TRANCHE C BORROWING DATE" means the date specified in SECTION 2.1(d).

                  "TRANCHE C COMMITMENT" means, with respect to each Tranche C Lender, the commitment of such Lender to make Tranche C Supplemental Term Loans to the Borrower in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE I to the Tranche C Supplement under the caption "TRANCHE C COMMITMENT" or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto and as such amount may be reduced pursuant to this Agreement. The aggregate amount of the Tranche C Commitments shall not exceed the Maximum Remaining Borrowing Limit.

                  "TRANCHE C EXPOSURE" means, with respect to any Tranche C Lender as of any date of determination after the Tranche C Borrowing Date, the sum of (a) the principal amount of such Lender's Tranche C Loans then outstanding plus (b) that Lender's undrawn Tranche C Commitments that have not terminated.

                  "TRANCHE C INTEREST RESERVE ACCOUNT" has the meaning specified in SECTION 2.11(a).

                  "TRANCHE C LENDER" means each Lender having a Tranche C Commitment or a Tranche C Supplemental Term Loan.

                  "TRANCHE C SUPPLEMENT" means a supplement to this Agreement executed and delivered by the Borrower, the Agents and the Tranche C Lenders providing Tranche C Commitments substantially in the form of EXHIBIT K annexed hereto, which shall set forth (a) the aggregate amount of the Tranche C Commitments and the amount of the Tranche C Commitment of each Lender and (b) the Prepayment Premium, interest rates and fees and (c) any other terms applicable to the Tranche C Term Loans.

                  "TRANCHE C SUPPLEMENTAL TERM LOAN" has the meaning specified in SECTION 2.1(d).

                  "TRANCHE C SUPPLEMENTAL TERM LOAN FACILITY" means the Tranche C Commitments and the provisions herein related to the Tranche C Supplemental Term Loans.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York; PROVIDED, HOWEVER, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's and the Secured Parties' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions; PROVIDED, FURTHER, that if the UCC is amended after the date hereof, such amendment will not be given effect for the purposes of this Agreement if and to the extent the result of such amendment would be to limit or eliminate any item of Collateral (as defined in the Pledge and Security Agreements).

                  "VOTING STOCK" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

                  "WB" means the WB Television Network or an Affiliate thereof.

                  "WB AFFILIATES" means KBWB and WXON.

                  "WITHDRAWAL LIABILITY" means, with respect to the Borrower at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

                  "WORKING CAPITAL" means, on a consolidated basis for the Borrower and its Subsidiaries, cash on hand (including Cash Equivalents and marketable securities, but excluding any amounts held by third parties as deposits), PLUS the sum of (i) accounts receivable less than 120 days old from the date of the original invoice (excluding trade or barter accounts receivable) and (ii) other cash receivables, MINUS Consolidated Current Liabilities.

                  "WXON" means WXON, Inc., a Delaware corporation, and a wholly-owned Subsidiary of the Borrower, each Subsidiary thereof and each License Co. (including WXON License, Inc.) which holds a FCC License (including the FCC License for station WDWB) relating to any assets owned by WXON, Inc. or any of its Subsidiaries.

                  SECTION 1.2 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING" and the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING" and the word "THROUGH" means "TO AND INCLUDING."

                  SECTION 1.3 ACCOUNTING TERMS AND PRINCIPLES.

                  (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

                  (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in SECTION 6.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of its independent public accountants and results in a change in any of the calculations required by ARTICLE V or
ARTICLE VIII had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; PROVIDED, HOWEVER, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in ARTICLE V or ARTICLE VIII shall be given effect until such provisions are amended to reflect such changes in GAAP.

                  SECTION 1.4 CERTAIN TERMS.

                  (a) The words "HEREIN," "HEREOF" and "HEREUNDER" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

                  (b) References in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

                  (c) Each agreement defined in this ARTICLE I shall include all appendices, exhibits and schedules thereto. If the prior written consent of the Requisite Lenders, the Requisite Tranche A Lenders, the Requisite Tranche B Lenders or the Requisite Tranche C Lenders, as the case may be, is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

                  (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

                  (e) The term "INCLUDING" when used in any Loan Document means "INCLUDING WITHOUT LIMITATION" except when used in the computation of time periods.

                  (f) The terms "LENDER", "ARRANGER", "ADMINISTRATIVE AGENT" and "COLLATERAL AGENT", include their respective successors, including, in the case of the Administrative Agent, Collateral Agent, any successor to the Administrative Agent and Collateral Agent, as the case may be, appointed pursuant to SECTION 10.6.

                  (g) Upon the appointment of any successor Administrative Agent pursuant to SECTION 10.6, references to Administrative Agent in SECTION 10.3 and to Administrative Agent in the definition of Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

                                   ARTICLE II
                                 THE FACILITIES

                  SECTION 2.1 THE COMMITMENTS.

                  (a) TRANCHE A LOANS. On the terms and subject to the conditions contained in this Agreement, each Tranche A Lender severally agrees to make loans (each a "TRANCHE A LOAN") to the Borrower from time to time during the period from the Effective Date to but excluding the Maturity Date, in an aggregate amount not to exceed such Lender's Tranche A Commitment. Any Tranche A Loans assigned by the Existing Lenders to the Lenders pursuant to the Master Assignment Agreement and which remain outstanding as of the Effective Date shall constitute Tranche A Loans under this Agreement. As of the Effective Date, not less than $35,000,000 in the aggregate of the Tranche A Loans shall be outstanding. Amounts of Tranche A Loans prepaid or repaid (other than Tranche A Loans repaid on the Effective Date) may not be reborrowed.

                  (b) TRANCHE B-1 LOANS. On the terms and subject to the conditions contained in this Agreement, each Tranche B Lender severally agrees to make loans (each a "TRANCHE B-1 LOAN") to the Borrower from time to time during the period from the Effective Date to but excluding the Tranche B-1 Commitment Termination Date, in an aggregate amount not to exceed such Lender's Tranche B-1 Commitment. Any Tranche B-1 Loans assigned by the Existing Lenders to the Lenders pursuant to the Master Assignment Agreement and which remain outstanding as of the Effective Date shall constitute Tranche B-1 Loans under this Agreement. Amounts of Tranche B-1 Loans prepaid or repaid (other than Tranche B-1 Loans repaid on the Effective Date) may not be reborrowed. The Borrower may, upon not less than three Business Days' prior written notice to Administrative Agent (which written notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Tranche B-1 Commitments in an amount up to the amount by which the Tranche B-1 Commitments exceed the aggregate amount of outstanding Tranche B-1 Loans at the time of such proposed termination or reduction; PROVIDED that any such partial reduction of the Tranche B-1 Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount. The Borrower's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of the reduction, and such termination or reduction of the Tranche B-1 Commitments shall be effective on the date specified in the Borrower's notice and shall reduce the Tranche B-1 Commitment of each Lender proportionately to its Ratable Portion. Any such termination shall be permanent and shall not be reinstated.

                  (c) TRANCHE B-2 LOANS. At any time on or after the Tranche B-1 Commitment Termination Date, GSCP, in its sole discretion, may elect to provide all or a portion of the Tranche B-2 Commitments and may in its sole discretion request other Lenders to provide all or a portion of the Tranche B-2 Commitments; provided that in no event shall GSCP or any other Lender be obligated to provide a Tranche B-2 Commitment. In the event GSCP and/or one or more other Lenders agrees to provide a Tranche B-2 Commitment, the Borrower and GSCP and/or such other Lenders shall negotiate and enter into the Tranche B-2 Supplement. Upon the effectiveness of the Tranche B-2 Supplement, if any (the "TRANCHE B-2 EFFECTIVE DATE"), and on the terms and subject to the conditions contained in this Agreement, each Tranche B-2 Lender severally agrees to make loans (each a "TRANCHE B-2 LOAN") to the Borrower from time to time during the period from the Tranche B-2 Effective Date to but excluding the Tranche B-2 Commitment Termination Date, in an aggregate amount not to exceed such Lender's Tranche B-2 Commitment. Amounts of Tranche B-2 Loans prepaid or repaid may not be reborrowed. Except as expressly provided in this SUBSECTION 2.1(c) and the Tranche B-2 Supplement, the Tranche B-2 Commitments and the Tranche B-2 Loans shall be subject to all the terms and conditions of this Agreement.

                  (d) TRANCHE C SUPPLEMENTAL TERM LOANS. If at any time the Cash Balance is equal to or less than $5,000,000, and neither the Tranche A Loan Commitment nor the Tranche B Commitment are available to fund Tranche A Loans or Tranche B Loans, respectively, the Borrower hereby agrees to deliver to the Administrative Agent a written notice of a Responsible Officer to such effect and requesting that Tranche C Commitments be provided to the Borrower hereunder, together with a Notice of Borrowing to be effective in the event such Tranche C Commitments are provided. Upon delivery of such notice, GSCP, in its sole discretion, may elect to provide all or a portion of the Tranche C Commitments and may in its sole discretion request other Lenders to provide all or a portion of the Tranche C Commitments; provided that in no event shall GSCP or any other Lender be obligated to provide a Tranche C Commitment. In the event GSCP and/or one or more other Lenders agrees to provide a Tranche C Commitment, the Borrower and GSCP and/or such other Lenders shall negotiate and enter into the Tranche C Supplement. On the effective date of the Tranche C Supplement, if any (the "TRANCHE C BORROWING DATE"), each Lender having a Tranche C Commitment severally agrees, subject to the terms and conditions of this Agreement, to make a loan (each a "TRANCHE C SUPPLEMENTAL TERM LOAN") to the Borrower in an aggregate amount not to exceed such Lender's Tranche C Commitment. Amounts of Tranche C Supplemental Term Loans prepaid or repaid may not be reborrowed. Except as expressly provided in this SUBSECTION 2.1(d) and the Tranche C Supplement, the Tranche C Commitments and Tranche C Loans shall be subject to all the terms and conditions of this Agreement.

                  SECTION 2.2 BORROWING PROCEDURES.

                  (a) Each Borrowing shall be made upon receipt of a notice given by the Borrower to the Administrative Agent not later than 11:00 A.M. (New York City time) (i) one

Business Day (in the case of Loans based upon the Alternate Base Rate) or (ii) three Business Days (in the case of Loans based upon the Eurodollar Rate) prior to the applicable Funding Date. Each such notice shall be substantially in the form of EXHIBIT C (a "NOTICE OF BORROWING") specifying, as applicable, (A) the proposed Funding Date, (B) the aggregate amount of the Tranche A Borrowing (which shall be in an aggregate minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess of that amount), (C) the aggregate amount of the Tranche B-1 Borrowing or the Tranche B-2 Borrowing (which shall be in an aggregate minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess of that amount), (D) the aggregate amount of the Tranche C Borrowing (which shall be for the entire Tranche C Commitment), and (E) the initial Interest Period for each of such Borrowings.

                  (b) The Administrative Agent shall give to each applicable Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and the applicable interest rate. Each applicable Lender shall, before 11:00 A.M. (New York City time) on the Funding Date make available to the Administrative Agent's Account, in immediately available funds, such Lender's Ratable Portion of each such proposed Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in SECTIONS 3.1 and 3.2, the Administrative Agent will make such funds available to the Borrower.

                  (c) Unless the Administrative Agent shall have received notice from a Lender prior to a Funding Date that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on such Funding Date in accordance with this SECTION 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing (not including an indemnified amount provided for in SECTION 2.13(e)) and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrower.

                  (d) The failure of any Lender to make the Loan or any payment required by it on the date specified, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Lender to make a Loan or payment required under this Agreement.

                  SECTION 2.3 REPAYMENT OF LOANS. The Borrower promises to repay the entire unpaid principal amount of the Loans, together with all other Obligations then due and owing under the Loan Documents, on the Maturity Date.

                  SECTION 2.4 EVIDENCE OF DEBT.

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent shall maintain accounts in accordance with its usual practice in which it will record (i) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable by the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof, if applicable.

                  (c) The entries made in the accounts maintained pursuant to CLAUSES (a) and (b) of this SECTION 2.4 shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with the terms hereof.

                  (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests (no later than two days prior to the Effective Date, or any time thereafter) that the Borrower execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrower hereunder, the Borrower will promptly execute and deliver a Note or Notes to such Lender evidencing the Loans, of such Lender, substantially in the form of EXHIBIT B.

                  SECTION 2.5 OPTIONAL PREPAYMENTS.

                  (a) The Borrower may, upon at least three Business Days' prior notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Loans, in whole or in part, together with (i) accrued interest to the date of such prepayment on the principal amount prepaid and (ii) any Prepayment Premium; PROVIDED, HOWEVER, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to SECTION 2.13(e); and, PROVIDED, FURTHER, that each partial prepayment shall be in an aggregate amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof. Any such partial prepayment shall be applied as specified by the Borrower in the applicable notice of prepayment; PROVIDED that in the event the Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied ratably to the outstanding Tranche A Loans, Tranche B Loans and Tranche C Loans, if any. Upon the giving of such notice of prepayment, the principal amount of the Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

                  (b) The Borrower shall have no right to optionally prepay the principal amount of any Loan other than as provided in this SECTION 2.5.

                  (c) All amounts prepaid in accordance with this SECTION 2.5 shall be applied, in the case of Tranche A Loans, in accordance with the priority of payments set forth in SECTION 2.10(a), in the case of Tranche B Loans, in accordance with the priority of payments set forth in SECTION 2.10(b), and in the case of Tranche C Loans, in accordance with the priority of payments set forth in SECTION 2.10(c).

                  SECTION 2.6 MANDATORY PREPAYMENTS.

                  (a) Upon receipt by any Loan Party, of Net Cash Proceeds arising from:

                      (i)      an Asset Sale;

                      (ii)     an Equity Issuance;

                      (iii)    a Debt Issuance; or

                      (iv) following and during the continuance of an Event of Default, a Property Loss Event,

the Borrower shall immediately apply 100% of such Net Cash Proceeds to prepay the Loans (including any Prepayment Premium payable with respect to such prepayment and any amounts owing pursuant to SECTION 2.13(e)). Any such mandatory prepayment shall be applied in accordance with CLAUSE (b) below.

                  (b) Prepayments of the Loans made pursuant to CLAUSE (a) above which are to be paid from Net Cash Proceeds generated by:

                      (i) an Asset Sale of Tranche A Collateral or, after an Event of Default, a Property Loss Event suffered by a Tranche A Loan Party shall be applied in accordance with the priority of payments set forth in SECTION 2.10(a);

                      (ii) an Asset Sale of Tranche B Collateral or, after an Event of Default, a Property Loss event suffered by a Tranche B Loan Party, shall be applied in accordance with the priority of payments set forth in SECTION 2.10(b); and

                      (iii) an Equity Issuance or a Debt Issuance shall be applied ratably to the outstanding Tranche A Loans, Tranche B Loans and Tranche C Loans, if any, in accordance with the priority of payments set forth in SECTIONS 2.10(a), (b) AND (c).

                  SECTION 2.7 INTEREST.

                  (a) INTEREST. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made until paid in full, except as otherwise provided in SECTION 2.13(d), at a rate per annum equal to the sum of (x) the Eurodollar Rate determined for the applicable Interest

Period PLUS (y) the Margin and, in the case of such other Obligations, from the date such other Obligations are due and payable until paid in full, at the Alternate Rate; PROVIDED, HOWEVER, if, for any reason, a Eurodollar Rate cannot be provided by the Lenders pursuant to SECTION 2.13(b) or 2.13(d) all Loans and the outstanding amounts of all other Obligations shall bear interest as provided above, at the Alternate Rate.

                  (b) INTEREST PAYMENTS. Interest accrued on each Loan shall be payable in arrears (A) on the last day of each Interest Period, if any, applicable to such Loan and if such Interest Period has a duration of more than one month, on the first day of each calendar month commencing on the first such day following the first day of the Interest Period; (B) upon the payment or prepayment thereof in full or in part, and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Loan. Interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

                  (c) DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans and, to the extent permitted by applicable law, any interest payments on the Loans or any other Obligations not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws whether or not allowed in such proceeding) payable on demand at a rate that is 2.50% per annum in excess of the interest rate otherwise payable or accruing hereunder with respect to the applicable Loans (or, in the case of any other Obligations, at a rate which is 2.50% per annum in excess of the Alternate Rate); PROVIDED, HOWEVER, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective all Loans shall thereupon bear interest at the Alternate Rate and shall thereafter bear interest payable upon demand at a rate which is 2.50% per annum in excess of the Alternate Rate. Payment or acceptance of the increased rates of interest provided for in this
SECTION 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Default, Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.

                  SECTION 2.8 FEES.

                  (a) The Borrower has agreed to pay such fees in the amount and at the times set forth in the Fee Letter.

                  (b) The Borrower agrees to pay to the Tranche A Lenders in accordance with their Ratable Portions on each annual anniversary of the Effective Date for so long as any Tranche A Commitments remain outstanding, an annual renewal fee in an amount equal to 0.50% on the undrawn amount of the Tranche A Commitments as of such anniversary.

                  (c) The Borrower agrees to pay such fees in the amount and at the times set forth in the Tranche B-2 Supplement, if any, and the Tranche C Supplement, if any.

                  SECTION 2.9 PAYMENTS AND COMPUTATIONS.

                  (a) The Borrower shall make each payment hereunder (including fees and expenses) not later than 11:00 A.M. (New York City time) on the day when due, in Dollars, to the Administrative Agent's Account via wire transfer, in immediately available funds without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees to the Lenders, in accordance with the application of payments set forth in CLAUSE (e) of this SECTION 2.9, SECTION
2.10 OR 2.11, as applicable, for the account of their respective Applicable Lending Offices; PROVIDED, HOWEVER, that amounts payable pursuant to SECTION 2.13(c), 2.13(e), 2.14 or 2.15 shall be paid only to the affected Lender or Lenders. Payments received by the Administrative Agent after 11:00 A.M. (New York City time) shall be deemed to be received on the next Business Day.

                  (b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; PROVIDED, HOWEVER, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day.

                   (d) Unless the Administrative Agent shall have received notice from the Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower have made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for the first Business Day, and, thereafter, at the rate applicable to Alternate Rate Loans, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

                  (e) Subject to the provisions of SECTION 2.10 AND 2.11, all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied to pay principal of and interest on any portion of the Loans of the Borrower and all other Obligations then due and payable. Payments in respect of Tranche A Loans received by the Administrative Agent shall be distributed to each Tranche A Lender in accordance with such Lender's Ratable Portion of the Tranche A Loans; payments in respect of the Tranche B Loans received by the Administrative Agent shall be distributed to each Tranche B Lender in accordance with such Lender's Ratable Portion of the Tranche B Loans; payments in respect of the Tranche C Loans received by the Administrative Agent shall be distributed to each Tranche C Lender in accordance with such Lender's Ratable Portion of the Tranche C Supplemental Term Loans; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Agents and Lenders as are entitled thereto, and, if to the Lenders, in proportion to their respective Ratable Portions of the Facilities.

                  SECTION 2.10 APPLICATION OF PAYMENTS. The Borrower shall have no right to direct the application of any and all payments in respect of the Obligations or any proceeds of the Collateral, and agrees as follows:

                  (a) TRANCHE A COLLATERAL. Subject to SECTION 2.11, the Administrative Agent shall apply all amounts received by it in respect of any Obligations in respect of the Tranche A Loans then due and payable or to be prepaid pursuant to SECTION 2.5 OR 2.6, including, upon the acceleration of the Obligations pursuant to SECTION 9.2, all proceeds of Tranche A Collateral, including all funds on deposit in the Tranche A Cash Collateral Account, in the following order:

                      (i) FIRST, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Administrative Agent and to the Collateral Agent;

                      (ii) SECOND, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Tranche A Lenders;

                      (iii) THIRD, to pay Obligations in respect of any fees then due to the Administrative Agent or the Tranche A Lenders;

                      (iv) FOURTH, to pay interest then due and payable in respect of the Tranche A Loans;

                      (v) FIFTH, to pay any Prepayment Premium payable in respect of the Tranche A Loans;

                      (vi) SIXTH, to pay or prepay principal on the Tranche A Loans;

                      (vii) SEVENTH, to the ratable payment of all other Obligations in respect of the Tranche A Loans or payable to Tranche A Lenders;

                      (viii) EIGHTH, as provided by clauses FIRST through EIGHTH in SUBSECTION (b) below; and

                      (ix) NINTH, as provided in clauses FIRST through SEVENTH in SUBSECTION (c) below;

PROVIDED, FURTHER HOWEVER, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any one of the foregoing clauses FIRST through SEVENTH, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the applicable Agent's and each applicable Tranche A Lender's interest in the aggregate outstanding Obligations described in such clause. The order of priority set forth in clauses FIRST through SEVENTH of SECTION 2.10(a) and the application of payments pursuant to clause EIGHTH of SECTION 2.10(b) may at any time and from time to time be changed by the agreement of the Requisite Tranche A Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Tranche A Lender, or any other Person. The order of priority set forth in clauses FIRST through THIRD of this SECTION 2.10(a) may be changed only with the prior written consent of the Administrative Agent and the Collateral Agent in addition to the Requisite Tranche A Lenders.

                  (b) TRANCHE B COLLATERAL. The Administrative Agent shall apply all amounts received by it in respect of any Obligations in respect of the Tranche B Loans then due and payable or to be prepaid pursuant to SECTION 2.5 or 2.6, including, upon the acceleration of the Obligations pursuant to SECTION 9.2, all proceeds of Tranche B Collateral, including all funds on deposit in the Tranche B Cash Collateral Account and the Tranche B Interest Reserve Account, in the following order:

                      (i) FIRST, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Administrative Agent and to the Collateral Agent;

                      (ii) SECOND, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Tranche B Lenders;

                      (iii) THIRD, to pay Obligations in respect of any fees then due to the Administrative Agent or the Tranche B Lenders;

                      (iv) FOURTH, to pay interest then due and payable pursuant to SECTION 2.7(a) in respect of the Tranche B Loans;

                      (v) FIFTH, to pay any Prepayment Premium payable in respect of the Tranche B Loans;

                      (vi) SIXTH, to pay or prepay principal on the Tranche B Loans ;

                      (vii) SEVENTH, to the ratable payment of all other Obligations in respect of the Tranche B Loans or payable to Tranche B Lenders; and

                      (viii) EIGHTH, as provided by clauses FIRST through SEVENTH in CLAUSE (a) above; and

                      (ix) NINTH, as provided in clauses FIRST through SEVENTH in SUBSECTION (c) below;

PROVIDED, FURTHER HOWEVER, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any one of the foregoing clauses FIRST through EIGHTH, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the applicable Agent's and each applicable Tranche B Lender's interest in the aggregate outstanding Obligations described in such clause. The order of priority set forth in clauses FIRST through EIGHTH of SECTION 2.10(b) and the application of payments pursuant to clause EIGHTH of SECTION 2.10(a) may at any time and from time to time be changed by the agreement of the Requisite Tranche B Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Tranche B Lender, or any other

Person. The order of priority set forth in clauses FIRST through THIRD of this
SECTION 2.10(b) may be changed only with the prior written consent of the Administrative Agent and the Collateral Agent in addition to the Requisite Tranche B Lenders.

                  (c) TRANCHE C COLLATERAL. Subject to SECTION 2.11, the Administrative Agent shall apply all amounts received by it in respect of any Obligations in respect of the Tranche C Loans then due and payable or to be prepaid pursuant to SECTION 2.5 or 2.6, including, upon the acceleration of the Obligations pursuant to SECTION 9.2, all proceeds of the remaining Collateral, including all funds on deposit in any Blocked Account, the Tranche B Interest Reserve Account or the Tranche C Interest Reserve Account, in the following order:

                      (i) FIRST, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Administrative Agent and to the Collateral Agent;

                      (ii) SECOND, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Tranche C Lenders;

                      (iii) THIRD, to pay Obligations in respect of any fees then due to the Administrative Agent or the Tranche C Lenders;

                      (iv) FOURTH, to pay interest then due and payable pursuant to SECTION 2.7(a) in respect of the Tranche C Supplemental Term Loans;

                      (v) FIFTH, to pay any Prepayment Premium payable in respect of the Tranche C Loans;

                      (vi) SIXTH, to pay or prepay principal on the Tranche C Loans; and

                      (vii) SEVENTH, to the ratable payment of all other Obligations in respect of the Tranche C Loans or payable to Tranche C Lenders;

PROVIDED, FURTHER HOWEVER, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any one of the foregoing clauses FIRST through SEVENTH, the available funds being applied with respect to any such Obligations (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the applicable Agent's and each applicable Tranche C Lender's interest in the aggregate outstanding Obligations described in such clause. The order of priority set forth in clauses FIRST through SEVENTH of SECTION 2.10(c) and the application of payments pursuant to clause NINTH of SECTIONS 2.10(a) and
SECTION 2.10(b) may at any time and from time to time be changed by the agreement of the Requisite Tranche C Lenders without necessity of notice to or consent of or approval by the Borrower, any Secured Party that is not a Tranche C Lender, or any other Person.

                  (d) BLOCKED ACCOUNTS. Notwithstanding the order of application set forth in clauses (a) and (b) of this Section 2.10, upon the acceleration of the Obligations pursuant to Section 9.2, (i) all monies on deposit in any Blocked Account held in the name of the Borrower (but not any other Loan Party) shall be applied ratably between the outstanding amount of Obligations in respect of the Tranche A Loans and outstanding Obligations in respect of the

Tranche B Loans, and thereafter in accordance with the priority of payments set forth in Section 2.10(a) and (b); (ii) all monies on deposit in any Blocked Account held in the name of any Tranche A Loan Party or Tranche B Loan Party shall be applied in accordance with Section 2.10(a) or 2.10(b), as applicable; and (iii) any monies thereafter held in a cash collateral account in the name of the Collateral Agent pursuant to the provisions of the Pledge and Security Agreements shall be applied in accordance with Section 2.10(a) or 2.10(b), as applicable.

                  (e) REIMBURSEMENTS, INDEMNITIES AND FEES DUE TO ADMINISTRATIVE AGENT. Notwithstanding the order of application set forth in each of CLAUSES (a) and (b) of this SECTION 2.10, if, at any time, the Administrative Agent shall simultaneously receive amounts that are to be allocated in accordance with CLAUSES (a) and (b) above, the Administrative Agent shall apply such amounts to the Obligations in respect of reimbursements, indemnities and fees due to the Administrative Agent (as set forth in each of CLAUSES FIRST and THIRD in CLAUSES
(a) and (b) above) ratably, in proportion to the outstanding amount of Obligations in respect of the Tranche A Loans and the outstanding amount of Obligations in respect of the Tranche B Loans.

                  (f) TRANCHE C INTEREST RESERVE ACCOUNT. Notwithstanding anything herein to the contrary, the Administrative Agent shall apply all monies on deposit in the Tranche C Interest Reserve Account in accordance with each Lender's Ratable Portion of Interest due on the outstanding Loans.

                  SECTION 2.11 TRANCHE B INTEREST RESERVE ACCOUNT; TRANCHE C INTEREST RESERVE ACCOUNT.

                  (a) The Administrative Agent has established (i) a deposit account in the name of the Borrower at GSCP designated as "GRANITE BROADCASTING CORPORATION INTEREST RESERVE ACCOUNT" (the "TRANCHE B INTEREST RESERVE ACCOUNT"), and (ii) a deposit account in the name of the Borrower at GSCP designated as "GRANITE BROADCASTING CORPORATION TRANCHE C INTEREST RESERVE ACCOUNT" (the "TRANCHE C INTEREST RESERVE ACCOUNT"), which accounts shall be at all times under the Collateral Agent's sole dominion and control for the benefit of (i) in the case of the Tranche B Interest Reserve Account, the Tranche B Lenders, and (ii) in the case of the Tranche C Interest Reserve Account, the Lenders. Without limiting the foregoing, funds on deposit in the Tranche B Interest Reserve Account and the Tranche C Interest Reserve Account shall bear interest at a rate which is set monthly by the Administrative Agent and which is equal to the one month Eurodollar Rate in effect at the time such rate is set, LESS 0.20%; PROVIDED, HOWEVER, that no Agent shall have any responsibility for, or bear any risk of loss of, any such investment or income thereon. Neither the Borrower nor any other Loan Party or Person claiming on behalf of or through the Borrower or any other Loan Party shall have any right to demand payment of any of the funds held in the Tranche B Interest Reserve Account or the Tranche C Interest Reserve Account at any time prior to the payment in full of all then outstanding and payable Obligations except as provided in this SECTION 2.11 with respect to the application thereof.

                  (b) (i) On each Funding Date on which a Tranche B Loan is funded, the Borrower shall direct the Administrative Agent to deposit proceeds of the Tranche B Loan funded on such date in an amount equal to six months' interest on such Loan at the initial interest rate that such Loan bears as of the Funding Date into the Tranche B Interest Reserve Account.

                      (ii) At any time that the Obligations have not been accelerated pursuant to SECTION 9.2, the Borrower shall be entitled to direct that the Administrative Agent draw from the Tranche B Interest Reserve Account in order to make a forthcoming interest payment on the Tranche B Loans; PROVIDED, that (A) no later than five
           (5) Business Days prior to the date an interest payment is due and payable the Borrower shall provide written notice to the Administrative Agent and the Collateral Agent stating that it intends to draw on the Tranche B Interest Reserve Account to make the forthcoming interest payment, the amount to be drawn and the amount then on deposit in the Tranche B Interest Reserve Account, together with all other information and documents reasonably requested by the Administrative Agent and (B) there are sufficient funds then on deposit in the Tranche B Interest Reserve Account to allow such withdrawal to be made. Provided that the foregoing conditions have been satisfied, no later than two (2) Business Days prior to the date such interest payment is due and payable, the Collateral Agent shall direct the Administrative Agent to apply funds on deposit in the Tranche B Interest Reserve Account, in the amount stated in the foregoing notice, to be paid ratably to the Tranche B Lenders on the date the next interest payment on the Tranche B Loans is due, in satisfaction of the interest payment (or part thereof), as directed by the Borrower.

                  (c) (i) On the Tranche C Borrowing Date, the Borrower shall direct the Administrative Agent to deposit all of the proceeds of the Tranche C Supplemental Term Loan into the Tranche C Interest Reserve Account.

                      (ii) At any time that the Obligations have not been accelerated pursuant to SECTION 9.2, the Borrower shall be entitled to direct that the Administrative Agent draw from the Tranche C Interest Reserve Account in order to make a forthcoming interest payment on the Loans; PROVIDED, that (A) no later than five (5) Business Days prior to the date an interest payment is due and payable the Borrower shall provide written notice to the Administrative Agent, the Collateral Agent and each Lender stating that it intends to draw on the Tranche C Interest Reserve Account to make the forthcoming interest payment, the amount to be drawn and the amount then on deposit in the Tranche C Interest Reserve Account, together with all other information and documents reasonably requested by the Administrative Agent or any Lender and (B) there are sufficient funds then on deposit in the Tranche C Interest Reserve Account to allow such withdrawal to be made. Provided that the foregoing conditions have been satisfied, no later than two (2) Business Days prior to the date such interest payment is due and payable, the Collateral Agent shall direct the Administrative Agent to apply funds on deposit in the Tranche C Interest Reserve Account, in the amount stated in the foregoing notice, to be paid ratably to the Lenders on the date the next interest payment on the Loans is due, in satisfaction of the interest payment (or part thereof), as directed by the Borrower.

                  (d) For greater certainty, the Borrower acknowledges and agrees that funds in the Tranche B Interest Reserve Account and the Tranche C Interest Reserve Account are held as collateral for all Obligations, including without limitation any outstanding principal amount thereof, and shall be applied to the payment of Obligations as set forth in SECTIONS 2.10(b) and 2.10(f), respectively.

                  SECTION 2.12 INTEREST PERIODS ELECTION OPTION.

                  (a) The Borrower may elect to specify for its Loans or any portion thereof one or more Interest Periods; PROVIDED, HOWEVER, that the aggregate amount of all Eurodollar Rate Loans for each Interest Period must be in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; and PROVIDED, FURTHER, that if no Interest Period is specified, a one month Interest Period shall be deemed to have been selected. Each election shall be allocated among the Tranche A Loans, the Tranche B-1 Loans, the Tranche B-2 Loans or the Tranche C Loans of each Tranche A Lender, Tranche B-1 Lender, Tranche B-2 Lender or Tranche C Lender, as the case may be, in accordance with each applicable Lender's Ratable Portion of such Loans. Each such election shall be in substantially the form of EXHIBIT D hereto (a "NOTICE OF INTEREST PERIOD ELECTION") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice before the end of the current Interest Period specifying (A) the amount of Loan being continued and (B) the applicable Interest Period.

                  (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Interest Period Election and of the options selected therein. Notwithstanding the foregoing, no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (i) a Default or an Event of Default shall have occurred and be continuing or (ii) such continuation would violate any of the provisions of SECTION 2.13. If an Event of Default has occurred and is continuing, then, upon the expiration of the applicable Interest Period, such Loans will be automatically converted to Loans bearing interest at the Alternate Rate. If any such Event of Default is no longer continuing, upon receipt of a Notice of Interest Period Election, such loans will be automatically converted into Loans which bear interest at the rate set forth in
SECTION 2.7(a) for the Interest Period set forth in such notice. Each Notice of Interest Period Election shall be irrevocable.

                  SECTION 2.13 SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE
LOANS.

                  (a) DETERMINATION OF INTEREST RATE. The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "EURODOLLAR RATE." The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding on the Borrower.

                  (b) INTEREST RATE UNASCERTAINABLE, INADEQUATE OR UNFAIR. In the event that: (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or (ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Loan will automatically, on the last day of the current Interest Period for such Loan, convert into a Alternate Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Alternate Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

                  (c) INCREASED COSTS. If at any time any Lender shall determine that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this SECTION 2.13(c).

                  (d) ILLEGALITY. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to continue Eurodollar Rate Loans shall be suspended, and (ii) if the affected Eurodollar Rate Loans are then outstanding, the applicable Borrower shall immediately convert each such Loan into a Alternate Rate Loan. If at any time after a Lender gives notice under this SECTION 2.13(d) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

                  (e) BREAKAGE COSTS. In addition to all amounts required to be paid by the Borrower pursuant to SECTION 2.7, the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a proposed Borrowing, or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Interest Period Election given by a Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to SECTION 2.12, (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to SECTION 2.6) on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Alternate Rate Loan as a result of any of the events indicated in
SECTION 2.13(d), or (iv) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

                  SECTION 2.14 CAPITAL ADEQUACY. If at any time any Lender determines that (a) the adoption of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation, or order, or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

                  SECTION 2.15 TAXES.

                  (a) Any and all payments by the Borrower under each Loan Document shall be made free and clear of and (except to the extent required by law) without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent (A) taxes measured by its net income or net profits, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof in which its principal office or principal lending office is located and (B) any United States withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Effective Date (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to such Lender or the Administrative Agent, as the case may be, but not excluding any United States withholding payable as a result of any change in such laws occurring after the Effective Date (or the date of such Assignment and Acceptance) and (ii) in the case of each Lender, taxes measured by its net income or net profits, and franchise taxes imposed on it, by the jurisdiction in which such Lender's Applicable Lending Office or its principal office or principal lending office is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.15) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions,
(iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower shall deliver to the Administrative Agent evidence of such payment.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "OTHER TAXES").

                  (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
SECTION 2.15) paid by such Lender or the Administrative Agent (as the case may
be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in SECTION 11.9, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 2.15 shall survive the payment in full of the Obligations.

                  (f) Prior to the Effective Date in the case of each Non-U.S. Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Non-U.S. Lender and from time to time thereafter if requested by the Borrower or the Administrative Agent, each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrower with two completed copies of: (i) Form W-8ECI (claiming exemption from withholding because the income is effectively connected with a U.S. trade or business) (or any successor form); (ii) Form W-8BEN (claiming exemption from, or a reduction of, withholding tax under an income tax treaty) (or any successor form); (iii) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from withholding under the portfolio interest exemption)(or any successor form); or (iv) or other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.

                  (g) Any Lender claiming any additional amounts payable pursuant to this SECTION 2.15 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  (h) If any Lender shall become aware that it is entitled to receive a refund or credit (such credit to include any increase in any foreign tax credit) as a result of indemnified Taxes (including any penalties or interest with respect thereto) as to which it has been indemnified by the Borrower pursuant to this SECTION 2.15, it shall promptly notify the Borrower of the availability of such refund or credit and shall, within 30 days after receipt of a request by the Borrower, apply for such refund or credit at the Borrower's expense, and in the case of any application for such refund or credit by the Borrower, shall, if legally able to do so, deliver to the Borrower such certificates, forms or other documentation as may be reasonably necessary to assist the Borrower in such application. If any Lender receives a refund or credit (such credit to include any increase in any foreign tax credit) in respect to any indemnified Taxes as to which it has been indemnified by the Borrower pursuant to this SECTION 2.15, it shall promptly notify the Borrower of such refund or credit and shall, within 30 days after receipt of such refund or the benefit of such credit (such benefit to include any reduction of the taxes for which any Lender would otherwise be liable due to any increase in any foreign tax credit available to such Lender), repay the amount of such refund or benefit of such credit (with respect to the credit, as determined by the Lender in its sole judgment) to the Borrower to the extent of amounts that have been paid by the Borrower under this SECTION 2.15 with respect to indemnified Taxes giving rise to such refund or credit), plus any interest received with respect thereto, net of all reasonable out-of-pocket expenses of such Lender and without interest (other than interest actually received from the relevant taxing authority or other Governmental Authority with respect to such refund or credit); PROVIDED, HOWEVER, that the Borrower, upon the request of such Lender, agrees to return the amount of such refund or benefit of such credit (plus interest) to such Lender in the event such Lender is required to repay the amount of such refund or benefit of such credit to the relevant taxing authority or other Governmental Authority.

                  SECTION 2.16 SUBSTITUTION OF LENDERS. In the event that (a)
(i) any Lender makes a claim under SECTION 2.13(c) or SECTION 2.14, or (ii) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Borrower pursuant to SECTION 2.13(d), or (iii) the Borrower is required to make any payment pursuant to SECTION 2.15 that is attributable to any Lender, (b) in the case of clause (a)(i) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (c) Lenders holding at least 51% of the Loans are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "AFFECTED LENDER"), the

Borrower may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within 90 days following the occurrence of any of the events described in clauses (a)(i), (ii) or (iii)) by the Borrower to the Administrative Agent and the Affected Lender that the Borrower intend to make such substitution, which substitute financial institution must be an Eligible Assignee and, if not a Lender, reasonably acceptable to the Administrative Agent; PROVIDED, HOWEVER, that if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other then the Borrower may substitute all, but not (except to the extent the Borrower have already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, Lenders making such claims. In the event that the proposed substitute financial institution or other entity is reasonably acceptable to the Administrative Agent and the written notice was properly issued under this
SECTION 2.16, the Affected Lender shall sell and the substitute financial institution or other entity shall purchase, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution or other entity shall assume and the Affected Lender shall be relieved of all prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase and assumption (which, in any event shall be conditioned upon the payment in full by the Borrower to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution or other entity shall become a "LENDER" hereunder for all purposes of this Agreement provided that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

                                  ARTICLE III
                               CONDITIONS TO LOANS

                  SECTION 3.1 CONDITIONS PRECEDENT TO INITIAL LOANS. This Agreement shall become effective on the date (the "EFFECTIVE DATE") when all of the following conditions precedent have been satisfied:

                  (a) CERTAIN DOCUMENTS. The Administrative Agent shall have received on the Effective Date each of the following, each dated the Effective Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each applicable Lender:

                      (i) this Agreement, duly executed and delivered by the Borrower and, for the account of each Lender requesting the same, a Note or Notes of the Borrower conforming to the requirements set forth herein;

                      (ii) the Guaranty, duly executed by each Subsidiary of the Borrower;

                      (iii) the Tranche A Pledge and Security Agreement, duly executed by the Collateral Agent, the Borrower and each Tranche A Loan Party and the Tranche B

           Pledge and Security Agreement duly executed by the Collateral Agent, the Borrower and each Tranche B Loan Party, together with:

                                 (A) evidence satisfactory to the Collateral
                      Agent that it (for the benefit of the Secured Parties) has a valid and perfected first priority security interest in the Collateral subject to Customary Permitted Liens, including (x) such documents duly executed by each Loan Party as the Administrative Agent may request with respect to the perfection of its security interests in the Collateral (including evidence satisfactory to the Administrative Agent that financing statements under the UCC, patent, trademark and copyright security agreements and other applicable documents under the laws of any jurisdiction have been appropriately filed with respect to the perfection of Liens created by the Pledge and Security Agreements) and (y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those which shall be terminated or assigned on the Effective Date or otherwise permitted hereunder);

                                 (B) share certificates representing all shares
                      of certificated Pledged Stock being pledged pursuant to such Pledge and Security Agreements and stock powers for such share certificates executed in blank;

                                 (C) all instruments representing Pledged Notes
                      being pledged pursuant to such Pledge and Security Agreements duly endorsed in favor of the Administrative Agent or in blank; and

                                 (D) Blocked Account Letter with respect to the
                      Concentration Account; and

                                 (E) Control Account Letters from all securities
                      intermediaries with respect to all securities accounts and securities entitlements of each Loan Party;

                      (iv) the Mortgage Documents for all real property owned by the Loan Parties, whether fee or leasehold (other than any Non-Material Leasehold), together with, in respect of each such property: (A) endorsements to the title insurance loan policies issued in connection with the Existing Credit Agreement, insuring the lien of the Mortgage Document in favor of the Collateral Agent subject to only those liens permitted in SECTION 8.2 hereof and otherwise satisfactory in form and substance to the Collateral Agent, in its reasonable discretion; (B) evidence that counterparts of the Mortgage Documents have been recorded (or a commitment from the applicable title insurance companies to cause such recording) in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, to create a valid and enforceable first priority lien on property subject to Customary Permitted Liens described therein in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law; and (C) UCC fixture filings and evidence that said fixture filings have been filed (or a commitment from the applicable title insurance companies to cause such filing) in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, to create a valid and enforceable first priority security interest in the fixtures described therein in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) subject to Customary Permitted Liens.

                      (v) from each Loan Party, with respect to each Lease in respect of such Lease (other than Leases which relate to a Non-Material Leasehold), as appropriate, (A) a Landlord Consent Letter, providing, among other things, a landlord estoppel and a landlord waiver or subordination of rights to tenant collateral equipment located on the demised premises, and otherwise in form and substance reasonably satisfactory to Administrative Agent; (B) a fully executed landlord estoppel and landlord waiver or subordination of rights to tenant collateral equipment located on the demised premises, both in form and substance satisfactory to Administrative Agent; and (C) a duly executed and recorded memorandum of lease in form and substance satisfactory to Administrative Agent;

                      (vi) the Fee Letter;

                      (vii) a favorable opinion of (A) Akin, Gump, Strauss, Hauer & Feld LLP, counsel to the Loan Parties, in substantially the form of EXHIBIT E, (B) special FCC counsel to the Borrower, in each case addressed to the Administrative Agent, the Collateral Agent and the Lenders and addressing such other matters as any Lender through the Administrative Agent may reasonably request and (C) counsel to the Administrative Agent as to the enforceability of this Agreement and the other Loan Documents to be executed on the Effective Date;

                      (viii) a copy of each Network Affiliation Agreement as being complete and correct by a Responsible Officer of the Borrower;

                      (ix) a copy of the articles or certificate of incorporation (or equivalent organizational documents) of each Loan Party, certified as of a recent date by the Secretary of State of the state of incorporation of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;

                      (x) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to the immediately preceding clause;

                      (xi) a certificate of the chief financial officer of the Borrower, stating that (A) the Borrower and its Subsidiaries taken as a whole are, and (B) the Borrower is, Solvent after giving effect to the Loans, the application of the proceeds thereof in accordance with
           SECTION 7.11 and the payment of all estimated legal, accounting and other fees related hereto and thereto;

                      (xii) a certificate of the chief financial officer of the Borrower stating that, as of the Effective Date, (A) the Borrower is able to incur at least the aggregate Indebtedness provided for under the Commitments (including the Tranche C Commitments) without causing an event of default or event or condition that, after notice or the lapse of time, or both, would become an event of default under the Existing Subordinated Note Documents, (B) setting forth in reasonable detail satisfaction on a pro forma basis (as if all the Commitments, including the Tranche C Commitments, were fully drawn), as of the Effective Date, by the Borrower and its Subsidiaries of the debt incurrence tests set forth in Section 1008 of the 10-3/8% Subordinated Note Indenture, Section 1008 of the 9-3/8% Subordinated
           Note Indenture and Section 1008 of the 8-7/8% Subordinated Note Indenture, and (C) setting forth the Maximum Remaining Borrowing Limit and the calculation thereof.

                      (xiii) a certificate of a Responsible Officer of the Borrower to the effect that (A) the representations and warranties set forth in ARTICLE IV and in the other Loan Documents are true and correct on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;
           (B) no Default or Event of Default has occurred and is continuing;
           (C) no litigation shall have been commenced against the Borrower or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect; and (D) there has been no Material Adverse Change since preparation and filing with the Securities and Exchange Commission of the financial statements dated as of December 31, 2001 and notes thereto, as delivered by the Borrower to each of the Lenders.

                      (xiv) evidence satisfactory to the Administrative Agent that the insurance policies required by SECTION 7.5 and any Collateral Document are in full force and effect, together with endorsements naming the Collateral Agent, on behalf of the Secured Parties, as an additional insured and/or loss payee under all insurance policies to be maintained with respect to the properties of the Borrower and its Subsidiaries;

                      (xv) such other certificates, documents, agreements and information respecting any Loan Party as any Lender or Agent through the Administrative Agent may reasonably request.

                  (b) CASH MANAGEMENT. The Administrative Agent shall have received evidence that, as of the Effective Date, the procedures with respect to cash management required by the Collateral Documents have been established and are currently being maintained by each Loan Party, together with copies of all executed Blocked Account Letters executed by such Loan Party in connection therewith.

                  (c) FEE AND EXPENSES PAID RELATING TO EXISTING CREDIT AGREEMENT. There shall have been paid to the Existing Administrative Agent, for the account of the Existing Administrative Agent and all lenders under the Existing Credit Agreement, as applicable, all accrued by unpaid interest and fees and such other fees and expenses (including all fees and expenses due under the Fee Letter (including any notes issued thereunder) and the Additional Fee Letter, as each such term is defined in the Existing Credit Agreement) due and payable to such Persons on or before the Effective Date.

                  (d) FEES AND EXPENSES PAID RELATING TO THIS AGREEMENT. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, the Arranger and the Lenders, as applicable, all fees due and payable on or before the Effective Date (including all such fees described in the Fee Letter), and all expenses (including legal fees and expenses) due and payable on or before the Effective Date.

                  (e) CONSENTS, ETC. Each Loan Party shall have received all consents and authorizations required or advisable pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary or advisable to allow each of the Borrower and its Subsidiaries lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, the Loan Documents and the Network Affiliation Agreements Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith, (B) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents.

                  (f) AUTHORIZATIONS, PERMITS ETC. Each Loan Party shall have obtained all authorizations, permits and licenses required by the FCC, the Communications Act, or any other governmental authority for the conduct of the business of each Loan Party and such authorizations, permits and licenses shall be in full force and effect and subject to no pending contest, challenge or appeal, subject only to exceptions that in the aggregate would not cause a Material Adverse Change.

                  (g) LEASES. The Borrower shall have delivered a Certificate of a Responsible Officer in form and substance reasonably satisfactory to Administrative Agent certifying that the copies of all real, personal or mixed property leases to which the Borrower or any Subsidiary of the Borrower is a party and which are subject to a Mortgage in effect on the date hereof in favor of any Collateral Agent (the "LEASES") are true, complete and correct and in full force and effect in all material respects (in relation to each property).

                  (h) KNTV SALE. The Borrower shall have consummated the sale of KNTV pursuant to the terms of that certain Stock Purchase Agreement, dated as of December 14, 2001 (such agreement together with all exhibits and schedules thereto and other agreements to be entered into in connection therewith, the "KNTV ACQUISITION AGREEMENT"), by and among the Borrower, KNTV Television, Inc., KNTV License, Inc. (collectively, "KNTV" and NBC; no provision of the KNTV Acquisition Agreement shall have been amended, supplemented, waived or otherwise modified in any manner deemed adverse to the Lenders in the reasonable discretion of the Administrative Agent without the prior written consent of the Administrative Agent; and the Administrative Agent shall have received a certificate of a Responsible Officer and other evidence reasonably satisfactory to the Administrative Agent to that effect.

                  (i) NBC shall have executed and delivered that certain Mutual Termination of Liens dated the date hereof, by and among the Borrower, KNTV, KBWB and the Collateral Agent, and all releases and documents required to be delivered thereunder.

                  (j) EXISTING CREDIT AGREEMENT. On the Effective Date, the Borrower shall have repaid the loans outstanding under the Existing Credit Agreement in an aggregate principal amount of not less than $170,000,000; provided that not less than $35,000,000 of Tranche A Loans shall remain outstanding as of the Effective Date.

                  SECTION 3.2 CONDITIONS PRECEDENT TO THE MAKING ALL LOANS. The obligation of each Lender to make any Loan requested to be made by it on any Funding Date is subject to the satisfaction of all of the following conditions precedent:

                  (a) REQUEST BORROWING. The Administrative Agent shall have received a duly executed Notice of Borrowing.

                  (b) REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. Borrower, as to itself and each of its Subsidiaries shall represent and warrant that, both before and after giving effect to the Loans requested to be made on such Funding
Date:

                      (i) the representations and warranties set forth in
           ARTICLE IV and in the other Loan Documents are true and correct on and as of such Funding Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

                      (ii) since preparation and filing with the Securities and Exchange Commission of the financial statements dated as of December 31, 2001 and notes thereto, as delivered by the Borrower to each of the Lenders, there has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect; and

                      (iii) No Default or Event of Default has occurred and is continuing.

                  (c) NO LEGAL IMPEDIMENTS. The advancement of such Loans on such date does not violate any Requirement of Law or conflict with the provisions of the Existing Subordinated Note Documents or any Material Contract to which any Loan Party is a party, on the date of or immediately following such advancement and is not enjoined, temporarily, preliminarily or permanently.

Each submission by a Borrower to the Administrative Agent of a Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Loan requested therein, shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in this SECTION 3.2 on the Funding Date of such Loan.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders, and the Agents to enter into this Agreement, the Borrower, as to itself and each of its Subsidiaries, represents and warrants to the Lenders and the Agents that, on and as of the Effective Date, after giving effect to the making of the Loans and other financial accommodations on the Effective Date and on and as of each Funding Date, as required by SECTION 3.2:

                  SECTION 4.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. The Borrower and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation; (b) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (d) is in compliance with its Constituent Documents; (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not in the aggregate have a Material Adverse Effect; and
(f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not in the aggregate have a Material Adverse Effect.

                  SECTION 4.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

                  (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

                      (i) are within such Loan Party's corporate, limited liability company, partnership or other powers;

                      (ii) have been or, at the time of delivery thereof pursuant to SECTION 3.1 will have been duly authorized by all necessary corporate action, including the consent of shareholders where required;

                      (iii) do not and will not (A) contravene any Loan Party's Constituent Documents, (B) violate any other Requirement of Law applicable to any Loan Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to any Loan Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party, or (D) result in the creation or imposition of any Lien upon any of the property of any Loan

           Party, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

                      (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on SCHEDULE 4.2 and which have been or will be, prior to the Effective Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to SECTION 3.1, and each of which, if so required, will, on the Effective Date, be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

                  (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally, by general equitable principles or by principles of good faith and fair dealing and except to the extent that availability of the remedy of specific performance or injunctive relief is sought to the discretion of the court before which any proceeding therefor may be brought.

                  SECTION 4.3 OWNERSHIP OF THE BORROWER; SUBSIDIARIES. Set forth on SCHEDULE 4.3 hereto is a complete and accurate list showing, as of the Effective Date, the Borrower and all Subsidiaries of the Borrower and, as to each, the jurisdiction of its incorporation, the number of shares of each class of Stock authorized (if applicable), the number of such shares outstanding on the Effective Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by a Permitted Holder or a Loan Party, as the case may be. No Stock of any Subsidiary of any Loan Party is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding Stock of each Subsidiary of the Borrower owned (directly or indirectly) by the Borrower has been validly issued, is fully paid and non-assessable and is owned by such Persons, free and clear of all Liens (other than the Lien in favor of the Secured Parties created pursuant to the Pledge and Security Agreements). No Loan Party is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any Subsidiary of the Borrower (other than Target (as defined in the definition of "INTERNATIONAL FALLS ACQUISITION")), other than the Loan Documents and the Existing Subordinated Note Indentures. No Loan Party owns or holds, directly or indirectly, any Stock of any Person other than the Subsidiaries and Investments permitted by SECTION 8.3.

                  SECTION 4.4 FINANCIAL STATEMENTS.

                  (a) The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2001, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Ernst & Young LLP, and the consolidated balance sheets of the Borrower and its Subsidiaries as at February 28, 2002, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the two months then ended, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at February 28, 2002, and said statements of income, retained earnings and cash flows for the two months then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

                  (b) Neither the Borrower nor any of its Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the Financial Statements referred to in CLAUSE (a) above or in the notes thereto or permitted by this Agreement other than the Program Contracts and the Cable Carriage Agreements.

                  (c) The Projections have been prepared by the Borrower in light of the past operations of its business, and reflect projections for the fiscal year period beginning on January 1, 2002 on a month by month basis for the first year and on a quarter by quarter basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of current conditions and current facts known to the Borrower and, as of the Effective Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and of the other information projected therein for the periods set forth therein; PROVIDED that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  (d) The unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries (the "PRO FORMA BALANCE SHEET"), a copy of which has been delivered to each Lender pursuant to SECTION 3.1, has been prepared as of May 1, 2002 reflects as of such date, on a pro forma basis, the consolidated financial condition of the Borrower and its Subsidiaries, and the assumptions expressed therein were reasonable based on the information available to the Borrower at the time so furnished and on the Effective Date.

                  SECTION 4.5 MATERIAL ADVERSE CHANGE. Since preparation and filing with the Securities and Exchange Commission of the financial statements dated as of December 31, 2001 and notes thereto, as delivered by the Borrower to each of the Lenders, there has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect.

                  SECTION 4.6 SOLVENCY. Both immediately before and after giving effect to (a) the Loans to be made or extended on the Effective Date or such other Funding Date, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, (c) the consummation of the other financing transactions contemplated hereby and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

                  SECTION 4.7 LITIGATION.

                  (a) Except as set forth on SCHEDULE 4.7, there are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the

Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator. None of the litigation or proceedings listed on SCHEDULE 4.7, if adversely determined, would have a Material Adverse Effect. The performance of any action by the Borrower or any of its Subsidiaries required or contemplated by any of the Loan Documents or the Network Affiliation Agreements is not restrained or enjoined (either temporarily, preliminarily or permanently).

                  (b) No Loan Party is the subject of any outstanding citation order or investigation by any Communications Regulatory Authority which could reasonably be expected to have a Material Adverse Effect, and no such citation, order or investigation (excluding any rule making proceeding of general applicability) which could reasonably be expected to have a Material Adverse Effect, to the knowledge of the Borrower, is contemplated by any Communications Regulatory Authority.

                  SECTION 4.8 TAXES.

                  (a) Except as set forth on SCHEDULE 4.8, all federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "TAX RETURNS") required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP. Except as set forth on SCHEDULE 4.8, no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by the Borrower and each of its Tax Affiliates from their respective employees for all periods in compliance in all material respects with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

                  (b) Except as set forth on SCHEDULE 4.8, neither the Borrower nor any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges; (ii) any obligation under any tax sharing agreement or arrangement other than that to which the Administrative Agent has a copy prior to the date hereof; or (iii) in the last five years, been a member of an affiliated, combined or unitary group other than the group of which the Borrower (or its Tax Affiliate) is the common parent.

                  SECTION 4.9 FULL DISCLOSURE. The information prepared or furnished by or on behalf of each Loan Party in connection with this Agreement or the consummation of the financing taken as a whole does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading. All facts known to any Loan Party which are material to an understanding of the financial condition, business, properties or prospects of the Borrower and its Subsidiaries taken as one enterprise have been disclosed to the Lenders; PROVIDED that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 4.10 MARGIN REGULATIONS. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulations T, U or X of the Federal Reserve Board.

                  SECTION 4.11 NO BURDENSOME RESTRICTIONS; NO DEFAULTS.

                  (a) Neither the Borrower nor any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under SECTION 8.2) on the property or assets of any thereof or (ii) is subject to any charter or corporate restriction which would have a Material Adverse Effect.

                  (b) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to the Borrower or to any of its Subsidiaries, other than, in either case, those defaults which in the aggregate would not have a Material Adverse Effect.

                  (c) No Default or Event of Default has occurred and is continuing.

                  (d) To the best knowledge of the Borrower and each of its Subsidiaries, there is no Requirement of Law applicable to the Borrower or to any of its Subsidiaries the compliance with which by such Person would have a Material Adverse Effect.

                  SECTION 4.12 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is (a) an "INVESTMENT COMPANY" or an "AFFILIATED PERSON" of, or "PROMOTER" or "PRINCIPAL UNDERWRITER" for, an "INVESTMENT COMPANY," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "HOLDING COMPANY," or an "AFFILIATE" or a "HOLDING COMPANY" or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY," as each such term is defined and used in the Public Utility Holding Act of 1935, as amended.

                  SECTION 4.13 USE OF PROCEEDS. The proceeds of the Tranche A Loans and the Tranche B Loans shall be used by the Borrower (a) for working capital and general corporate purposes, PROVIDED, HOWEVER, the proceeds of the Tranche A Loans shall not be used to make any Restricted Payment whether or not permitted under this Agreement; (b) to pay fees due to the Agents, the Tranche A Lenders and Tranche B Lenders, (c) to pay transaction expenses incurred in connection with this Agreement and (d) in the case of the Tranche B Loans, to fund amounts required hereunder to be held the Tranche B Interest Reserve Account for the benefit of the

Tranche B Lenders to pay interest on the Tranche B Loans. The proceeds of the Tranche C Loans shall be used by the Borrower solely to fund the Tranche C Interest Reserve Account.

                  SECTION 4.14 INSURANCE. All policies of insurance of any kind or nature of the Borrower or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, business interruption, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person. Neither the Borrower or any of its Subsidiaries has been refused insurance for any material coverage which it had applied or had any policy of insurance terminated (other than at its request).

                  SECTION 4.15 LABOR MATTERS.

                  (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving the Borrower or any of its Subsidiaries, other than those which in the aggregate would not have a Material Adverse Effect.

                  (b) There are no unfair labor practices, grievances or complaints pending, or, to the Borrower's knowledge, threatened against or involving the Borrower or any of its Subsidiaries nor are there any arbitrations or grievances threatened involving the Borrower or any of its Subsidiaries, other than those which, in the aggregate, if resolved adversely to the Borrower or such Subsidiary, would not have a Material Adverse Effect.

                  (c) Except as set forth on SCHEDULE 4.15, as of the Effective Date, there is no collective bargaining agreement covering any of the employees of the Borrower or any of its Subsidiaries.

                  (d) SCHEDULE 4.15 sets forth as of the date hereof, all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of the Borrower and its Subsidiaries.

                  SECTION 4.16 ERISA.

                  (a) SCHEDULE 4.16 separately identifies as of the date hereof all Title IV Plans, all Multiemployer Plans and all of the employee pension benefit plans within the meaning of Section 3(2) of ERISA to which the Borrower or any of its Subsidiaries has any obligation or liability, contingent or otherwise.

                  (b) Each employee benefit plan of the Borrower or any of its Subsidiaries which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where such failures in the aggregate would not have a Material Adverse Effect.

                  (c) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that in the aggregate would not have a Material Adverse Effect.

                  (d) There has been no, nor is there reasonably expected to occur, any ERISA Event which would have a Material Adverse Effect.

                  (e) Neither the Borrower nor any of its Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

                  SECTION 4.17 ENVIRONMENTAL MATTERS.

                  (a) The operations of the Borrower and each of its Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all environmental, health and safety Permits required by Environmental Laws, other than non-compliances that in the aggregate would not have a reasonable likelihood of the Borrower and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000.

                  (b) Neither the Borrower nor any of its Subsidiaries or any real property currently or, to the knowledge of the Borrower, previously owned, operated or leased by or for the Borrower or any of its Subsidiaries is subject to any pending or, to the knowledge of the Borrower, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that in the aggregate would not have a reasonable likelihood of the Borrower and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000.

                  (c) Neither the Borrower nor any of its Subsidiaries is a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., the regulations thereunder or any state analog.

                  (d) There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of real property owned, operated or leased by the Borrower or any of its Subsidiaries, including, but not limited to a Release of Contaminants, which are not specifically included in the financial information furnished to the Lenders other than those that in the aggregate would not have a reasonable likelihood of the Borrower and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000.

                  (e) As of the date hereof, no Environmental Lien has attached to any property of the Borrower or any of its Subsidiaries and, to the knowledge of the Borrower, no facts, circumstance or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property. SCHEDULE 4.17 sets forth all underground storage tanks ("USTs") located on any real property owned, operated or leased by Borrower or any of its Subsidiaries and over which Borrower a Subsidiary has control, and the size, age, and content of each UST.

                  (f) The Borrower has provided the Lenders with copies of all environmental, health or safety audits, studies, assessments, inspections, investigations or other environmental health and safety reports relating to the operations of the Borrower or any of its Subsidiaries or any of their real property (including, but not limited to, tank tightness tests, Phase I Environmental Site Assessment and Phase II Environmental Site Assessments) that are in the possession, custody or control of the Borrower or any of its Subsidiaries.

                  SECTION 4.18 INTELLECTUAL PROPERTY MATTERS.

                  (a) Set forth on SCHEDULE 4.18 is a complete and accurate list of all registered licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights of the Borrower and each of its Subsidiaries, showing, as of the Effective Date in the case of registered intellectual property, the jurisdiction in which registered, the registration number and the date of registration.

                  (b) The Borrower and each of its Subsidiaries own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including all Intellectual Property as defined in the Pledge and Security Agreements) that are necessary for the operations of their respective businesses, without any known infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of the Borrower or any of its Subsidiaries.

                  (c) To the Borrower's knowledge, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened.

                  SECTION 4.19 TITLE.

                  (a) The Borrower and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, all real property set forth on SCHEDULE 4.19, and good title to all personal property purported to be owned by it (other than assets disposed of in the ordinary course of business), including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such properties and assets is subject to any Lien, except Liens permitted under SECTION 8.2. The Borrower and each of its Subsidiaries has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions reasonably necessary to establish, protect and perfect the Borrower's and each of its Subsidiaries' right, title and interest in and to all such property.
SCHEDULE 4.19 indicates which of such real property is owned and which is leased, and lists the agreements pursuant to which any such property is leased.

                  (b) All Permits required to have been issued or appropriate to enable all real property owned or leased by the Borrower or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate would not have a Material Adverse Effect.

                  (c) To the knowledge of the Borrower or any applicable Subsidiary, none of the facilities used in connection with the Borrower's or any of its Subsidiaries' television broadcasting operations (including without limitation, the transmitter and tower sites owned or used by the Borrower or any Subsidiary thereof) violates in any material respect the provisions of any applicable building codes, fire regulations, building restrictions or other governmental ordinances, orders, or regulations and each such facility is zoned so as to permit the commercial uses intended by the owner or occupier thereof and there are no outstanding variances or special use permits materially affecting any of the present uses thereof by the Borrower or its Subsidiaries.

                  (d) Neither the Borrower nor any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by the Borrower or any of its Subsidiaries or any part thereof, except those which, in the aggregate, would not have a Material Adverse Effect.

                  SECTION 4.20 ISSUANCE OF STOCK AND SUBORDINATED INDEBTEDNESS. The Borrower's common Stock and Exchangeable Preferred Stock have been duly and validly issued, fully paid and nonassessable. No stockholder of the Borrower has or will have any preemptive rights to subscribe for any additional Securities of the Borrower. The Existing Subordinated Note Documents (and all other Subordinated Indebtedness) are the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Existing Subordinated Note Documents (and all other Subordinated Indebtedness) will be enforceable against the holders thereof and the Loans and all other monetary Obligations of the Borrower hereunder are and will be within the definition of "SENIOR DEBT" included in such provisions. The issuance and sale of the Borrower's common Stock, Exchangeable Preferred Stock and the Subordinated Indebtedness either (a) has been registered or qualified under applicable federal and state securities laws or (b) was exempt therefrom.

                  SECTION 4.21 LENDERS. None of the Administrative Agent, the Collateral Agents or any Lender will, by reason of the execution, delivery and performance (other than the exercise of remedies) of any of the Loan Documents, be subject to the regulation or control of the FCC or any other Communications Regulatory Authority.

                  SECTION 4.22 FCC LICENSES AND APPROVALS.

                  (a) The Borrower and each of its Subsidiaries has all requisite power and authority and necessary licenses, authorizations, waivers and permits (the "FCC LICENSES") required under the Communications Act to own and operate its properties and to carry on its businesses as now conducted and as proposed to be conducted.

                  (b) Set forth in SCHEDULE 4.22 is a complete list of all FCC Licenses, and the termination date thereof, of the Borrower and each of its Subsidiaries.

                  (c) Each such FCC License which is materially necessary to the operation of the business of the Borrower or any of its Subsidiaries is validly issued and in full force and effect, and constitutes in all material respects, all of the authorization from any Communications

Regulatory Authority necessary for the operation of such Person's business in the same manner as it is presently conducted and as proposed to be conducted.

                  (d) The Borrower and each of its Subsidiaries have taken all material actions and performed all of their material obligations that are necessary to maintain such FCC Licenses without adverse modification or impairment, and complete and correct copies of the FCC Licenses of each such Person have been delivered to Administrative Agent.

                  (e) No event has occurred which (A) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment or termination of or any order of forfeiture with respect to, any FCC License or (B) materially and adversely affects or in the future may (so far as the Borrower can now reasonably foresee) materially adversely affect any of the rights of the Borrower or any Subsidiary thereof.

                  (f) None of the FCC Licenses requires that any present stockholder, director, officer or employee of the Borrower or any Subsidiary thereof remain a stockholder or employee of such Person, or that any transfer of control of such Person must be approved by any public or governmental body other than the FCC.

                  (g) Neither the Borrower nor any of its Subsidiaries is a party to or has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the radio or television industries generally) which could in any manner threaten or adversely affect the validity or continued effectiveness of the FCC Licenses of any such Person.

                  (h) Neither the Borrower nor any of its Subsidiaries has any reason to believe (other than in connection with there being no legal assurance thereof) that the FCC Licenses listed and described in SCHEDULE 4.22 will not be renewed in the ordinary course. The Borrower and each of its Subsidiaries has filed in a timely manner all material reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its FCC Licenses and is maintaining all records and information necessary for filing such material reports, applications, documents, instruments and information.

                  (i) Each Ownership Report filed by the Borrower or any of its Subsidiaries with the FCC was true, correct and complete in all material respects as of the date of such filing.

                  SECTION 4.23 LOANS PERMITTED UNDER SUBORDINATED DEBT DOCUMENTS. All outstanding loans under the Existing Credit Agreement are, and since the date of borrowing thereof have been, and all Loans requested hereunder will be at the time of such request, debt permitted under the debt incurrence tests set forth in Section 1008 of the 10-3/8% Subordinated Note Indenture,
Section 1008 of the 9-3/8% Subordinated Note Indenture, Section 1008 of the 8-7/8% Subordinated Note Indenture.

                  SECTION 4.24 OUTSTANDING LOANS. None of the Mortgage Documents has become unenforceable as a result of the failure to pay any additional mortgage recording tax, documentary stamp tax, tax on intangibles, or other similar taxes due to any state or local governmental authority by reason of the borrowing, repayment or prepayment, and subsequent reborrowing of any loans under the Existing Credit Agreement.

                  SECTION 4.25 NETWORK AFFILIATION AGREEMENTS

                  (a) Set forth on SCHEDULE 4.25 hereto is a complete and accurate list of all Network Affiliation Agreements and Cable Carriage Agreements of the Borrower and each of its Subsidiaries.

                  (b) The execution, delivery and performance by the Borrower and each of its Subsidiaries of the Network Affiliation Agreements and Cable Carriage Agreements to which it is a party and the consummation of the transactions contemplated thereby by such Person:

                      (i) do not and will not (A) contravene or violate the Borrower's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to the Borrower or any of its Subsidiaries, or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of the Borrower or any of its Subsidiaries, except for those that in the aggregate would not have a Material Adverse Effect or (D) result in the creation or imposition of any Lien upon any of the property of the Borrower or any of its Subsidiaries; and

                      (ii) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which will have been obtained or made at the Effective Date, each of which will be in full force and effect on the Effective Date.

                  (c) Each of the Network Affiliation Agreements and Cable Carriage Agreements has been, or at the Effective Date will have been, duly executed and delivered by the Loan Party that is party thereto and at the Effective Date will be the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms.

                  (d) None of the Network Affiliation Agreements or Cable Carriage Agreements has been amended or modified in any respect and no provision therein has been waived, except in each case to the extent permitted by SECTION 8.12, and each of the representations and warranties therein is true and correct in all material respects and no default or event which with the giving of notice or lapse of time or both would be a default has occurred thereunder.

                  SECTION 4.26 INACTIVE SUBSIDIARY The Inactive Subsidiary (i) has assets with an aggregate Fair Market Value of less than $10,000, (ii) has not conducted any business or operations since January 1, 2000 and (iii) is classified as inactive or dormant by the Borrower's internal records.

                                   ARTICLE V
                               FINANCIAL COVENANTS

                  As long as any of the Obligations or the Loans remain outstanding, unless (a) with respect to the Tranche A Loan Parties, the Requisite Tranche A Lenders, and (b) with respect to the Tranche B Loan Parties, the Requisite Tranche B Lenders, otherwise consent in writing, the Borrower each agrees with the Lenders and the Administrative Agent that:

                  SECTION 5.1 MINIMUM NET REVENUE. The Borrower shall not permit Net Revenues for Tranche A Loan Parties and Tranche B Loan Parties, to be less than the amount set forth below with respect to such Loan Parties, for such period, with such amount being calculated on a cumulative basis beginning March 31, 2002, for the last two Fiscal Quarters of 2002 and the first Fiscal Quarter of 2003, and for each successive Fiscal Quarter thereafter, such amount shall be determined with reference to the twelve-month period ending on such day:

                                               Tranche A         Tranche B
       Period            Time Measured        Loan Parties      Loan Parties
-------------------------------------------------------------------------------
      06/30/02              3 Months            $16,000,000         $7,000,000

      09/30/02              6 Months            $30,100,000        $13,200,000

      12/31/02              9 Months            $47,300,000        $20,900,000

      03/31/03             12 Months            $60,700,000        $27,700,000

      06/30/03             12 Months            $60,800,000        $29,900,000

      09/30/03             12 Months            $60,900,000        $32,500,000

      12/31/03             12 Months            $60,900,000        $36,000,000

      03/31/04             12 Months            $61,800,000        $36,900,000

SECTION 5.2 MINIMUM ADJUSTED BROADCAST CASH FLOW. The Borrower shall not permit Adjusted Broadcast Cash Flow for Tranche A Loan Parties and the Tranche B Loan Parties to be less than the amount set forth below with respect to such Loan Parties for such Fiscal Quarter, such amount being calculated on a cumulative basis beginning March 31, 2002, for the last two Fiscal Quarters of 2002 and the first Fiscal Quarter of 2003. For each successive Fiscal Quarter thereafter, such amount shall be determined with reference to the twelve-month period ending on such day:

                                              Tranche A         Tranche B
       Period            Time Measured       Loan Parties      Loan Parties
------------------------------------------------------------------------------
      06/30/02              3 Months             $5,500,000       ($2,600,000)

      09/30/02              6 Months             $8,300,000       ($4,400,000)

      12/31/02              9 Months            $14,800,000       ($6,500,000)

      03/31/03             12 Months            $17,500,000       ($9,300,000)

                                              Tranche A         Tranche B
       Period            Time Measured       Loan Parties      Loan Parties
------------------------------------------------------------------------------

      06/30/03             12 Months            $17,600,000       ($6,700,000)

      09/30/03             12 Months            $18,200,000       ($5,300,000)

      12/31/03             12 Months            $18,000,000       ($1,400,000)

      03/31/04             12 Months            $18,400,000       ($1,400,000)


                  SECTION 5.3 MINIMUM EBITDA. The Borrower shall not permit EBITDA for the Borrower and its Subsidiaries, to be less than the amount set forth below for such period, with such amount being calculated on a cumulative basis beginning March 31, 2002, for the last two Fiscal Quarters of 2002 and the first Fiscal Quarter of 2003. For each successive Fiscal Quarter thereafter, such amount shall be determined with reference to the twelve-month period ending on such day.

      Period           Time Measured          Consolidated
-----------------------------------------------------------
     06/30/02             3 Months              ($200,000)

     09/30/02             6 Months            ($1,900,000)

     12/31/02             9 Months              ($700,000)

     03/31/03            12 Months            ($3,800,000)

     06/30/03            12 Months            ($1,200,000)

     09/30/03            12 Months                $400,000

     12/31/03            12 Months              $4,000,000

     03/31/04            12 Months              $4,400,000


                  SECTION 5.4 MINIMUM WORKING CAPITAL. The Borrower and its Subsidiaries shall maintain, during each Fiscal Quarter, a minimum Working Capital balance of not less than $5,000,000, calculated as of the last day of each Fiscal Quarter.

                  SECTION 5.5 MAXIMUM CAPITAL EXPENDITURES.

                  The Borrower shall not permit Capital Expenditures, during the three month periods ending on the dates set forth below to be greater than the amount set forth below for such period; PROVIDED, HOWEVER, to the extent such Capital Expenditures allowed in any one Fiscal Quarter are not used, the unused amount may be carried over up to a maximum of three Fiscal Quarters only:

                                   Three months               Consolidated
                                       ended
                                -------------------------------------------
                                      06/30/02                  $4,800,000
                                      09/30/02                  $6,200,000
                                      12/31/02                  $7,300,000
                                      03/31/03                  $1,000,000
                                      06/30/03                  $2,000,000
                                      09/30/03                  $2,000,000
                                      12/31/03                  $2,000,000
                                      03/31/04                  $1,000,000


                  SECTION 5.6 MINIMUM CASH BALANCE As of each Cash Balance Testing Date, the sum of the Cash Balance plus, as long as no Default or Event of Default has occurred and is continuing, the aggregate amount of any undrawn Commitments hereunder, shall be not less than the sum of (a) $4,000,000 plus (b) the aggregate amount of payments due on the Existing Subordinated Notes during the 30 day period following such Cash Balance Testing Date.

                  SECTION 5.7 ADJUSTMENT OF FINANCIAL COVENANTS. Notwithstanding the foregoing, upon sale of the Stock, assets or FCC Licenses of any of the Loan Parties, each of the covenants set forth above in SECTIONS 5.1, 5.2, 5.3, 5.4,
5.5 and 5.6 shall be adjusted, in the case of the covenants under SECTION 5.1 and 5.2 applicable to the Tranche A Loan Parties, by the Requisite Tranche A Lenders, in the case of the covenants under SECTION 5.1 and 5.2 applicable to the Requisite Tranche B Loan Parties, by the Requisite Tranche B Lenders, and in the case of covenants set forth in SECTION 5.3, 5.4, 5.5 and 5.6, the Requisite Lenders, to take into consideration, on a PRO FORMA basis, such sale and the application of proceeds therefrom.

                                   ARTICLE VI
                               REPORTING COVENANTS

                  As long as any of the Obligations or the Commitments remain outstanding, unless the Requisite Lenders and the Administrative Agent otherwise consent in writing, the Borrower agrees with the Lenders and the Administrative Agent that:

                  SECTION 6.1 FINANCIAL STATEMENTS. The Borrower shall furnish to the Administrative Agent and each Lender the following:

                  (a) MONTHLY REPORTS. Within 30 days after the end of each fiscal month in each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of (i) consolidated and consolidating unaudited balance sheets as of the close of such month, (ii) the related consolidated and consolidating statements of income for such month and that portion of the current Fiscal Year ending as of the close of such month, (iii) monthly station operating statements setting forth revenue, expenses and broadcast cash flow for each station, (iv) capital expenditure schedules for such month and that portion of the current Fiscal Year ending as of the close of such month, in each case, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for the current Fiscal Year, in each case certified by a Responsible Officer of the Borrower as fairly presenting, where applicable, the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments), (v) a sales pacing report prepared by the Borrower closest to the date prior to delivery of the monthly reports pursuant to this CLAUSE (a) and (vi) a certificate of the Chief Financial Officer of the Borrower setting forth in reasonable detail compliance with
SECTION 5.6 as of the Cash Balance Testing Date that occurs during the current fiscal month immediately prior to the date of delivery of such information.

                  (b) QUARTERLY REPORTS. Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of (i) consolidated and consolidating unaudited balance sheets as of the close of such quarter and the related consolidated and consolidating statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for the current Fiscal Year, and (ii) reports setting forth the aggregate amount of each of the accounts receivable by the Borrower and its Subsidiaries and listing such amounts according to the number of days such accounts are past due, in each case certified by a Responsible Officer of the Borrower as fairly presenting the consolidated and consolidating financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

                  (c) ANNUAL REPORTS. Within 90 days after the end of each Fiscal Year, financial information regarding the Borrower and its Subsidiaries consisting of consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such year and related statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit or as to the Borrower being a going concern (other than with respect to the due date of the Obligations) by Ernst & Young LLP or other independent public accountants of recognized national standing acceptable to the Administrative Agent, together with the report of such accounting firm stating that (i) such financial statements fairly present the consolidated financial position of the Borrower and its

Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements), and (ii) to the extent permitted by accounting rules and guidelines, the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries such accounting firm has obtained no knowledge that a Default or Event of Default in respect of the financial covenants contained in ARTICLE V has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing in respect of such financial covenants, a statement as to the nature thereof; PROVIDED that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default.

                  (d) COMPLIANCE CERTIFICATE. Together with each delivery of any financial statement pursuant to CLAUSES (b) and (c) of this SECTION 6.1, a certificate of a Responsible Officer of the Borrower (each, a "COMPLIANCE CERTIFICATE") (i) showing in reasonable detail the calculations used in demonstrating compliance with each of the financial covenants contained in
ARTICLE V and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action which the Borrower proposes to take with respect thereto.

                  (e) BUSINESS PLAN. Not later than 30 days after the end of each Fiscal Year, and containing substantially the types of financial information contained in the Projections, the annual business plan of the Borrower for the next succeeding Fiscal Year, including (i) forecasts prepared by management of the Borrower for each fiscal month in the next succeeding Fiscal Year, and (ii) forecasts prepared by management of the Borrower for each of the succeeding Fiscal Years through the Fiscal Year in which the Maturity Date is scheduled to occur, including, in each instance described in CLAUSE (i) and CLAUSE (ii) above, (A) a projected year-end consolidated balance sheet and income statement and statement of cash flows and (B) a statement of all of the material assumptions on which such forecasts are based; in addition to the foregoing, not later than 60 days after the end of each Fiscal Year, the foregoing Business Plan in the form approved by the Board of Directors, if different from the Business Plan previously provided.

                  (f) MANAGEMENT LETTERS, ETC. Within five Business Days after receipt thereof by any Loan Party, copies of each management letter, exception report or similar letter or report received by such Loan Party from its independent certified public accountants;

                  (g) INTERCOMPANY LOAN BALANCES. Together with each delivery of any financial statement pursuant to CLAUSE (a) of this SECTION 6.1, a summary of the outstanding balance of all intercompany Indebtedness as of the last day of the fiscal month covered by such financial statement, certified by a Responsible Officer of the Borrower.

                  SECTION 6.2 CERTAIN NOTICES. As soon as practicable, and in any event within five Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default or Event of Default, or other event which has had a Material Adverse

Effect or which has any reasonable likelihood of causing or resulting in a Material Adverse Change, the Borrower shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

                  SECTION 6.3 LITIGATION. Promptly after the commencement thereof, the Borrower shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the Borrower or any of its Subsidiaries, which in the reasonable judgment of the Borrower or such Subsidiary, expose the Borrower or such Subsidiary to liability in an amount aggregating $1,000,000 or more or which, if adversely determined, would have a Material Adverse Effect.

                  SECTION 6.4 ASSET SALES. No less than 60 days prior to any proposed Asset Sale anticipated to generate in excess of $1,000,000 in Net Cash Proceeds, the Borrower shall send the Administrative Agent a notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by the applicable the Borrower or any of its Subsidiaries.

                  SECTION 6.5 NOTICES UNDER NETWORK AFFILIATION AGREEMENTS AND CABLE CARRIAGE AGREEMENTS. Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent copies of all material notices, certificates or reports delivered pursuant to any Network Affiliation Agreement or any Cable Carriage Agreement.

                  SECTION 6.6 SEC FILINGS; PRESS RELEASES. Promptly after the sending or filing thereof, the Borrower shall send the Administrative Agent and Lenders copies of (a) all reports which the Borrower sends to its security holders generally, (b) all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange, (c) all press releases and (d) all other statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public, and to the Administrative Agent only, all Ownership Reports filed with the FCC.

                  SECTION 6.7 FCC LICENSES, ETC. Promptly upon receipt of notice of (a) any forfeiture, non-renewal, cancellation, termination, revocation, suspension, impairment or material modification of any FCC License held by the Borrower or any of its Subsidiaries, or any notice of default or forfeiture with respect to any such FCC License, or (b) any refusal by any governmental agency or authority (including, without limitation, the FCC) to renew or extend any such FCC License, the Borrower shall send the Administrative Agent an Officers' Certificate specifying the nature of such event, the period of existence thereof, and what action the Borrower and its Subsidiaries are taking or propose to take with respect thereto.

                  SECTION 6.8 LABOR RELATIONS. Promptly after becoming aware of the same, the Borrower shall give the Administrative Agent written notice of (a) any material labor dispute to which the Borrower of any of its Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any of such Person, if, in either case the liability to the Borrower or any Subsidiary in is excess of $1,000,000.

                  SECTION 6.9 TAX RETURNS. Upon the request of any Lender, through the Administrative Agent, the Borrower will provide copies of all federal, state and local tax returns and reports filed by the Borrower or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes).

                  SECTION 6.10 INSURANCE. As soon as is practicable and in any event within 90 days after the end of each Fiscal Year, the Borrower will furnish the Administrative Agent (in sufficient copies for each of the Lenders) with (a) a report in form and substance satisfactory to the Administrative Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage and (b) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid.

                  SECTION 6.11 ERISA MATTERS. The Borrower shall furnish the Administrative Agent (with sufficient copies for each of the Lenders):

                  (a) promptly and in any event within 30 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred if the amount of all liabilities and deficiencies which could result therefrom, whether or not assessed, exceeds $1,000,000 in the aggregate, written notice thereof;

                  (b) promptly and in any event within 10 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Borrower describing such ERISA Event or waiver request and the action, if any, which the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

                  (c) simultaneously with the date that the Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

                  SECTION 6.12 ENVIRONMENTAL MATTERS. The Borrower shall provide the Administrative Agent promptly and in any event within 10 days of the Borrower or any of its Subsidiaries learning of any of the following, written notice of any of the following:

                  (a) that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of a Release or threatened Release which could reasonably be expected to subject such Loan Party to Environmental Liabilities and Costs of $1,000,000 or more;

                  (b) the receipt by the Borrower or any of its Subsidiaries of notification that any real or personal property of such Loan Party is or is reasonably likely to be subject to any Environmental Lien;

                  (c) the receipt by the Borrower or any of its Subsidiaries of any notice of violation of or potential liability under, or knowledge by such Loan Party that there exists a condition which could reasonably be expected to result in a violation of or liability under any Environmental Law, except for violations and liabilities the consequence of which in the aggregate would have no reasonable likelihood of subjecting the Borrower and its Subsidiaries collectively to Environmental Liabilities and Costs of $1,000,000 or more;

                  (d) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, which in the aggregate, if adversely determined, would have a reasonable likelihood of subjecting the Borrower and its Subsidiaries collectively to Environmental Liabilities and Costs of $1,000,000 or more;

                  (e) any proposed acquisition of stock, assets or real estate, or any proposed leasing of property, or any other action by the Borrower or any of its Subsidiaries other than those the consequences of which in the aggregate have reasonable likelihood of subjecting the Borrower and its Subsidiaries collectively to any Environmental Liabilities and Costs in excess of $1,000,000;

                  (f) any proposed action by the Borrower or any of its Subsidiaries or any proposed change in Environmental Laws which in the aggregate have a reasonable likelihood of requiring the Borrower or any of its Subsidiaries to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that in the aggregate would cost $1,000,000 or more or subject the Borrower and its Subsidiaries collectively to additional Environmental Liabilities and Costs of $1,000,000 or more; and

                  (g) upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

                  SECTION 6.13 BROADCAST RATINGS. Promptly upon request by Administrative Agent or any Lender, copies of summaries of the most recent broadcast and rating reports prepared by A.C. Nielsen Company and received by the Borrower with respect to the Borrower's and its Subsidiaries' broadcast stations.

                  SECTION 6.14 BOARD OF DIRECTORS. With reasonable promptness, written notice of any change in the Board of Directors of the Borrower or any of its Subsidiaries.

                  SECTION 6.15 PROGRAMMING OBLIGATIONS. As soon as available or in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within 90 days after the end of each Fiscal Year, the aggregate amount of Programming Obligations as of the end of each Fiscal Quarter, at the request of Administrative Agent such information to identify the Programming Obligations of each broadcast station, and to include, with respect to each such obligation, without limitation, its amount and the obligor thereof, all in reasonable detail and certified by the chief financial officer of the Borrower.

                  SECTION 6.16 CHANGES IN NAME. The Borrower shall notify the Collateral Agent at least 30 days prior to any change in name, identity, state of incorporation or formation, or corporate or other structure of the Borrower or any of its Subsidiaries, or of any change in the call letters of any of the television stations owned or operated by the Borrower or any of its Subsidiaries and shall provide such documentation with respect thereto as is required by the Tranche A Pledge and Security Agreement or the Tranche B Pledge and Security Agreement, as applicable.

                  SECTION 6.17 OTHER INFORMATION. The Borrower will provide the Administrative Agent or any Lender through the Administrative Agent with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

                                  ARTICLE VII
                              AFFIRMATIVE COVENANTS

                  As long as the Obligations or the Commitments remain outstanding, unless the Requisite Lenders and the Administrative Agent otherwise consent in writing, the Borrower, with respect to itself and its Subsidiaries, agrees with the Lenders and the Administrative Agent that:

                  SECTION 7.1 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence, rights (charter and statutory) and franchises (including, without limitation, all FCC Licenses), except as permitted by SECTIONS 8.4 and 8.6.

                  SECTION 7.2 COMPLIANCE WITH LAWS, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not in the aggregate have a Material Adverse Effect. The Borrower shall obtain and maintain, and cause each of its Subsidiaries to obtain and maintain, all licenses, permits, franchises or other Governmental Authorizations and approvals (including, without limitation, the FCC Licenses) necessary to own, acquire or dispose of their respective properties, to conduct their respective businesses or to comply with the FCC's or any other Communications Regulatory Authority's construction, operating and reporting requirements, the violation of which or the failure to obtain or maintain which could reasonably be expected to have a Material Adverse Effect.

                  SECTION 7.3 CONDUCT OF BUSINESS. The Borrower shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course consistent with past practice, (b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Subsidiaries, except in each case where the failure to comply with the covenants in each of clauses
(a) and (b) above would not in the aggregate have a Material Adverse Effect.

                  SECTION 7.4 PAYMENT OF TAXES, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP.

                  SECTION 7.5 MAINTENANCE OF INSURANCE. The Borrower shall (i) maintain, and cause to be maintained for each of its Subsidiaries insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, and such other insurance as may be reasonably requested by in the case of Tranche A Collateral, the Requisite Tranche A Lenders and in the case of Tranche B Collateral, the Requisite Tranche B Lenders, and, in any event, all insurance required by any Collateral Documents and (ii) cause all such insurance to name the Collateral Agent, on behalf of the Secured Parties, as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Administrative Agent.

                  SECTION 7.6 REINVESTMENT OF INSURANCE PROCEEDS.

                  (a) Other than following and during the continuance of an Event of Default, upon receipt by the Borrower or any Subsidiary of the Borrower of Net Cash Proceeds arising from a Property Loss Event, the Borrower shall promptly deliver a Reinvestment Notice to the Administrative Agent and prepay the Loans in an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Event, if any, on the Reinvestment Prepayment Date with respect to such Reinvestment Event and, pending application of such proceeds as specified in the Reinvestment Notice, shall pay the same to the Collateral Agent to be held in the applicable Cash Collateral Account. Any amounts prepaid pursuant to this SECTION 7.6 shall be applied in accordance with SECTION 2.6 as if an Event of Default is continuing.

                  (b) Following and during the continuance of an Event of Default, upon receipt by the Borrower or any Subsidiary of the Borrower of Net Cash Proceeds arising from a Property Loss Event, the Borrower shall immediately apply such amounts in accordance with SECTION 2.6.

                  SECTION 7.7 ACCESS. The Borrower shall from time to time, permit the Administrative Agent and the Lenders, or any agents or representatives thereof, within two Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries,
(b) visit the properties of the Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with any of their respective officers or directors, and (d) communicate directly with the Borrower's independent certified public accountants or other advisors. The Borrower shall authorize its independent certified public accountants to disclose to the Administrative Agent or any Lender any and all financial statements and other information of any kind, as the Administrative Agent or any Lender reasonably requests from the Borrower and which such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Borrower or any of its Subsidiaries.

                  SECTION 7.8 KEEPING OF BOOKS. The Borrower shall, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of the Borrower and each Subsidiary.

                  SECTION 7.9 MAINTENANCE OF PROPERTIES, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, maintain and preserve (a) all of its properties which are necessary in the conduct of its business in good working order and condition, (b) all rights, permits, licenses, approvals and privileges (including all Permits) which are used or useful or necessary in the conduct of its business, and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business; except where the failure to so maintain and preserve would not in the aggregate have a Material Adverse Effect.

                  SECTION 7.10 REAL ESTATE LEASES. The Borrower and each of its Subsidiaries shall keep in full force and effect the material Leases as amended through the date hereof; provided that Borrower and each of its Subsidiaries shall be entitled, in the ordinary and prudent course of their business, to modify, amend, terminate and/or replace any such Leases so long as (i) such modification, amendment, terminations and/or replacements would not, in the aggregate, have a Material Adverse Effect, and (ii) to the extent any such Leases are secured by any Mortgage Document, Borrower or the applicable Subsidiary deliver a Mortgage Document with respect to the applicable replacement Lease. The Borrower shall provide Administrative Agent with (i) a copy of any notice of default under any of such Leases, received by the Borrower or any of its Subsidiaries and (ii) 10 Business Days prior written notice of any such modification, amendment, termination and/or replacements.

                  SECTION 7.11 APPLICATION OF PROCEEDS. The Borrower shall use the entire amount of the proceeds of the Loans as provided in SECTION 4.13.

                  SECTION 7.12 ENVIRONMENTAL.

                  (a) The Borrower shall, and shall cause each of its Subsidiaries, to comply in all material respects with Environmental Laws and, without limiting the foregoing, the Borrower shall, at its sole cost and expense, following and during the continuance of an Event of Default at the request of the Administrative Agent, or upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of the Borrower and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000, (i) conduct or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (ii) take such Remedial Action, investigational or other action as required by Environmental Laws or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event.

                  (b) Following and during the continuance of an Event of Default, or if the Borrower fails to comply with CLAUSE (a) above within 60 days after receipt of notice or knowledge of such Release or other event, the Administrative Agent may, but is under no obligation to, carry out such actions, and such Borrower shall grant and hereby grants to the Administrative Agent and its agents access to such real property and specifically grants to the Administrative Agent an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such actions, all at the Borrower's sole cost and expense.

                  SECTION 7.13 CONTROL ACCOUNTS; BLOCKED ACCOUNTS.

                  (a) The Loan Parties will (i) deposit in a Blocked Account all cash and all Proceeds received by such Loan Party, (ii) not establish or maintain any Securities Account that is not a Control Account and (iii) not establish or maintain any account with any financial or other institution in which Proceeds are deposited other than with a Blocked Account Bank; PROVIDED, HOWEVER, that the Borrower may maintain payroll, withholding tax and other fiduciary accounts.

                  (b) The Borrower and each of its Subsidiaries shall instruct each Account Debtor or other Person obligated to make a payment to the Borrower or any of its Subsidiaries to make payment, or to continue to make payment, as the case may be, to, in the case of a Tranche A Loan Party, a Blocked Account of such Tranche A Loan Party and, in the case of a Tranche B Loan Party, a Blocked Account of such Tranche B Loan Party, and will deposit in such Blocked Account all Proceeds received by such Borrower and each of its Subsidiaries from any other Person immediately upon receipt; provided that any deposit account permitted to be maintained by the Borrower pursuant to SECTION 7.13(d) shall be deemed to constitute a Blocked Account for purposes of this SECTION 7.13(b).

                  (c) In the event (i) such Borrower or any of its Subsidiaries or any Approved Securities Intermediary or Blocked Account Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of a Control Account or Blocked Account for any reason, (ii) the Collateral Agent shall demand such termination as a result of the failure of an Approved Securities Intermediary or Blocked Account Bank to comply with the terms of the applicable Control Account Letter or Blocked Account Letter, or (iii) the Collateral Agent determines in its sole discretion that the financial condition of an Approved Securities Intermediary or Blocked Account Bank, as the case may be, has materially deteriorated, the Borrower or its applicable Subsidiaries shall notify all of its obligors that were making payments to such terminated Control Account or Blocked Account, as the case may be, to make all future payments to another Control Account or Blocked Account, as the case may be.

                  (d) Notwithstanding the foregoing, each deposit account, other than the Concentration Account, maintained by a Loan Party that is not subject to a Blocked Account Letter on the Effective Date may be maintained by such Loan Party; PROVIDED, HOWEVER, that (i) such Loan Party is making good faith efforts to obtain a Blocked Account Letter with respect to such account and shall have obtained a Blocked Account Letter within 90 days after the Effective Date, (ii) at no time shall any Loan Party deposit any direct or indirect proceeds of the Loans into a deposit account that is not subject to an effective Blocked Account Letter; and (iii) on each Business Day, all funds in any such account not subject to a Blocked Account Letter shall be transferred to the Concentration Account.

                  SECTION 7.14 ADDITIONAL COLLATERAL AND GUARANTIES.

                  (a) At least 15 Business Days prior to (i) entering into any Lease (other than a renewal of an existing Lease or a Non-Material Leasehold) for the principal place of business and chief executive office of the Borrower or any of its Subsidiaries or any other Lease (including any renewal) in which the annual rental payments are anticipated to equal or exceed $100,000 or (ii) acquiring of any material owned real property, the Borrower shall, and shall cause each such Subsidiary to, provide the Administrative Agent written notice thereof. Upon written request of the Administrative Agent or the Collateral Agent, the Borrower shall, and shall cause each such Subsidiary to, execute and deliver to the Collateral Agent, for the benefit of the Secured Parties, immediately upon the acquisition of any such Lease or owned real property a mortgage, deed of trust, assignment or other appropriate instrument evidencing a Lien upon any such Lease or real property, together with such title policies, certified surveys, and local counsel opinions with respect thereto and such other agreements, documents and instruments which the Administrative Agent or the Collateral Agent deems necessary or desirable, the same to be in form and substance satisfactory to the Administrative Agent and the Collateral Agent and to be subject only to (i) Liens permitted under SECTION 8.2 and (ii) such other Liens as the Administrative Agent may reasonably approve.

                  (b) To the extent not delivered to the Administrative Agent on or before the Effective Date, the Borrower shall, and shall cause each of its Subsidiaries to, promptly (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Collateral Documents as the Administrative Agent or the Collateral Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Stock and Stock Equivalents and other debt Securities of any Subsidiary of the Borrower owned by the Borrower or any of its Subsidiaries (subject to Customary Permitted Liens) and requested to be pledged by the Administrative Agent or the Collateral Agent;
(ii) deliver to the Collateral Agent the certificates (if any) representing such Stock and Stock Equivalents and other debt Securities, together with (A) in the case of such certificated Stock and Stock Equivalents, undated stock powers endorsed in blank, and (B) in the case of such certificated debt Securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guaranty and the applicable Collateral Documents and (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected security interest in the Collateral described in the Collateral Documents with respect to such new Subsidiary, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent and (iv) if requested by the Administrative Agent or the Collateral Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and the Collateral Agent.

                  SECTION 7.15 POST CLOSING MATTERS. The Borrower shall, and shall cause each of the Loan Parties to, satisfy the requirements set forth on
SCHEDULE 7.15 on or before the date set forth opposite such requirement or such later date to be determined by the Administrative Agent.

                  SECTION 7.16 DTV BUILD-OUT. The Borrower and its Subsidiaries shall (a) take any and all steps necessary and appropriate to complete construction and commence operation of all digital television facilities authorized by the FCC in a timely manner and in compliance with all applicable FCC rules and procedures; (b) timely file with the FCC an appropriate application for license to cover the construction permit of each such digital television facility; and (c) no later than 30 days prior to the expiration of the construction permit (as extended from time to time) for each such digital television facility, provide the Administrative Agent with an certificate of a Responsible Officer of the Borrower stating that construction has been completed as authorized by the construction permit within the timeframe set forth in such construction permit, such station is operating in compliance with all FCC rules and procedures, and that the appropriate application for license has been filed with the FCC in a timely manner; PROVIDED, HOWEVER, that, with respect to digital television facilities for which requests for extension of the initial deadline for completing construction are currently pending, the time for providing such certificate shall be 30 days prior to the new deadline for construction established by the FCC.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

                  As long as any of the Obligations or the Commitments remain outstanding, without the written consent of the Requisite Lenders and the Administrative Agent, the Borrower, for itself and each of its Subsidiaries, agrees with the Lenders and the Administrative Agent that:

                  SECTION 8.1 INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

                  (a) the Secured Obligations;

                  (b) Indebtedness existing on the date of this Agreement (other than the Existing Subordinated Notes), as disclosed on SCHEDULE 8.1;

                  (c) the Existing Subordinated Notes and any refinancings thereof; PROVIDED that (i) no Default or Event of Default shall have occurred and be continuing or result from the incurrence of such refinancing Indebtedness, (ii) the principal amount of such refinancing Indebtedness does not exceed the principal amount of, premium, if any, and accrued interest on, the Existing Subordinated Notes being refinanced immediately prior to such refinancing except to the extent, and only to the extent, that any excess amount is used to repay the Obligations, (iii) such refinancing Indebtedness has a maturity date not earlier than the maturity date of the Existing Subordinated Notes being refinanced, (iv) no regularly scheduled principal payments shall be due with respect to such refinancing Indebtedness prior to its stated maturity,
(v) the interest rate on such refinancing Indebtedness is no greater than, and scheduled interest payments are no more frequent than, on the Existing Subordinated Notes being refinanced, (vi) the provisions of the documents evidencing such refinancing Indebtedness shall not (x) contain covenants which are more restrictive to the Loan Parties than those contained in the Existing Subordinated Notes or (y) provide for any mandatory prepayments or redemptions of such refinancing Indebtedness at any time or upon the occurrence of any event not provided for in the

Existing Subordinated Notes and (vii) the documents evidencing such refinancing Indebtedness (including without limitation covenants, defaults, remedies, subordination provisions, and other material terms) shall be in form and substance reasonably satisfactory to the Administrative Agent;

                  (d) Guaranty Obligations incurred by the Borrower or any of its Subsidiaries in respect of Indebtedness of the Borrower or any of its Subsidiaries otherwise permitted by this SECTION 8.1;

                  (e) Capital Lease Obligations and purchase money Indebtedness incurred by the Borrower or any of its Subsidiaries to finance the acquisition of property, plant, equipment and motor vehicles in an aggregate outstanding principal amount for the Borrower and its Subsidiaries not to exceed $3,000,000 at any time; PROVIDED, HOWEVER, that the Capital Expenditure related thereto is otherwise permitted by SECTION 5.5;

                  (f) Renewals, extensions, refinancings and refundings of Indebtedness permitted by clause (b) or (e) of this SECTION 8.1; PROVIDED, HOWEVER, that any such renewal extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to the Borrower or such Subsidiary, including as to weighted average maturity, than the Indebtedness being renewed, extended, refinanced or refunded;

                  (g) Indebtedness arising from intercompany loans from any Loan Party to any other Loan Party; PROVIDED, HOWEVER, that the Investment in the intercompany loan to such Loan Party is permitted under SECTION 8.3;

                  (h) Indebtedness arising under any performance, appeal or surety bonds, worker's compensation claims and payment obligations in connection with self insurance or similar obligations entered into in the ordinary course of business;

                  (i) Programming Obligations in the ordinary course of business; and

                  (j) unsecured Indebtedness not otherwise permitted under this
SECTION 8.1 in an aggregate outstanding principal amount not to exceed $500,000 (exclusive of Programming Obligations) at any time.

                  SECTION 8.2 LIENS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign any right to receive income, except for:

                  (a) Liens created pursuant to the Loan Documents;

                  (b) Liens existing on the date of this Agreement (other than Liens securing the Obligations under this Agreement) and disclosed on SCHEDULE
8.2 and on the Target (as defined in the definition of "INTERNATIONAL FALLS ACQUISITION") of the International Falls Acquisition;

                  (c) Customary Permitted Liens of the Borrower and its Subsidiaries;

                  (d) purchase money Liens granted by the Borrower or any of its Subsidiaries and the interest of a lessor under a Capital Lease and Liens to which any property is subject at the time of the Borrower's or such Subsidiary's acquisition thereof, in each case securing Indebtedness permitted under SECTION 8.1(e) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

                  (e) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by CLAUSES (b) or
(d) of this SECTION 8.2 without any change in the assets subject to such Lien;

                  (f) Liens in favor of lessors securing operating leases in the premises (including personal property placed on such premises) or equipment subject thereto;

                  (g) Liens securing the fees owed by the Borrower to the trustee pursuant to the terms of the Existing Subordinated Note Documents; PROVIDED, HOWEVER, that the obligation of the Borrower to pay such fees is subordinate in right, time and payment to the payment in full of the Obligations;

                  (h) Liens securing one or more undischarged, unvacated, unbonded or unstayed judgments or orders (or other similar process) rendered against one or more of the Borrower and its Subsidiaries to the extent the existence of such judgment or judgments does cause an Event of Default pursuant to SECTION 9.1(i); and

                  (i) Liens not otherwise permitted by the foregoing clauses of this SECTION 8.2 securing obligations or other liabilities (other than Indebtedness) of the Borrower or any of its Subsidiaries; PROVIDED, HOWEVER, that the aggregate outstanding amount of such obligations and liabilities secured by such Liens shall not exceed $100,000 at any time.

                  SECTION 8.3 INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly make or maintain any Investment except:

                  (a) Investments existing on the date of this Agreement and disclosed on SCHEDULE 8.3 and the International Falls Acquisition;

                  (b) Investments in Cash Equivalents held in a Control Account (as defined in the Pledge and Security Agreements) with respect to which the Collateral Agent, for the benefit of the Secured Parties, has a first priority perfected Lien;

                  (c) Investments in accounts, contract rights and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of the Borrower and its Subsidiaries;

                  (d) Investments received in settlement of amounts due to the Borrower or any of its Subsidiaries effected in the ordinary course of business or owing to the Borrower or any of its Subsidiaries as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any lien or other encumbrance, mortgage, pledge, charge, restriction or other security interest in favor of the Borrower or any Subsidiary;

                  (e) Loans and advances by any Loan Party to another Loan Party; PROVIDED, HOWEVER, that any such Indebtedness in excess of $1,000,000 outstanding at any one time incurred pursuant to a loan or advance made by a Loan Party shall evidenced by a promissory note in favor of the Loan Party which makes such loan or advance, in form and substance satisfactory to the Administrative Agent and pledged to the Collateral Agent pursuant to the applicable Pledge and Security Agreement and for the benefit of the Secured Parties; PROVIDED FURTHER, HOWEVER, loans and advances made to the Inactive Subsidiary shall be limited to, in the aggregate, an amount equal to any Taxes or judgment orders required to be paid by the Inactive Subsidiary;

                  (f) Investments constituting Restricted Payments permitted pursuant to SECTION 8.5;

                  (g) Investments not otherwise permitted hereby in an aggregate outstanding amount not to exceed $500,000 at any time; and

                  (h) Investments consisting of loans and advances to employees of the Borrower and its Subsidiaries for reasonable travel, relocation and business expenses in the ordinary course of business not exceeding $350,000 at any time outstanding.

                  SECTION 8.4 SALE OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of its assets (including FCC Licenses) or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of its assets or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock Equivalent (other than directors' qualifying shares, if required by applicable law) (any such disposition being an "ASSET SALE"), except:

                  (a) the sale or disposition of advertising time, programs or movies in the ordinary course of business;

                  (b) the sale or disposition of equipment which have become obsolete, are no longer used or are useful in the Borrower's or Subsidiary's business or are replaced in the ordinary course of business; PROVIDED, HOWEVER, that the aggregate Fair Market Value of all such equipment disposed of in any Fiscal Year shall not exceed $1,000,000;

                  (c) the lease or sublease of real property not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement, PROVIDED that the relevant Loan Party's interest in any such lease or sublease is pledged to the Collateral Agent to the extent required under SECTION 7.14;

                  (d) assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business;

                  (e) any Asset Sale not otherwise permitted hereunder if consented to in writing by, in the case of Tranche A Collateral, the Requisite Tranche A Lenders and, in the case of Tranche B Collateral, the Requisite Tranche B Lenders;

                  (f) Cash and Cash Equivalents if otherwise permitted elsewhere in this Agreement; and

                  (g) any sale, conveyance, transfer, lease or other disposition of equipment from any Tranche A Loan Party to another Tranche A Loan Party and any sale of equipment from any Tranche B Loan Party to another Tranche B Loan Party.

                  SECTION 8.5 RESTRICTED PAYMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, other than (a) any regularly scheduled payments of interest on the Existing Subordinated Notes subject to the subordination provisions thereof and (b) to the extent no Default or Event of Default has occurred and is continuing hereunder and to the extent otherwise permitted by the terms of any other Indebtedness of the Borrower, the Borrower may redeem or repurchase the Existing Subordinated Notes and the Borrower's 12-3/4% Cumulative Exchangeable Preferred Stock and the Borrower's common stock in an amount not to exceed $75,000,000.

                  SECTION 8.6 RESTRICTION ON FUNDAMENTAL CHANGES; INTERNATIONAL FALLS ACQUISITION. Except in connection with the International Falls Acquisition, the Borrower will not, and will not permit any of its Subsidiaries to, (a) merge with any Person (other than the merger of any Subsidiary not incorporated in Delaware on the Effective Date with a wholly owned Subsidiary of the Borrower for the purposes of reincorporating the former Subsidiary in Delaware; provided such merger is consummated in accordance with the provisions of SECTION 7.1. and 7.14), (b) consolidate with any Person, (c) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (d) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (e) enter into any joint venture or partnership with any Person or (f) acquire or create any Subsidiary unless, after giving effect thereto, the Borrower is in compliance with SECTION 7.14 or (g) enter into any Contractual Obligation relating to the foregoing; PROVIDED, HOWEVER, notwithstanding the provisions in this SECTION 8.6 or elsewhere in this Agreement, no Tranche A Loan Party may enter into any of the foregoing transactions with a Tranche B Loan Party.

                  SECTION 8.7 CHANGE IN NATURE OF BUSINESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than, primarily, the business of owning and operating television stations or FCC Licenses, and, as an auxiliary business activity, the sale of advertising on related internet sites and the ancillary or supplementary utilization of their FCC Licenses; and the Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof.

                  SECTION 8.8 LICENSE CO.

                  (a) No License Co. shall engage in any business other than the holding of the FCC Licenses and the performance of its obligations under any of the Loan Documents to which it is a party and, except as set forth on SCHEDULE
4.22 annexed hereto, no Subsidiary, other than a License Co., shall own any FCC License;

                  (b) Notwithstanding any provisions elsewhere in this Agreement, (i) no License Co. will directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness or other material liabilities, or create or suffer to exist, any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired and (ii) neither the Borrower nor any of its Subsidiaries shall create or suffer to exist, any Lien on the Stock of any License Co., in each case, other than with respect to the Obligations.

                  SECTION 8.9 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in an Affiliate of the Borrower which is not a Subsidiary of the Borrower; (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Borrower which is not a Subsidiary of the Borrower; (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Borrower which is not a Subsidiary of the Borrower; (d) repay any Indebtedness to any Affiliate of the Borrower which is not a Subsidiary of the Borrower; or
(e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Borrower which is not a Subsidiary of the Borrower (including guaranties and assumptions of obligations of any such Affiliate), except in each instance for (i) transactions in the ordinary course of business on a basis no less favorable to the Borrower or such Subsidiary thereof as would be obtained in a comparable arm's length transaction with a Person not an Affiliate and (ii) salaries, expense reimbursements and other employee compensation to officers or directors of such the Borrower or any of its Subsidiaries.

                  SECTION 8.10 RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS; NO NEW NEGATIVE PLEDGE. Other than pursuant to the Loan Documents, the Existing Subordinated Note Documents, the Existing Subordinated Indentures and any agreements governing any purchase money Indebtedness or Capital Lease Obligations permitted by clause (c), (e), or (f) of SECTION 8.1 (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby), the Borrower will not, and will not permit any of its Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower or
(b) enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Borrower or such Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement which requires other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

                  SECTION 8.11 MODIFICATION OF CONSTITUENT DOCUMENTS/EQUITY ISSUANCES.

                  (a) The Borrower will not, and will not permit any of its Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments which do not materially affect the rights and privileges of the Borrower or any of its Subsidiaries, or the interests of the Secured Parties under the Loan Documents or in the Collateral.

                  (b) The Borrower shall not sell and shall not permit any of its Subsidiaries to sell (other than as permitted elsewhere in this Agreement) any of the Stock of the Borrower's Subsidiaries and the Borrower shall not permit any of its Subsidiaries to issue any of its Stock, in each case without the prior written consent of, in the case of the Stock of a Tranche A Loan Party, the Requisite Tranche A Lenders, with respect to the Stock of the Tranche B Loan Parties, the Requisite Tranche B Lenders.

                  (c) The Borrower shall not issue any Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person, or is redeemable at the option of the holder thereof, in whole or in part, prior to twelve months after the Maturity Date, without the prior written consent of the Requisite Lenders.

                  SECTION 8.12 MODIFICATION OF NETWORK AFFILIATION AGREEMENTS; MATERIAL CONTRACTS. The Borrower will not, and will not permit any of its Subsidiaries to (a) other than in connection with transactions permitted under this Agreement, enter into any asset purchase, agreements with respect to making any material Investment, stock purchase, local management agreements, local marketing agreements, joint sales agreements, time brokerage agreements or any like agreements (excluding lease or license agreements relating to tower sites or sub-carrier agreements, as long as none of such agreements adversely effect the FCC Authorizations), except those agreements listed on SCHEDULE 8.12 or to the extent such agreement specifically provides that any consent required under this Agreement is a condition precedent to the transactions contemplated by such agreement, (b) alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of a Material Contract if the effect of such alteration, rescission, termination, amendment, supplement, waiver or other modification is to materially increase the financial burden to any Loan Party under such agreement, shorten the term of such agreement, accelerate the payment of any material obligations by any Loan Party under such agreement or extend the time for payment of any material obligations owed to the Loan Parties under such agreement; or (c) permit any breach or default to exist under any Network Affiliation Agreement or a Material Contract or take or fail to take any action thereunder, if to do so would have a Material Adverse Effect.

                  SECTION 8.13 MODIFICATION OF EXISTING SUBORDINATED NOTE DOCUMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, change or amend the terms of the Existing Subordinated Note Documents if the effect of such amendment is to: (a) increase the interest rate on the Existing Subordinated Notes; (b) change the dates upon which payments of principal or interest are due on the Existing Subordinated Notes other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to Existing Subordinated Notes; (d) change the redemption or prepayment provisions of the Existing Subordinated Notes other than to extend the dates therefor or to reduce the premiums payable in connection therewith; or (e) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of the Existing Subordinated Notes in a manner adverse to the Borrower, any of its Subsidiaries, the Administrative Agent or any Lender.

                  SECTION 8.14 ACCOUNTING CHANGES; FISCAL YEAR. The Borrower will not, and will not permit any of its Subsidiaries to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year.

                  SECTION 8.15 MARGIN REGULATIONS. The Borrower will not, and will not permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock.

                  SECTION 8.16 CANCELLATION OF INDEBTEDNESS OWED TO IT. The Borrower will not, and will not permit any of its Subsidiaries to, cancel any claim or Indebtedness owed to it except in the ordinary course of business consistent with past practice, other than with respect to loans to employees or in the context of any Indebtedness of directors, employees or agents of the Borrower and/or its Subsidiaries.

                  SECTION 8.17 NO SPECULATIVE TRANSACTIONS. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts, other than Interest Rate Contracts designed to hedge against fluctuations in interest rates in the normal course of business and consistent with industry practices and not for speculative purposes.

                  SECTION 8.18 COMPLIANCE WITH ERISA.

                  (a) The Borrower will not, and will not permit any of its Subsidiaries to, or cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event which could result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA or (ii) an ERISA Event that would have a Material Adverse Effect.

                  (b) None of Borrower, its Subsidiaries, or its ERISA Affiliates will establish a Title IV Plan or contribute to a Multiemployer Plan without 30 days prior written notice to the Administrative Agent. No such plan will be established or contributed to if such establishment or contribution, or the liabilities of Borrower, its Subsidiaries, or its ERISA Affiliates which could accrue under all such plans during the term of this Agreement, could result in a Material Adverse Effect.

                  SECTION 8.19 ENVIRONMENTAL. The Borrower will not, and will not permit any of its Subsidiaries to, allow a Release of any Contaminant in violation of any Environmental Law; PROVIDED, HOWEVER, that the Borrower shall not be deemed in violation of this SECTION 8.19 if, as the consequence of all such Releases, the Borrower, together with its Subsidiaries, would not incur Environmental Liabilities and Costs in excess of $1,000,000 in the aggregate.

                  SECTION 8.20 INACTIVE SUBSIDIARY. The Borrower will not permit the Inactive Subsidiary to conduct any business or operations or acquire or hold any assets with an aggregate Fair Market Value of $10,000 or more.

                                   ARTICLE IX
                                EVENTS OF DEFAULT

                  SECTION 9.1 EVENTS OF DEFAULT. Each of the following events shall be an Event of Default:

                  (a) the Borrower shall fail to pay any principal of any Loan when the same becomes due and payable; or

                  (b) the Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than the one referred to in clause (a) above) and such non-payment continues for a period of three Business Days after the due date therefor; or

                  (c) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

                  (d) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in ARTICLE V, SECTION 6.2, 7.1, 7.7, 7.11, 7.13(a), 7.13(b), 7.14, or ARTICLE VIII (other than SECTION 8.20); or

                  (e) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Agreement or in any other Loan Document, other than any term, covenant or agreement referred to in any other clause of this SECTION 9.1, if such failure under this CLAUSE (e) shall remain unremedied for 30 days (or, in the case of SECTION 6.1, 15 days) after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

                  (f) (i) the Borrower or any of its Subsidiaries shall fail to make any payment on any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries (or any Guaranty Obligation in respect of Indebtedness of any other Person) having a principal amount of $1,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (g) the Borrower or any of its Subsidiaries shall:

                      (i) fail to make a payment in excess of $3,000,000 under any Network Affiliation Agreement;

                      (ii) receive notice of termination of any Network Affiliation Agreement with respect to a station that constitutes Tranche A Collateral and no substitute Network Affiliation Agreement is entered into with respect to such station within 90 days of receipt of such notice; or

                      (iii) default under any Network Affiliation Agreement and which default, if not remedied within the applicable grace period under such Network Affiliation Agreement, would have a Material Adverse Effect; or

                  (h) the Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against the Borrower or any of its Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceedings shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this SUBSECTION (h); or

                  (i) one or more judgments or orders (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $1,000,000 in the case of a money judgment, shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days, to the extent not covered by insurance, shall be rendered against one or more of the Borrower and its Subsidiaries; or

                  (j) an ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $1,000,000 in the aggregate; or

                  (k) any material provision of any Loan Document shall for any reason cease to be in force and effective (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby; or

                  (l) any Collateral Document shall for any reason cease to create a valid Lien on any of the Collateral purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall cease to be a perfected and first priority Lien or any Loan Party shall so state in writing; or

                  (m) there shall occur any Change of Control; or

                  (n) there shall occur a Material Adverse Change or any event or circumstances which would have a Material Adverse Effect; or

                  (o) one or more of the Borrower and its Subsidiaries shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of the Borrower and its Subsidiaries based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Borrower and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $1,000,000 in the aggregate; or

                  (p) either W. Don Cornwell or Stuart Beck shall cease for any reason whatsoever, including, without limitation, death or disability (as such disability shall be determined in the sole and absolute judgment of Administrative Agent) to be and continuously perform their present duties as executive officers of the Borrower, or, if such cessation shall occur as a result of death or such disability, no successor satisfactory to the Administrative Agent and the Requisite Lenders in their sole discretion shall have become and shall have commenced to perform the duties of such executive officer of the Borrower within sixty (60) days after such cessation; PROVIDED, HOWEVER, that if any satisfactory successor shall have been so elected and shall have commenced performance of such duties within such period, the name of such successor or successors shall be deemed to have been inserted in place of W. Don Cornwell or Stuart Beck, respectively, in this CLAUSE (p); or

                  (q) any FCC License owned or held by the Borrower or any of its Subsidiaries or any other FCC License required for the lawful ownership, lease, control, use, operation, management or maintenance of any broadcast station or other broadcasting property of the Borrower or any of its Subsidiaries shall be cancelled, terminated, rescinded, revoked, suspended, impaired, otherwise finally denied renewal, or otherwise modified in any material adverse respect, or shall be renewed on terms that materially and adversely affect the economic or commercial value or usefulness thereof, the result of any of the foregoing which would have a Material Adverse Effect; or any such FCC License, the loss of which would have a Material Adverse Effect, shall no longer be in full force and effect; or the grant of any such FCC License, the loss of which would have a Material Adverse Effect, shall have been stayed, vacated or reversed, or modified in any material adverse respect, by judicial or administrative proceedings; or any administrative law judge of the FCC shall have issued an initial decision in any non-comparative license renewal, license revocation or any comparative (multiple applicant) proceeding to the effect that any such FCC License, the loss of which would have a Material Adverse Effect, should be revoked or not be renewed; or any other proceeding shall have been instituted by or shall have been commenced before any court, the FCC or any other regulatory body that more likely than not will result in such cancellation, termination, rescission, revocation, impairment or suspension of any such FCC License or result in such modification of any such FCC License that would more likely than not have a Material Adverse Effect; or

                  (r) any Loan Party, for any reason other than a natural disaster or act of war, ceases to broadcast in the normal and usual manner at its fully licensed parameters for any period of 72 consecutive hours or longer or for 72 hours or more in any fifteen (15) day period; PROVIDED, HOWEVER, any such failure to broadcast shall not constitute an Event of Default if any Loan Party's business interruption insurance covers substantially all losses incurred by the failure to broadcast; or

                  (s) any Lease, to which a Loan Party is party, which relates to a site on which a broadcast tower is situated, lapses without renewal on terms and conditions reasonably satisfactory to the Administrative Agent or any such Lease is otherwise terminated for any reason and such lapse or termination continues without a replacement reasonably acceptable to Administrative Agent for a period of thirty (30) days.

                  SECTION 9.2 REMEDIES.

                  (a) During the continuance of any Event of Default, the Administrative Agent may and shall, (i) in the case of the Tranche A Loans, at the request of the Requisite Tranche A Lenders, (ii) in the case of the Tranche B Loans, at the request of the Requisite Tranche B Lenders, and (iii) in the case of the Tranche C Loans, at the request of the Requisite Tranche C Lenders, by notice to the Borrower, declare such Loans, all interest thereon and all other amounts and related Obligations payable under this Agreement to be forthwith due and payable, whereupon such Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that upon the occurrence of the Event of Default specified in SECTION 9.1(h), the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, subject to SECTION 11.3, the Collateral Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

                  SECTION 9.3 CO-OPERATION BY BORROWER.

                  (a) If an Event of Default shall have occurred and be continuing, the Borrower shall, and shall cause each of its Subsidiaries to, take any action which the Collateral Agent may request in the exercise of its rights and remedies under any Loan Document in order to transfer or assign any Collateral to the Collateral Agent for the benefit of the applicable Lenders or to such one or more third parties as the Collateral Agent may designate, or to a combination of the foregoing.

                  (b) To enforce the provisions of this SECTION 9.3, the Collateral Agent is empowered to seek from the FCC and any other Communications Regulatory Authority, to the extent required, consent to or approval of any involuntary transfer of control of any entity whose Collateral is subject to any Loan Document for the purpose of seeking a BONA FIDE purchaser to whom control ultimately will be transferred. The Borrower agrees to, and agrees to cause each of its Subsidiaries to agree to, cooperate with any such purchaser and with the Collateral Agent in the preparation, execution and filing of any forms and providing any information that may be necessary or helpful in obtaining the consent of the FCC or any other Communications Regulatory Authority to the assignment to such purchaser of the Collateral. The Borrower hereby agrees to, and agrees to cause each of its Subsidiaries to, consent to any such voluntary or involuntary transfer after and during the continuation of an Event of Default and, without limiting any rights of the Collateral Agent under any Loan Document, to authorize the Collateral Agent to nominate a trustee or receiver to assume control of the Collateral, subject only to required judicial, FCC or other consents required by any Governmental Authority or Communications Regulatory Authority, in order to effectuate the transactions contemplated by this SECTION 9.3. Such trustee or receiver shall have all the rights and powers as provided to it by law or court order, or to the Collateral Agent under any Loan Document. The Borrower shall, and shall cause each of its Subsidiaries to, cooperate fully in obtaining the consent of the FCC and the approval or consent of each other Governmental Authority or Communications Regulatory Authority required to effectuate the foregoing. The Borrower shall, and shall cause each of its Subsidiaries to take all actions reasonably necessary to obtain the Required Authorizations to transfer ownership and control of the FCC Licenses and other Regulatory Authorizations to any trustee, receiver or bona fide purchaser on behalf of the Secured Parties, including (i) the immediate filing of all applications with the FCC or any other applicable Communications Regulatory Authority and (ii) assist in obtaining Required Authorizations for the transactions contemplated by the Loan Documents.

                  (c) Without limiting the obligations of the Borrower hereunder in any respect, the Borrower further agrees that if it, or any of its Subsidiaries, upon or after the occurrence of an Event of Default, should fail or refuse for any reason whatsoever, without limitation, including any refusal to execute any application necessary or appropriate to obtain any governmental consent necessary or appropriate for the exercise of any right of the Collateral Agent hereunder, the Borrower agrees that such application may be executed on such Loan Party's behalf by the clerk of any court of competent jurisdiction without notice to such Loan Party pursuant to court order.

                  (d) In connection with this SECTION 9.3, the Collateral Agent shall be entitled to rely in good faith upon an opinion of outside FCC counsel of the Collateral Agent's choice with respect to any such assignment or transfer, whether or not such advice rendered is ultimately determined to have been accurate.

                                   ARTICLE X
                                   THE AGENTS

                  SECTION 10.1 AUTHORIZATION AND ACTION.

                  (a) Each Lender hereby appoints GSCP as the Administrative Agent hereunder and each Lender authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

                  (b) Each Lender hereby appoints GSCP as the Collateral Agent hereunder and each Lender authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Collateral Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender hereby authorizes the Collateral Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Collateral Agent is a party and to exercise all rights, powers and remedies that the Collateral Agent may have under such Loan Documents and agrees that under the Collateral Documents the Collateral Agent is acting as collateral agent for the Lenders and the other Secured Parties.

                  (c) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of, the Requisite Tranche A Lenders, the Requisite Tranche B Lenders or the Requisite Tranche C Lenders, as applicable, and such instructions shall be binding upon all Lenders; PROVIDED, HOWEVER, that no Agent shall be required to take any action which (i) such Agent in good faith believes exposes it to personal liability unless such Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

                  (d) In performing its functions and duties hereunder and under the other Loan Documents, each Agent is acting solely on behalf of the Lenders and its duties are entirely administrative in nature. No Agent assumes and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender or holder of any other Obligation. Any Agent may perform any of its duties under any of the Loan Documents by or through its agents or employees.

                  SECTION 10.2 AGENT'S RELIANCE, ETC. Neither the Agents nor any of their respective Affiliates or any of the respective directors, partners, officers, agents or employees of any Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, each Agent, as is applicable, (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with SECTION 11.2;
(b) may rely on the Register to the extent set forth in SECTION 11.2(c); (c) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (d) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any of the other Loan Documents; (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default; (f) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (g) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 10.3 THE AGENTS INDIVIDUALLY. With respect to its Ratable Portion, GSCP shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "LENDERS" or "REQUISITE LENDERS" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or as one of the Requisite Lenders. GSCP and its may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as an Agent.

                  SECTION 10.4 LENDER CREDIT DECISION. Each Lender acknowledges that it shall, independently and without reliance upon the Arranger, the Administrative Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making and continuance of the Loans. Each Lender also acknowledges that it will, independently and without reliance upon the Arranger, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

                  SECTION 10.5 INDEMNIFICATION. Each Lender agrees to indemnify each Agent and each of its Affiliates, and each of their respective directors, partners, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees and disbursements of legal counsel or other advisors) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, such Agent or any of its Affiliates, directors, partners, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by such Agent under this Agreement or the other Loan Documents; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of legal counsel or other advisors) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that such Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

                  SECTION 10.6 SUCCESSOR AGENTS. Any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders, shall have the right to appoint a successor Agent which, so long as no Default or Event of Default has occurred and is continuing, shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, selected from among the Lenders then entitled to instruct such Agent. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent, as the case may be, by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Agent's resignation hereunder as Administrative Agent or Collateral Agent, as the case may be, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Administrative Agent or Collateral Agent, as the case may be, under the Loan Documents. After such resignation, the retiring Agent shall continue to have the benefit of this ARTICLE X as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as the case may be, under this Agreement and the other Loan Documents.

                  SECTION 10.7 CONCERNING THE COLLATERAL, THE COLLATERAL DOCUMENTS AND THE GUARANTY.

                  (a) TRANCHE A COLLATERAL. (i) Each Lender agrees that any action taken by the Collateral Agent or the Requisite Tranche A Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) with respect to the Tranche A Collateral in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Collateral Agent or the Requisite Tranche A Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and other Secured Parties. Without limiting the generality of the foregoing, the Collateral Agent shall have the sole and exclusive right and authority to (A) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection herewith and with the Tranche A Collateral Documents in connection with the Tranche A Collateral; (B) execute and deliver each Tranche A Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries; (C) act as collateral agent for the Lenders and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; PROVIDED, HOWEVER, that the Collateral Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Collateral Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to the Borrower's and its Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender; (D) manage, supervise and otherwise deal with the Tranche
           A Collateral; (E) take such
           action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Tranche A Collateral Documents; and (F) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Collateral Agent, the Lenders and the other Secured Parties with respect to the Tranche A Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                      (ii) Each of the Lenders hereby directs, in accordance with the terms hereof, the Collateral Agent to release (or, in the case of clause (b) below, release or subordinate) any Lien held by the Collateral Agent for the benefit of the Lenders:

                                 (A) against all of the Tranche A Collateral,
                      upon payment and satisfaction in full of all Loans and related Obligations which have matured and which the Administrative Agent has been notified in writing are then due and payable;

                                 (B) against any assets that are subject to a
                      Lien permitted by SECTION 8.2(d) or (e); and

                                 (C) against any part of the Tranche A
                      Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement), against the Inactive Subsidiary upon dissolution thereof, or, if not pursuant to such sale or disposition, against Tranche A Collateral with a Fair Market Value of up to $500,000, if such release is consented to by the Requisite Tranche A Lenders, or any part of the Tranche A Collateral in excess of such amount, if such release is consented to by the Lenders.

                      (iii) Each of the Lenders hereby directs the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this SECTION 10.7 promptly upon the effectiveness of any such release.

                      (iv) Following satisfaction in full of all Tranche A Loans and all related Obligations which have matured, the Lenders hereby agree that (i) the Tranche A Lenders shall have no further rights under this SECTION 10.7(a), (ii) all rights in favor of the Tranche A Lenders provided for hereunder shall be assigned to, and assumed by, the Tranche B Lenders and (iii) all references in this SECTION 10.7(a) to "TRANCHE A LENDERS" shall be deemed to be to "TRANCHE B LENDERS".

                  (b) TRANCHE B COLLATERAL. (i) Each Lender agrees that any action taken by the Collateral Agent or the Requisite Tranche B Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) with respect to the Tranche B Collateral in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Collateral Agent or the Requisite Tranche B Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and other Secured Parties. Without limiting the generality of the foregoing, the Collateral Agent shall have the sole and exclusive right and authority to (A) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection herewith and with the Tranche B Collateral Documents in connection with the Tranche B Collateral; (B) execute and deliver each Tranche B Collateral Document and accept delivery of each such agreement delivered by the Borrower or any of its Subsidiaries;
           (C) act as collateral agent for the Lenders and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; PROVIDED, HOWEVER, that the Collateral Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Collateral Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to the Borrower's and its Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender; (D) manage, supervise and otherwise deal with the Tranche B Collateral; (E) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Tranche B Collateral Documents; and (F) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Collateral Agent, the Lenders and the other Secured Parties with respect to the Tranche B Collateral under the Loan Documents relating thereto, applicable law or otherwise.

                      (ii) Each of the Lenders hereby directs, in accordance with the terms hereof, the Collateral Agent to release (or, in the case of clause (b) below, release or subordinate) any Lien held by the Collateral Agent for the benefit of the Lenders:

                                 (A) against all of the Tranche B Collateral,
                      upon payment and satisfaction in full of all Loans and all Obligations which have matured and which the Administrative Agent has been notified in writing are then due and payable;

                                 (B) against any assets that are subject to a
                      Lien permitted by SECTION 8.2(d) or (e); and

                                 (C) against any part of the Tranche B
                      Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement), against the Inactive Subsidiary upon dissolution thereof, or, if not pursuant to such sale or disposition, against Tranche B Collateral with a Fair Market Value of up to $500,000, if such release is consented to by the Requisite Tranche B Lenders, or any part of the Tranche B Collateral in excess of such amount, if such release is consented to by the Lenders.

                      (iii) Each of the Lenders hereby directs the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this SECTION 10.7 promptly upon the effectiveness of any such release.

                      (iv) Following satisfaction in full of all Tranche B Loans and all related Obligations which have matured, the Lenders hereby agree that (i) the Tranche B Lenders shall have no further rights under this SECTION 10.7(b), (ii) all rights in favor of the Tranche B Lenders provided for hereunder shall be assigned to, and assumed by, the Tranche A Lenders and (iii) all references in this SECTION 10.7(b) to "TRANCHE B LENDERS" shall be deemed to be to "TRANCHE A LENDERS".

                  (c) TRANCHE C COLLATERAL. The Lenders further agree that following satisfaction in full of all Tranche A Loans and all Tranche B Loans and all related Obligations which have matured, (i) the Tranche A Lenders and the Tranche B Lenders shall have no further rights under SECTION 10.7(a) and
(b), (ii) all rights in favor of the Tranche A Lenders and the Tranche B Lenders provided for in SECTION 10.7(a) and (b) shall be assigned to, and assumed by, the Tranche C Lenders and (iii) all references in SECTIONS 10.7(a) and (b) to "TRANCHE A LENDERS" or "TRANCHE B LENDERS" shall be deemed to be to "TRANCHE C LENDERS".

                  (d) APPLICATION OF PROCEEDS OF COLLATERAL. Upon receipt of any proceeds of Collateral, the Collateral Agent shall promptly pay such proceeds over to the Administrative Agent for application as set forth in SECTION 2.10.

                  (e) RELEASE OF LOAN Parties. Each of the Lenders hereby directs, in accordance with the terms hereof, the Administrative Agent to release any Loan Party from the Guaranty upon a sale of such Loan Party permitted under this Agreement (or permitted pursuant to a waiver or consent of any prohibition of such transaction under this Agreement).

                  SECTION 10.8 COLLATERAL MATTERS RELATING TO RELATED OBLIGATIONS. The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation which arises under any Hedging Contract, cash management agreement entered into by a Loan Party and a Lender in connection with this Agreement, or which is otherwise owed to an Affiliate of a Lender (collectively, "RELATED OBLIGATIONS") solely on the condition and understanding, as among the Agents and all Secured Parties, that (i) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Agent party to the applicable Loan Document shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the applicable Agent is otherwise acting solely as agent for the Lenders and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations; (ii) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation; and (iii) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by the applicable Agent and the Requisite Lenders, the Requisite Tranche A Lenders, the Requisite Tranche B Lenders or the Requisite Tranche C Lenders, as the case may be, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own interest in the Loans and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby; and (iv) no holder of Related Obligations and no other Secured Party (except the Agents and the Lenders, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents; and (v) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right except as expressly provided in SECTION 11.7.

                                   ARTICLE XI
                                  MISCELLANEOUS

                  SECTION 11.1 AMENDMENTS, WAIVERS, ETC.

                  (a) CONSENT OF REQUISITE LENDERS. Subject to the specific voting provisions set forth in CLAUSE (b) below, no amendment or waiver of any provision of (v) this Agreement or any other Loan Document (other than the Tranche A Loan Documents or the Tranche B Loan Documents) nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be signed by the Administrative Agent and by the Requisite Lenders,
(w) the Tranche A Loan Documents or the Tranche B Loan Documents nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be signed by the Administrative Agent and by the Requisite Tranche A Lenders or the Requisite Tranche B Lenders, respectively, (x) SECTION 2.10(a) shall in any event be effective unless the same shall be signed by the Requisite Tranche A Lenders, (y) SECTION 2.10(b) shall in any event be effective unless the same shall be signed by the Requisite Tranche B Lenders or (z)
SECTION 2.10(c) shall in any event be effective unless the same shall be signed by the Requisite Tranche C Lenders;

                  (b) CONSENT OF ALL AFFECTED LENDERS. Prior to the effectiveness thereof, each Lender affected thereby shall have signed any amendment or waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom that:

                      (i) waives any of the conditions specified in SECTION 3.1 OR 3.2, as applicable, except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders, the Requisite Tranche A Lenders, the Requisite Tranche B Lenders or the Requisite Tranche C Lenders, as the case may be;

                      (ii) increases the Commitments of such Lender; PROVIDED, HOWEVER, that any such increase resulting in the increase in the aggregate amount of Tranche A Loans or Tranche A Commitments shall also require the consent of all Lenders, any such increase resulting in the increase in the aggregate amount of Tranche B Loans or Tranche B Commitments shall also require the consent of the Requisite Tranche B Lenders and any such increase resulting in the increase in the aggregate amount of Tranche C Loans or Tranche C Commitments shall also require the consent of the Requisite Tranche C Lenders;

                      (iii) extends the scheduled final maturity of any Loan, or waives, reduces or postpones any scheduled date fixed for the payment or reduction of principal (it being understood that SECTION 2.6 does not provide for scheduled dates fixed for payment) or of the Commitments;

                      (iv) reduces the principal amount of any Loan (other than by the payment or prepayment thereof);

                      (v) reduces the rate of interest on any Loan or any fee payable hereunder;

                      (vi) postpones any scheduled date fixed for payment of interest or fees;

                      (vii) (A) change in any manner the definition of "RATABLE PORTION" (except for any changes resulting solely from an additional Commitment approved by Requisite Lenders); (B) change the definition of "REQUISITE TRANCHE A LENDERS" without the consent of all Tranche A Lenders; (C) change the definition of "REQUISITE TRANCHE B LENDERS" without the consent of all Tranche B Lenders; (D) change the definition of "REQUISITE TRANCHE C LENDERS" without the consent of all Tranche C Lenders; or (E) change the definition of "REQUISITE LENDERS" without the consent of all Lenders (except for any changes resulting solely from an additional Commitment approved by Requisite Lenders);

                      (viii) release Collateral except as provided in SECTION 10.7(a)(ii), (b)(ii) or 10.7(c) or release any Subsidiary Guarantor from its obligations under the Guaranty (other than the Inactive Subsidiary upon the dissolution thereof which shall not require the consent of any Lender) or the Borrower from its obligations hereunder except in connection with sale or other disposition of such Loan Party permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); or

                      (ix) (A) amends SECTION 10.7(a)(ii) without the consent of all the Tranche A Lenders, (B) amends SECTION 10.7(b)(ii) without the consent of all the Tranche B Lenders or (C) amends SECTION 10.7(c) without the consent of all the Tranche C Lenders; and

PROVIDED FURTHER, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by the applicable Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent, the Arranger or the Collateral Agent under this Agreement or the other Loan Documents.

                  (c) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (d) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing.

                  (e) In connection with any proposed amendment, modification, waiver or termination (a "PROPOSED CHANGE") requiring the consent of all affected Lenders, the consent of Requisite Lenders (or, as applicable, the Requisite Tranche A Lenders, the Requisite Tranche B Lenders or the Requisite Tranche C Lenders) is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this SECTION 11.1 being referred to as a "NON-CONSENTING LENDER"), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, the Administrative Agent or an Eligible Assignee that is acceptable to the Administrative Agent shall have the right with the Administrative Agent's consent and in the Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent's request, sell and assign to the Lender that is acting as the Administrative Agent or such Eligible Assignee, all of the Loans of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance.

                  SECTION 11.2 ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Tranche A Loans, the Tranche B Loans and the Tranche C Loans); PROVIDED, HOWEVER, that (i) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender, and (ii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent.

                  (b) The parties to each assignment shall execute and deliver to the Administrative Agent, for its consent, acceptance and recording, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon such execution, delivery, consent, acceptance and recording from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and

Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

                  (c) The Administrative Agent shall maintain at its address referred to in SECTION 11.9 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and principal amount of the Loans owing to each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. Solely for the purposes of maintaining the Register, the Administrative Agent shall be deemed to be the Borrower's agent, in addition to agent for the Lenders.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and consented to, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent, new Notes to the order of such assignee in an amount equal to the Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Loans hereunder, new Notes to the order of the assigning Lender in an amount equal to the Loans retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of EXHIBIT B hereto.

                  (e) In addition to the other assignment rights provided in this SECTION 11.2, each Lender may pledge or assign a security interest in any of its rights under this Agreement (including rights to payments of principal or interest on the Loans) to secure obligations to (i) any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board and (ii) in the case of any Lender that is a Fund, any holders of obligations owed or Securities issued by such Lender as security for such obligations or Securities, or any trustee for, or any other representative of, such holders, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED, HOWEVER, that no such assignment shall release the assigning Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Loans). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the

Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with SECTION 10.7(a), (b) or (c), as applicable. In the event of the sale of any participation by any Lender, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (C) such Lender shall remain the holder of such Obligations for all purposes of this Agreement, and (D) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of SECTIONS 2.13, 2.14 and 2.15 as if it were a Lender; PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any participant of any interest of any Lender, under SECTION 2.13, 2.14 or 2.15, any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

                  SECTION 11.3 ASSIGNMENT OF TRANCHE A LOANS.

                  (a) If the Requisite Tranche A Lenders give notice to the Administrative Agent that such Lenders wish to accelerate payment of the Tranche A Loans, or seek any other remedies in respect of an Event of Default, pursuant to SECTION 9.2, then the Tranche B Lenders shall have the option, in their sole discretion, to purchase the Tranche A Loans from the Tranche A Lenders pursuant to the provisions set forth in SECTION 11.2.

                  (b) Within 3 Business Days of the receipt by the Administrative Agent of the notice referred to in CLAUSE (a) above, the Administrative Agent shall give written notice thereof to each of the Lenders.

                  (c) Within 7 Business Days of receipt of notice from the Administrative Agent pursuant to CLAUSE (b) above, the Tranche B Lenders shall give notice to each other Lender and the Administrative Agent, of the amount of the Tranche A Loans, if any, for which it is willing to accept an assignment, pursuant to the provisions of SECTION 11.2(a) (each such Tranche B Lender, a "TRANCHE B PURCHASING LENDER") at a purchase price equal to the principal balance of such Tranche A Loan and all accrued interest and fees with respect thereto through the date of assignment.

                  (d) If the aggregate amount of the Tranche A Loans that the Tranche B Purchasing Lenders are willing to take an assignment of is less than the aggregate outstanding amount of the Tranche A Loans, there shall be no assignment of any Tranche A Loans to any Tranche B Lender pursuant to this
SECTION 11.3 and the Administrative Agent shall proceed promptly to advise each Lender and the Borrower that the Tranche A Lenders are accelerating the Loans and seeking certain remedies, as the case may be.

                  (e) If the Tranche B Purchasing Lenders notify the Administrative Agent that they are willing to accept assignments of Tranche A Loans in an aggregate amount that is equal to or exceeds the aggregate outstanding amount of the Tranche A Loans at the price set forth in

(c) above, within 5 Business Days thereof, (i) the Tranche A Lenders shall assign their Tranche A Loans, and the Tranche B Purchasing Lenders shall assume the Tranche A Loans, each in accordance with SECTION 11.2 above and CLAUSE (ii) below at such price and (ii) the Tranche A Loans shall be allocated among the Tranche B Purchasing Lenders on a PRO RATA basis in accordance with the amount of Tranche A Loans such Tranche B Purchasing Lender is willing to take an assignment of.

                  (f) Upon the effectiveness of each of the assignments provided for above, each Tranche B Purchasing Lender shall be a "TRANCHE A LENDER" for all purposes of this Agreement and each other Loan Document.

                  (g) During the period commencing on the date of the delivery of the notice referred to in CLAUSE (a) above and ending on the tenth Business Day thereafter, the Tranche A Lenders agree to forebear from exercising any remedies under the Credit Agreement other than as necessary to preserve their position hereunder, as long as the Tranche B Lenders do not accelerate any Obligations hereunder or commence exercising any remedies under the Loan Documents.

                  SECTION 11.4 COSTS AND EXPENSES.

                  (a) The Borrower agrees upon demand to pay, or reimburse each Agent all of such Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Administrative Agent's and the Arranger's counsel, O'Melveny & Myers LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by such party in connection with (i) such Agent's audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation and execution of the Loan Documents and the Administrative Agent's periodic audits of the Borrower and its Subsidiaries, as the case may be; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in
SECTION 3.1 and SECTION 3.2), the Loan Documents and any proposal letter or commitment letter issued in connection therewith and the making of the Loans hereunder; (iii) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to each Agent's rights and responsibilities hereunder and under the other Loan Documents; (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, the Network Affiliation Agreements, the Cable Carriage Agreements, this Agreement or any of the other Loan Documents; (vii) the response to, and preparation for, any subpoena or request for document production with which each Agent is served or deposition or other proceeding in which the Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party the Network Affiliation Agreements, this Agreement or any of the other Loan Documents and Network Affiliation Agreements; and

(viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

                  (b) The Borrower further agrees to pay or reimburse each Agent and each of the Lenders upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement) and fees of other advisors, incurred by such Agent or such Lenders (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "WORK-OUT" or in any insolvency or bankruptcy proceeding;
(iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and
(iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in CLAUSES (i) through (iii) above.

                  SECTION 11.5 INDEMNITIES.

                  (a) The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Arranger, the Collateral Agent, each Lender and each of their respective affiliates and each of the respective partners, officers, directors, employees, agents, advisors, attorneys and representatives of each (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense in connection therewith), in each case arising out of or in connection with or by reason of any Loan Document, any Obligation or any of the transactions contemplated thereby, or any actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Borrower, any of its directors, securityholders or creditors, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of their respective securityholders or creditors for or in connection with the transactions contemplated hereby, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings)) determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. Without limiting the foregoing, Indemnified Matters include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrower or any of its Subsidiaries; (iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including CERCLA and applicable state property transfer laws, whether, with respect to any of such matters, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in CLAUSES (i), (ii), (iii) and (iv) above, to the extent incurred following (A) foreclosure by the Collateral Agent or any Lender, or the Collateral Agent or any Lender having become the successor in interest to the Borrower or any of its Subsidiaries, and (B) attributable solely to acts of the Collateral Agent, such Lender or any agent on behalf of the Administrative Agent or such Lender.

                  (b) The Borrower shall indemnify each Agent, and the Lenders for, and hold each Agent and the Lenders harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against any Agent, the Lenders for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

                  (c) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this SECTION 11.5) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

                  SECTION 11.6 LIMITATION OF LIABILITY. The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Borrower hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  SECTION 11.7 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the

Borrower after any such set-off and application made by such Lender or its Affiliates; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this SECTION 11.7 are in addition to the other rights and remedies (including other rights of set-off) which such Lender may have.

                  SECTION 11.8 SHARING OF PAYMENTS, ETC.

                  (a) If any Tranche A Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Tranche A Loans made by it and generated by a Tranche A Loan Party or derived from Tranche A Collateral (other than pursuant to SECTIONS 2.10, 2.11, 2.13 or 2.14) in excess of its Ratable Portion of payments obtained by all the Tranche A Lenders on account of such Obligations, such Tranche A Lender (each, a "PURCHASING LENDER") shall forthwith purchase from the other Tranche A Lenders (each, a "SELLING LENDER") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

                  (b) If any Tranche B Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Tranche B Loans made by it and generated by a Tranche B Loan Party or derived from Tranche B Collateral (other than pursuant to SECTIONS 2.12, 2.13 or 2.14) in excess of its Ratable Portion of payments obtained by all the Tranche B Lenders on account of such Obligations, such Tranche B Lender (each, a "PURCHASING LENDER") shall forthwith purchase from the other Tranche B Lenders (each, a "SELLING LENDER") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

                  (c) If any Tranche C Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Tranche C Loans made by it in excess of its Ratable Portion of payments obtained by all the Tranche C Lenders on account of such Obligations, such Tranche C Lender (each, a "PURCHASING LENDER") shall forthwith purchase from the other Tranche C Lenders (each, a "SELLING LENDER") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

                  (d) If any Tranche A Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Tranche A Loans made by it and generated by a Tranche B Loan Party or derived from Tranche B Collateral (other than pursuant to SECTIONS 2.13, 2.14 or 2.15), or if any Tranche A Lender shall, after the sharing of payments as set forth in CLAUSE (a) above, hold payments in excess of its Loans, such Tranche A Lender shall pay such amounts to the Administrative Agent for application pursuant to SECTION 2.10(b).

                  (e) If any Tranche B Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Tranche B Loans made by it and generated by a Tranche A Loan Party or derived from Tranche A Collateral (other than pursuant to SECTIONS 2.13, 2.14 or 2.15), or if any Tranche B Lender shall, after the sharing of payments as set forth in CLAUSE (a) above, hold payments in excess of its Loans, such Tranche B Lender shall pay such amounts to the Administrative Agent for application pursuant to SECTION 2.10(a).

                  (f) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each applicable Selling Lender shall be rescinded and such Selling Lender shall repay to such Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment to (ii) the total amount so recovered from such Purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

                  (g) The Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this SECTION 11.8 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 11.9 NOTICES, ETC. All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device or electronic communications capable of creating a written record, and addressed to the party to be notified as follows:

                  (a) if to the Borrower:

                  c/o Granite Broadcasting Corporation
                  767 Third Avenue - 34th Floor
                  New York, New York  10017
                  Attention:  Ellen McClain Haime
                  Telecopy no: (212) 826 2858
                  Email:  ellen@granitetv.com

                  with a copy to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  1333 New Hampshire Avenue, N.W.
                  Suite 400
                  Washington, D.C.  20036
                  Attention:  Russell W. Parks, Jr.
                  Telecopy no:  (202) 887-4288
                  Email:  rparks@akingump.com

                  (b) if to any Lender, at its Domestic Lending Office specified opposite its name on SCHEDULE II or on the signature page of any applicable Assignment and Acceptance; and
                  if to the Administrative Agent or the Collateral Agent:

                  Goldman Sachs Credit Partners L.P.
                  85 Broad Street
                  New York, New York 10004
                  Attention: Alan Waxman
                  Telecopy no: (212) 902-3757
                  Email: alan.waxman@gs.com

                  and

                  Goldman Sachs Credit Partners L.P.
                  85 Broad Street
                  New York, New York 10004
                  Attention: Sandra Stulberger
                  Telecopy no: (212) 357-4597
                  Email: sandra.stulberger@gs.com


                  RTV Ventures LLC
                  600 E. Las Colinas Blvd.
                  Suite 1354
                  Irving, Texas  75039
                  Attention: Steven S. Pluss
                  Telecopy: (972) 401-1748
                  Email: spluss@rtvventures.com

                  and

                  O'Melveny & Myers LLP
                  275 Battery Street, 26th Floor
                  San Francisco, California 94111-3305
                  Attention:  Stephanie Splane, Esq.
                  Telecopy no:  (415) 984-8701
                  Email: ssplane@omm.com

or at such other address as shall be notified in writing (i) in the case of the Borrower and the Administrative Agent, to the other parties and (ii) in the case of all other parties, to the Borrower and the Administrative Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device or through the Internet); PROVIDED, HOWEVER, that notices and communications to the Administrative Agent pursuant to Article II or X shall not be effective until received by the Administrative Agent.

                  SECTION 11.10 NO WAIVER; REMEDIES. No failure on the part of any Lender, or any Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 11.11 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agents and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 11.12 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  SECTION 11.13 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

                  (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (b) The Borrower hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any of the other Loan Documents by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower at its address specified in SECTION 11.9. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (c) Nothing contained in this SECTION 11.13 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

                  SECTION 11.14 WAIVER OF JURY TRIAL. Each of the Arranger, the Administrative Agent, the Collateral Agent, the Lenders and the Borrower irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any other Loan Document.

                  SECTION 11.15 MARSHALING; PAYMENTS SET ASIDE. None of the Agents or any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to any Agent, the Lenders or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  SECTION 11.16 SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  SECTION 11.17 DOCUMENTS EVIDENCE THE SAME INDEBTEDNESS. Upon its effectiveness, this Agreement amends and restates in its entirety the Existing Credit Agreement and the Notes issued under this Agreement, if any, amend and restate the "NOTES" (as defined in the Existing Credit Agreement) issued under the Existing Credit Agreement. This Agreement and the Notes, if any, do not constitute and shall not be construed to evidence a novation of or a payment and readvance of the loan principal, interest and other sums, if any, heretofore outstanding under the Existing Credit Agreement, it being the intention of the Borrowers, and by their signature hereto, the Administrative Agent and Lenders, that this Agreement provide for the terms and conditions of, and the Notes evidence, upon the effectiveness of this Agreement, the same Indebtedness as was then outstanding under the Existing Credit Agreement. Each Lender shall surrender the original "NOTES" (as defined in the Existing Credit Agreement) outstanding on the Effective Date issued to it under the Existing Credit Agreement.

                  SECTION 11.18 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

                  SECTION 11.19 ENTIRE AGREEMENT. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Administrative Agent.

                  SECTION 11.20 CONFIDENTIALITY. Each Lender and each Agent agree to keep non-public information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or such Agent's, as the case may be, customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's or such Agent's, as the case may be, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or such Agent, as the case may be, on a non-confidential basis from a source other than the Borrower, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors or (d) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this SECTION 11.20.


                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         Granite Broadcasting Corporation,
                                         as Borrower



                                         By:
                                            ------------------------
                                            Title


                                         Goldman Sachs Credit Partners, L.P.,
                                         as Administrative Agent, Collateral
                                         Agent and as Arranger

                                         By:
                                            ------------------------
                                            Bradley Bennett
                                            Authorized Signatory

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
                                    ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

Section 1.1       Defined Terms..................................................................................2
Section 1.2       Computation of Time Periods...................................................................32
Section 1.3       Accounting Terms and Principles...............................................................32
Section 1.4       Certain Terms.................................................................................32

                                   ARTICLE II

                                 THE FACILITIES

Section 2.1       The Commitments...............................................................................33
Section 2.2       Borrowing Procedures..........................................................................34
Section 2.3       Repayment of Loans............................................................................35
Section 2.4       Evidence of Debt..............................................................................36
Section 2.5       Optional Prepayments..........................................................................36
Section 2.6       Mandatory Prepayments.........................................................................37
Section 2.7       Interest......................................................................................37
Section 2.8       Fees..........................................................................................38
Section 2.9       Payments and Computations.....................................................................38
Section 2.10      Application of Payments.......................................................................40
Section 2.11      Tranche B Interest Reserve Account; Tranche C Interest Reserve Account........................43
Section 2.12      Interest Periods Election Option..............................................................45
Section 2.13      Special Provisions Governing Eurodollar Rate Loans............................................45
Section 2.14      Capital Adequacy..............................................................................47
Section 2.15      Taxes.........................................................................................47
Section 2.16      Substitution of Lenders.......................................................................49

                                   ARTICLE III

                               CONDITIONS TO LOANS

Section 3.1       Conditions Precedent to Initial Loans.........................................................50
Section 3.2       Conditions Precedent to the Making All Loans..................................................55

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.1       Corporate Existence; Compliance with Law......................................................56
Section 4.2       Corporate Power; Authorization; Enforceable Obligations.......................................56
Section 4.3       Ownership of the Borrower; Subsidiaries.......................................................57


                                                                -i-


                                TABLE OF CONTENTS
                                   (continued)

Section 4.4       Financial Statements..........................................................................57
Section 4.5       Material Adverse Change.......................................................................58
Section 4.6       Solvency......................................................................................58
Section 4.7       Litigation....................................................................................58
Section 4.8       Taxes.........................................................................................59
Section 4.9       Full Disclosure...............................................................................59
Section 4.10      Margin Regulations............................................................................60
Section 4.11      No Burdensome Restrictions; No Defaults.......................................................60
Section 4.12      Investment Company Act; Public Utility Holding Company Act....................................60
Section 4.13      Use of Proceeds...............................................................................60
Section 4.14      Insurance.....................................................................................61
Section 4.15      Labor Matters.................................................................................61
Section 4.16      ERISA.........................................................................................61
Section 4.17      Environmental Matters.........................................................................62
Section 4.18      Intellectual Property Matters.................................................................63
Section 4.19      Title.........................................................................................63
Section 4.20      Issuance of Stock and Subordinated Indebtedness...............................................64
Section 4.21      Lenders.......................................................................................64
Section 4.22      FCC Licenses and Approvals....................................................................64
Section 4.23      Loans Permitted under Subordinated Debt Documents.............................................65
Section 4.24      Outstanding Loans.............................................................................65
Section 4.25      Network Affiliation Agreements................................................................66
Section 4.26      Inactive Subsidiary...........................................................................66

                                    ARTICLE V

                               FINANCIAL COVENANTS

Section 5.1       Minimum Net Revenue...........................................................................67
Section 5.2       Minimum Adjusted Broadcast Cash Flow..........................................................67
Section 5.3       Minimum EBITDA................................................................................68
Section 5.4       Minimum Working Capital.......................................................................68
Section 5.5       Maximum Capital Expenditures..................................................................69
Section 5.6       Minimum Cash Balance..........................................................................69
Section 5.7       Adjustment of Financial Covenants.............................................................69

                                   ARTICLE VI

                               REPORTING COVENANTS

Section 6.1       Financial Statements..........................................................................70
Section 6.2       Certain Notices...............................................................................71
Section 6.3       Litigation....................................................................................72
Section 6.4       Asset Sales...................................................................................72


                                      -ii-


                                TABLE OF CONTENTS
                                   (continued)

Section 6.5       Notices under Network Affiliation Agreements and Cable Carriage Agreements....................72
Section 6.6       SEC Filings; Press Releases...................................................................72
Section 6.7       FCC Licenses, Etc.............................................................................72
Section 6.8       Labor Relations...............................................................................72
Section 6.9       Tax Returns...................................................................................73
Section 6.10      Insurance.....................................................................................73
Section 6.11      ERISA Matters.................................................................................73
Section 6.12      Environmental Matters.........................................................................73
Section 6.13      Broadcast Ratings.............................................................................74
Section 6.14      Board of Directors............................................................................74
Section 6.15      Programming Obligations.......................................................................74
Section 6.16      Changes in Name...............................................................................75
Section 6.17      Other Information.............................................................................75

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

Section 7.1       Preservation of Corporate Existence, Etc......................................................75
Section 7.2       Compliance with Laws, Etc.....................................................................75
Section 7.3       Conduct of Business...........................................................................75
Section 7.4       Payment of Taxes, Etc.........................................................................76
Section 7.5       Maintenance of Insurance......................................................................76
Section 7.6       Reinvestment of Insurance Proceeds............................................................76
Section 7.7       Access........................................................................................76
Section 7.8       Keeping of Books..............................................................................77
Section 7.9       Maintenance of Properties, Etc................................................................77
Section 7.10      Real Estate Leases............................................................................77
Section 7.11      Application of Proceeds.......................................................................77
Section 7.12      Environmental.................................................................................77
Section 7.13      Control Accounts; Blocked Accounts............................................................78
Section 7.14      Additional Collateral and Guaranties..........................................................79
Section 7.15      Post Closing Matters..........................................................................79
Section 7.16      DTV Build-Out.................................................................................80

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

Section 8.1       Indebtedness..................................................................................80
Section 8.2       Liens, Etc....................................................................................81
Section 8.3       Investments...................................................................................82
Section 8.4       Sale of Assets................................................................................83
Section 8.5       Restricted Payments...........................................................................84


                                     -iii-


                                TABLE OF CONTENTS
                                   (continued)

Section 8.6       Restriction on Fundamental Changes; International Falls Acquisition...........................84
Section 8.7       Change in Nature of Business..................................................................84
Section 8.8       License Co....................................................................................84
Section 8.9       Transactions with Affiliates..................................................................85
Section 8.10      Restrictions on Subsidiary Distributions; No New Negative Pledge..............................85
Section 8.11      Modification of Constituent Documents/Equity Issuances........................................85
Section 8.12      Modification of Network Affiliation Agreements; Material Contracts............................86
Section 8.13      Modification of Existing Subordinated Note Documents..........................................86
Section 8.14      Accounting Changes; Fiscal Year...............................................................87
Section 8.15      Margin Regulations............................................................................87
Section 8.16      Cancellation of Indebtedness Owed to It.......................................................87
Section 8.17      No Speculative Transactions...................................................................87
Section 8.18      Compliance with ERISA.........................................................................87
Section 8.19      Environmental.................................................................................87
Section 8.20      Inactive Subsidiary...........................................................................87

                                   ARTICLE IX

                                EVENTS OF DEFAULT

Section 9.1       Events of Default.............................................................................88
Section 9.2       Remedies......................................................................................91
Section 9.3       Co-operation by Borrower......................................................................91

                                    ARTICLE X

                                   THE AGENTS

Section 10.1      Authorization and Action......................................................................92
Section 10.2      Agent's Reliance, Etc.........................................................................93
Section 10.3      The Agents Individually.......................................................................94
Section 10.4      Lender Credit Decision........................................................................94
Section 10.5      Indemnification...............................................................................94
Section 10.6      Successor Agents..............................................................................95
Section 10.7      Concerning the Collateral, the Collateral Documents and the Guaranty..........................95
Section 10.8      Collateral Matters Relating to Related Obligations............................................98

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.1      Amendments, Waivers, Etc......................................................................99
Section 11.2      Assignments and Participations...............................................................101
Section 11.3      Assignment of Tranche A Loans................................................................103

                                      -iv-


                                TABLE OF CONTENTS
                                   (continued)

Section 11.4      Costs and Expenses...........................................................................104
Section 11.5      Indemnities..................................................................................105
Section 11.6      Limitation of Liability......................................................................106
Section 11.7      Right of Set-off.............................................................................106
Section 11.8      Sharing of Payments, Etc.....................................................................107
Section 11.9      Notices, Etc.................................................................................108
Section 11.10     No Waiver; Remedies..........................................................................109
Section 11.11     Binding Effect...............................................................................110
Section 11.12     Governing Law................................................................................110
Section 11.13     Submission to Jurisdiction; Service of Process...............................................110
Section 11.14     Waiver of Jury Trial.........................................................................110
Section 11.15     Marshaling; Payments Set Aside...............................................................110
Section 11.16     Section Titles...............................................................................111
Section 11.17     Documents Evidence the Same Indebtedness.....................................................111
Section 11.18     Execution in Counterparts....................................................................111
Section 11.19     Entire Agreement.............................................................................111
Section 11.20     Confidentiality..............................................................................111

EXHIBITS

Exhibit A         -        Form of Assignment and Acceptance
Exhibit B         -        Form of Note
Exhibit C         -        Form of Notice of Borrowing
Exhibit D         -        Form of Notice of Interest Period Election
Exhibit E         -        Form of Opinion of Counsel for the Loan Parties
Exhibit F         -        Form of Guaranty
Exhibit G-1       -        Form of Tranche A Pledge and Security Agreement
Exhibit G-2       -        Form of Tranche A Pledge and Security Agreement
Exhibit H         -        Form of Blocked Account Letter
Exhibit I         -        Form of Control Account Letter
Exhibit J         -        Form of Tranche B-2 Supplement
Exhibit K         -        Form of Tranche C Supplement


                                      -v-